UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Empire State Realty Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EMPIRE STATE
REALTY TRUST

# 2024 **NOTICE OF ANNUAL SHAREHOLDERS MEETING & PROXY STATEMENT**

9:30:33
CNBC
NYSE
CNBC
NYSE

NOTICE OF ANNUAL MEETING
DEAR SHAREHOLDER:
We cordially invite you to attend the 2024 annual shareholders meeting (the “annual meeting”) of Empire State Realty Trust, Inc., a Maryland corporation (the “company”).
Date Thursday May 9, 2024	Time 11:00 a.m. (Eastern Time)	Place State Grill 21 West 33rd Street New York, New York 10118 AND via live webcast	Record Date The close of business on March 1, 2024
At the 2024 annual meeting, all Class A and Class B common stockholders as of the close of business on the record date will be asked to consider and vote upon the following matters, as more fully described in the proxy statement, first distributed to shareholders on or about March 28, 2024:
AGENDA ITEM	Board Recommendation	Read More
PROPOSAL 1 a proposal to elect the ten director nominees named in the proxy statement to serve on our board until the next annual meeting or until their successors are elected and qualify.	FOR each director nominee	Page 18
PROPOSAL 2 a proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as described in this proxy statement.	FOR this proposal	Page 55
PROPOSAL 3 a proposal to approve the Empire State Realty Trust, Inc. Empire State Realty OP, L.P. 2024 Equity Incentive Plan (the “2024 Equity Plan”).	FOR this proposal	Page 69
PROPOSAL 4 a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR this proposal	Page 75
In addition, shareholders may be asked to consider and act upon any other matter that may properly be brought before the annual meeting or at any adjournment or postponement thereof.
All Class A and Class B common stockholders are cordially invited to attend the annual meeting. The annual meeting will be held at State Grill, 21 West 33rd Street, New York, New York 10118 and via a live webcast. The annual meeting will begin promptly at 11:00 a.m. (Eastern Time). During the annual meeting, you may ask questions. The company will respond to as many inquiries at the annual meeting as time allows. You may vote your shares through the mail, in person, and electronically. To vote by mail, please follow carefully the instructions which accompany your proxy ballot. Please see explanations below to vote in person and electronically.
If you plan to attend the annual meeting in person, you must present proof of ownership of the company’s common stock on the record date, which can be your notice of availability or your proxy card, or if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the record date. If your shares are held in “street name,” you will also need a duly authorized proxy from your broker, bank or other nominee to vote your shares at the annual meeting. Shareholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport. Check-in will begin at 10:30 a.m. (Eastern Time), and you should allow ample time for check-in procedures.
If you plan to attend the annual meeting online, you will need the 16-digit control number included in your notice of availability, on your proxy card or on the instructions that accompany your proxy materials. Online check-in will begin at 10:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures. Instructions on how to attend and participate in the annual meeting via the live webcast are posted on www.virtualshareholdermeeting.com/ESRT2024. You will be able to vote your common stock while attending the annual meeting by following the instructions on the website. You may also submit questions in advance of the annual meeting or during the meeting through the website.
YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the annual meeting, please authorize a proxy to vote your shares as soon as possible to ensure that your shares will be represented at the meeting. We encourage you to vote your shares as early as possible prior to the annual meeting.
By Order of Our Board of Directors,
HEATHER L. HOUSTON
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL ANNUAL MEETING TO BE HELD ON MAY 9, 2024. THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 (“2023 ANNUAL REPORT”) TO SHAREHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM.

2024 PROXY STATEMENT 1

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement. References in this proxy statement to (i) “we,” “us,” “our,” “ours,” “ESRT” and the “company” refer to Empire State Realty Trust, Inc. and its consolidated subsidiaries (including its operating partnership, Empire State Realty OP, L.P.) and (ii) “shareholders” refers to holders of our Class A common stock and Class B common stock, unless the context requires otherwise.
About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail and multifamily assets. The company is a recognized leader in energy efficiency and indoor environmental quality. ESRT’s flagship Empire State Building — the “World’s Most Famous Building” — includes its Observatory, the #1 attraction in the U.S. in Tripadvisor’s Travelers’ Choice Awards: Best of the Best for 2022 and 2023. As of December 31, 2023, ESRT’s portfolio is comprised of approximately 8.6 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 727 residential units.
OUR PORTFOLIO

## PREDOMINANTLY MANHATTAN-BASED

KEY
MULTIFAMILY PROPERTIES
OFFICE PROPERTIES
RETAIL PROPERTIES
HUDSON RIVER
CENTRAL PARK
UPPER WEST SIDE
UPPER EAST SIDE
YORKVILLE
345 EAST 94TH STREET
THE GOTHAM
ROOSEVELT ISLAND
QUEENS
1010 THIRD AVENUE
250 WEST 57TH STREET
77 WEST 55TH STREET
THEATER DISTRICT
MIDTOWN EAST
EAST RIVER
THE VICTORY
ONE GRAND CENTRAL PLACE
1400 BROADWAY
501 SEVENTH AVENUE
1359 BROADWAY
EMPIRE STATE BUILDING
1333 BROADWAY
1350 BROADWAY
112 WEST 34TH STREET
111 WEST 33RD STREET
HUDSON YARDS
CHELSEA
NOMAD
GRAMERCY
10 UNION SQUARE EAST
STUYVESANT TOWN
EAST RIVER
WEST VILLAGE
GREENWICH VILLAGE
EAST VILLAGE
ALPHABET CITY
298 MULBERRY STREET

## MULTIPLE SOURCES OF UPSIDE – NYC FOCUS

NYC Office (including base building retail) 65%
Observatory 25%
Standalone Retail 2%
Multifamily 4%
GNYM Office 4%

Net Operating Income (NOI)(1)

## OFFICE

- 8.6M sq. ft. predominately in Manhattan
- Modernized, amenitized, energy-efficient, healthy buildings
- Well-located near mass transit
- "Flight to Quality" destinations, accessible top tier properties, deepest part of the market

## ESB OBSERVATORY EXPERIENCE

- Iconic, authentic NYC experience
- $165M redevelopment completed
- #1 attraction in the U.S. in Tripadvisor's Travelers' Choice Awards: Best of the Best 2022 and 2023

## MULTIFAMILY

- 727 units across NYC
- Well-located, amenitized
- Modest capex requirements

## RETAIL

- 0.7M sq. ft. in Manhattan and Williamsburg, Brooklyn
- Resilient everyday shopping tenant base – 94% of NOI from national retailers
- High foot traffic locations at or near mass transit

(1)
Chart as of December 31, 2023. NOI is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 90 for more information and a reconciliation to the most directly comparable GAAP financial measure, net income. Adjusted for pro-forma full-year NOI contribution from the Williamsburg, Brooklyn retail acquisition that closed in September 2023. For mixed-use properties, all property NOI is represented in the property category that comprises the majority of property NOI.

2 EMPIRE STATE REALTY TRUST

Company Priorities

LEASE SPACE	SELL OBSERVATORY TICKETS
MANAGE OUR BALANCE SHEET	ACHIEVE SUSTAINABILITY GOALS
2023 Financial Performance Highlights

$739.6M Total Revenue	$84.4M Net Income	$0.93 Core FFO Per Share(1)
2.6M Observatory Visitors	951,000 Rentable square feet of signed new, renewal, and expansion leases	$448M of properties acquired since 2021
$54.4M returned to shareholders through dividends and share repurchases	Outperformed NYC-Based Office Peers on 3-year Total Shareholder Return (TSR) by average 2,654 bps(2)	6th Highest TSR for internally managed REITs for 2023(3)

(1)
Core FFO per share is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 90 for more information and a reconciliation to the most directly comparable GAAP financial measure.

(2)
Peer group for this purpose includes Boston Properties, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust as of December 31, 2023. See page 50 for more information.

(3)
Based on KeyBanc Capital Markets report The Leaderboard dated December 29, 2023.

2023 Results

OPERATING RESULTS HIGHLIGHTS
NET INCOME (LOSS) / CORE FUNDS FROM OPERATIONS (“CORE FFO”)(1)	OBSERVATORY PERFORMANCE

(1)
Core Funds from Operations is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 90 for more information and a reconciliation to the most directly comparable GAAP financial measure.

2024 PROXY STATEMENT 3

LEASING STATS

◗
Signed a total of 951,000 rentable square feet of new, renewal, and expansion leases, including 72 leases totaling 862,029 rentable sq. ft. in Manhattan office portfolio

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ESRT’s Manhattan office leased percentage rate improved by 250 basis points (bps) year over year to 92.1% even though Manhattan’s market-wide office availability rate increased in 2023

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Percentage leased (including signed leases not commenced):

◗
Total Manhattan office portfolio: 92.1%

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Total commercial portfolio: 90.6%

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Total retail: 92.1%

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Total multifamily portfolio: 98.1%

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8 consecutive quarters of positive leased absorption in commercial portfolio

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10 consecutive quarters of positive mark-to-market lease spreads for Manhattan office

STRONG & FLEXIBLE BALANCE SHEET
FLEXIBILITY TO ALLOCATE CAPITAL FOR LONG TERM SHAREHOLDER VALUE; OPTIONALITY: ◗ Capital recycling ◗ Acquisition opportunities ◗ Share repurchases ◗ Commercial portfolio 100% owned	AVAILABLE LIQUIDITY: $1.2 BILLION(1) ◗ Cash: $347M ◗ Undrawn credit facility: $850M ◗ Unencumbered office + retail properties: 77% of total sq. ft.
LOWEST LEVERAGE AMONG PEERS
NET DEBT / ADJ. EBITDA(1): 5.4x (Peer Average(2): 8.9x)	SECURED DEBT(3): 39% (Peer Average(2): 60%)	FLOATING RATE DEBT EXPOSURE: 0% (Peer Average(2): 11%)
Data as of December 31, 2023.
(1)
On March 8, 2024, we closed on the recast of our credit facility which consists of a $620 million senior unsecured revolving credit facility and a $95 million term loan. Both the revolving credit facility and term loan mature in March 2029, inclusive of extension options. As of the date of this proxy statement, $120 million is drawn under the revolving credit facility.

(2)
Adjusted EBITDA is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 90 for more information and a reconciliation to the most directly comparable GAAP financial measure. Adjusted EBITDA is calculated on a trailing twelve-month basis.

(3)
Peer group for this purpose includes Boston Properties, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust.

(4)
Reflects the company’s secured debt, at share.

CAPITAL RECYCLING
Since December 2021, we have acquired $448.3 million of properties in New York City funded primarily from asset disposition proceeds.
RETURN OF CAPITAL

Returned $476 million to shareholders through share repurchases and dividends from 2020 through 2023.
Between March 5, 2020 (the date the repurchase program began) and March 22, 2024, the company repurchased $294 million of shares at a weighted average price of $8.18 per share, representing approximately 12.1% of total shares outstanding as of March 5, 2020.
ESRT’s plan for long-term shareholder value creation includes continued balance sheet strength and flexibility, utilization of its net operating loss (“NOL”) carryforward balance to reduce taxable income and required distribution, and use of cash flow for new acquisitions and share repurchases.
(1) 2022 includes two repurchases with trade dates in December 2021 that settled in January 2022.

4 EMPIRE STATE REALTY TRUST

Sustainability Highlights

ENVIRONMENTAL
RECOGNIZED LEADER
Ranked as one of Newsweek’s 2024 Most Responsible Companies	Validated emissions reduction targets consistent with 1.5°C climate scenario	GRESB FIVE STAR RATED Ranked 1st of 115 Americas Listed Companies in 2023	ENERGY STAR PARTNER OF THE YEAR SUSTAINED EXCELLENCE FOR 2023 AND 2024 100% of our NYC commercial office portfolio and 84% of the entire portfolio is ENERGY STAR certified
100% OF PORTFOLIO IS WELL HEALTH-SAFETY AND WELL EQUITY RATED AND ENROLLED IN WELL AT SCALE	Earned the BOMA NY Pinnacle Awards for ESB: EARTH AWARD and the Grand Pinnacle Award	Better Buildings Practice and Project Awards	FITWEL CHAMPION 86% OF NYC PROPERTIES FITWEL CERTIFIED
TARGETS AND GOALS

CARBON NEUTRAL(1)
Reduced Operational Emissions
43%
in entire commercial portfolio since 2009

56%
at Empire State Building since 2009

Purchase Wind-Powered Renewable Energy Credits
Offset 100% of electrical usage
Support Preservation of Biodiverse Preserved Forestry Project
Offset 100% of non-electric fossil fuel usage

NET ZERO TARGETS(2)
2030
for Empire State Building

2035
for entire portfolio

We define Net Zero as 80% reduction of building operational emissions in partnership with a renewably sourced grid aligned with the New York State Climate Leadership and Community Protection Act (CLCPA) with strategic offsets of residual emissions through clean energy generation and accredited initiatives, net annual building emissions are equal to zero.

PREPARED FOR FUTURE REGULATION
Local Law 97 compliant through 2029 based on current assumptions and calculations and a CLCPA compliant grid
Scope 1, Scope 2, and Scope 3 emissions (downstream leased assets for tenant submetered space) tracking, reporting, and disclosure for 100% of portfolio
Sustainability reporting in alignment with GRESB, TCFD, SASB, GRI, SBTi 1.5°C and prepared for ISSB transition in 2024

INDUSTRY LEADERSHIP
EMPIRE BUILDING PLAYBOOK	KEY CONTRIBUTOR TO LEADING ORGANIZATIONS

◗
Real Estate Roundtable Sustainability Policy Advisory Committee

◗
NYC Sustainability Advisory Board

◗
Real Estate Board of New York (REBNY) Sustainability Committee

◗
Urban Green Board of Directors

◗
USGBC LEED Steering Committee

◗
WELL Living Lab/ Mayo Clinic

◗
NAREIT Real Estate Sustainability Committee

◗
ULI Tenant Energy Optimization Program

◗
ULI Think Tank Committee

◗
NYC Mayor’s Carbon Challenge

◗
NYC Building Decarbonization and Climate Finance Task Force

(1)
Data as of December 31, 2023. Entire commercial portfolio is carbon neutral as of 2022 and multifamily portfolio as of 2023 through combination of operational emissions reductions and offsets.

(2)
See page 89 for important information about our Net Zero targets.

2024 PROXY STATEMENT 5

SOCIAL
SOCIAL LEADERSHIP
BLOOMBERG GENDER-EQUALITY INDEX	GREAT PLACE TO WORK CERTIFIED for 2023 and 2024	UN GLOBAL COMPACT AND WOMEN’S EMPOWERMENT PRINCIPLES

Selected for inclusion in 2022 and 2023 indices		First commercial office REIT in the U.S. to join UN Global Compact as well as commit to the Women’s Empowerment Principles
FOCUS ON GENDER AND ETHNIC DIVERSITY IN OUR WORKFORCE AND LEADERSHIP
Gender(1)	Ethnicity(1)
◗
Employee-led Inclusion Committee: Our employee-led Inclusion Committee has rolled out a number of initiatives, trainings and programs.

◗
Mandated diversity in candidate pools for new hires.

◗
Mandated diversity for suppliers. Since 2021, our policy for construction vendors requires that bids must include at least one minority and women-owned business enterprise (MWBE) vendor or one out of four vendors when possible. In 2023, we became a member of Supplier Gateway to track and verify current suppliers as MWBE owners and discover new diverse vendors in the system.

(1) Data as of December 31, 2023
INVESTMENT IN OUR PEOPLE

◗
Employee programs and benefits: Since 2022, we significantly increased our 401(k) match from $1,250 per year to 100% of contributions up to 5% of an employee’s salary and added employer funding to our employees’ health savings accounts (“HSAs”). Since 2021, we have enhanced parental leave, increased paid time off and created paid volunteer time off, and added flexible hours (where possible), financial wellness and healthy living programs, and a “VIP Program” that allows employees to attend celebrity events at the Empire State Building.

◗
Training and Education: Over 1,750 hours of enhanced training programs, including career development programs (e.g., feedback, true candor, active listening, reviews) and inclusion trainings; tuition and professional certification reimbursement.

◗
Employee Engagement Survey:

◗
ESRT 100% participation for corporate; 84% for union team members

◗
ESRT overall favorability 86% vs 82% benchmark for real estate industry participants in survey

◗
Communication: “Empire Academy” sessions for employees to get to know board members and senior leadership, CEO Q&A sessions, quarterly town hall meetings.

◗
Talent: Implementation of succession plans and developmental action plans to support employees with career growth, engage and retain our talent, and ensure overall health of organization’s talent plans.

◗
Community engagement and volunteerism: 1,200+ volunteer hours donated by employees in 2023 with 98% employee participation. ESRT offers both corporate-sponsored volunteer events, as well as a Volunteer Time Off Program, where employees receive paid day off of work to volunteer at an organization of their choice.

For more information, please see our most recent Sustainability Report (available at esrtreit.com/sustainability), the contents of which are not incorporated by reference into this proxy statement.

6 EMPIRE STATE REALTY TRUST

GOVERNANCE
We are committed to good corporate governance, which strengthens the accountability of our board and promotes the long-term interests of our shareholders.
GOVERNANCE BEST PRACTICES
INDEPENDENT BOARD AND LEADERSHIP PRACTICES	SHAREHOLDER RIGHTS

◗
Majority independent directors (9 out of 10)

◗
6 new directors added since 2017, 5 of whom were diverse in gender and/or ethnicity

◗
Lead Independent Director elected annually with rights and responsibilities codified in Corporate Governance Guidelines

◗
All board committees composed of independent directors

◗
Comprehensive risk oversight practices

◗
Independent directors conduct regular executive sessions

◗
Robust annual board and committee self-assessment with third-party facilitator

◗
Nominating and Corporate Governance Committee approval of related party transactions

◗
Directors adhere to Minimum Stock Ownership Guidelines

◗
Frequent engagement with management, company employees, tenants and outside advisors to maintain robust oversight of company risk, strategy and challenges

◗
Board oversight of sustainability matters with specific committee responsibility outlined in committee charters

◗
Annual election of all directors (declassified board)

◗
Majority voting standard for directors, adopted in 2023 in response to shareholder feedback

◗
Annual say-on-pay voting

◗
Frequent and robust shareholder engagement efforts

◗
Any director who receives more “against” votes than “for” votes in an uncontested election must offer to resign

◗
Shareholder right to amend bylaws, adopted in 2019 in response to shareholder feedback

◗
Shareholder proxy access, adopted in 2018 in response to shareholder feedback

◗
No shareholder rights plan (i.e., no poison pill)

◗
Process for shareholders to communicate with board

TRANSPARENT REPORTING
WINNER BEST PROXY STATEMENT (SMALL CAP) FINALIST BEST SHAREHOLDER ENGAGEMENT (SMALL TO MID CAP)
◗
Robust sustainability reporting through our annual Sustainability Report and our participation in GRESB, WELL Health-Safety, Fitwel and CDP Supply Chain

◗
Transparent public reporting of diversity at board, management and all employee levels

2024 PROXY STATEMENT 7

GOVERNANCE ENHANCEMENTS

MARCH 2018

Adopted proxy access bylaw provision

MARCH 2019

Adopted bylaw provision permitting amendment by shareholders

DECEMBER 2019

Codified guidelines for lead independent director

FEBRUARY 2020

Modified policy regarding director tenure

Added sustainability metrics to NEO annual incentive bonus

DECEMBER 2020

Revised committee charters to reflect sustainability oversight

FEBRUARY 2021

Overhauled NEO compensation structure in response to shareholder feedback, including reduced pay magnitude, objective annual bonus program and required TSR outperformance for target equity

DECEMBER 2021

Clarified diversity requirements in Corporate Governance Guidelines

MARCH 2022

Added three-year sustainability metrics to long-term equity compensation program

Increased weighting of performance-based equity to 55% of total equity award

DECEMBER 2022

Reduced number of outside boards that our directors can serve on to align with shareholder guidelines

AUGUST 2023

Adopted bylaw provision for a majority voting standard for uncontested director elections

Shareholder Engagement: What We Heard, What We Did

SAY-ON-PAY
Say-on-Pay Voting Results

The company made improvements to its executive compensation program following a low level of  “Say-on-Pay” support in May 2020. Since then, the company completely overhauled its compensation structure, including:
◗
reduction of CEO pay magnitude (see page 13)

◗
introduction of a more rigorous and objective annual incentive bonus framework (see page 42)

◗
increased weighting of performance-based equity as a component of overall equity awards (increased from 50% to 55%) (see page 48)

◗
increased rigor in its performance-based equity targets (relative TSR metric targets outperformance) (see page 49)

◗
introduction of sustainability metrics into performance equity (see page 49)

◗
introduction of quantitative sustainability framework as 15% of annual incentive bonus award (see page 45)

ISS rates the company with a score of  “1” (the best possible score) for “compensation” in its monthly ISS ESG score.

8 EMPIRE STATE REALTY TRUST

GOVERNANCE
DIRECTOR DIVERSITY

The company also made a number of changes to its governance program as a direct result of shareholder feedback. During 2022-2023 governance outreach, shareholders expressed a desire to better understand how the board incorporates diversity into its board refreshment initiatives. The board then codified in the company’s Corporate Governance Guidelines “Rooney Rule” language — that it would seek to include candidates with a diversity of race, ethnicity and gender in each nominee candidate pool. In response to one specific shareholder request, the company also added a board diversity matrix to the proxy statement, in addition to the board composition pie charts already included (see page 17).
In the 2023 proxy season, the company initially received a Glass Lewis recommendation against the Chair of its Nominating and Corporate Governance Committee due to the level of gender diversity on its board. ESRT immediately responded with a supplemental proxy filing to advise that a female director had just left the board to join the Department of Energy in Washington, D.C., disclose the status of its ongoing board search and commit that the next director would be female. Glass Lewis changed its recommendation to “FOR” on the same day, and ESRT made direct outreach to its top institutional shareholders, resulting in a high level of support for the Chair at the 2023 annual meeting. Only two months later, the company appointed two female directors to its board (Christina Van Tassell and Hannah Yang) and that brought its gender diversity to 30%. Overall, ESRT has appointed 5 independent, diverse directors since 2017.
The board continues to review and consider the board diversity policies contained in shareholder and proxy advisory firm voting guidelines and well-regarded frameworks such as the Bloomberg Gender Equality Index (GEI) as part of its discussions on board refreshment at each quarterly meeting.

AMENDMENTS TO BYLAWS

We received a shareholder request to adopt a majority voting standard for election of directors. Even though we already had a resignation policy in place that required any director who received a greater number of votes “against” his or her election than votes “for” such election to tender his or her offer of resignation, our board considered this shareholder request as well as peer practice and amended our bylaws on August 8, 2023 to change from a plurality voting standard to a majority voting standard for uncontested director elections. We maintained the resignation policy as well and codified such policy in our Corporate Governance Guidelines.

DUAL CLASS STRUCTURE

We have received shareholder inquiries regarding our dual class structure and requests that we increase transparency around the rationale for the structure. In 2023, we added enhanced disclosure to our public filings, including our annual and quarterly reports, quarterly supplemental filings, and proxy statement.
Our dual class structure was established pre-IPO to allow investors to contribute their interests into the public company, maintain their voting rights, and reduce their adverse tax consequences by 98%. Our pre-IPO holders faced a choice either to (i) exchange their partnership interests for non-voting partnership units in our operating partnership and defer tax or (ii) exchange such interests for voting Class A shares, and face unfavorable tax consequences. These options made the transition to a public company undesirable to them.
To address this situation, we designed a structure whereby we gave each pre-IPO holder an option to receive one share of Class B common stock and 49 operating partnership units in exchange for every 50 operating partnership units they held in the predecessor entities. Each share of Class B common stock entitled the holder thereof to 50 votes, equivalent to their economic interest, on all matters on which Class A common stockholders are entitled to vote. Class B common stock cannot be separated from its related 49 operating partnership units, cannot be transferred to third parties (only to “qualified transferees”, i.e., family members, affiliates), and must be converted to Class A common stock with one vote for one share in order to sell.
We view this as a structure that is most fair to both the pre-IPO holders and the post-IPO holders.

SUCCESSION PLANNING

During our 2023-2024 governance outreach, certain of our shareholders encouraged us to include succession planning disclosure in our proxy statement to help the investment community understand individuals identified as potential future leaders as well as the board’s involvement in CEO succession planning and succession planning for levels of management below the CEO.
In response, we have included new disclosure in this proxy statement. See page 30 for more information.

LOCATION OF ANNUAL MEETING

In 2020 and 2021, we held virtual only annual shareholder meetings due to the pandemic. We continued this practice in 2022 as the virtual meeting format resulted in increased shareholder attendance and questions as compared to the in-person only format that we conducted prior to 2020.
Following our 2022 annual meeting, we received requests from certain longstanding shareholders that we resume in-person shareholder meetings. We held a hybrid meeting in 2023 in order to offer access to all shareholders, and we will hold a hybrid meeting in 2024 as well.

2024 PROXY STATEMENT 9

Board and Governance Highlights

BOARD SNAPSHOT

AGE

45
80
60.9 Years
Average

GENDER

30%
70%
Female
Male

ETHNICITY

20%
10%
70%
Asian
Black or African American
White

INDEPENDENCE

90%

1
9
Independent
Not Independent

TENURE

0
11
6.4 Years
Average

BOARD REFRESHMENT

ADDITIONS

- 2017: Leslie D. Biddle
- 2019: Patricia S. Han
- 2020: R. Paige Hood
- 2020: Grant H. Hill
- 2023: Christina Van Tassel
- 2023: Hannah Yang

SUBTRACTIONS

- 2017: Alice M. Connell
- 2020: William H. Berkman
- 2023: Leslie D. Biddle

DIRECTOR SKILLS

Real Estate Experience
Investment Experience
Target Tenant Industry Experience
Executive Leadership
Accounting Experience/Financial Literacy
Digital Media & Commerce
Cybersecurity & Technology
Human Capital Management
Energy & Environmental Sustainability
Risk Management Experience
Public Company Board Experience

Board Nominees

Name and Position	Director Since	Committee Membership
		AC	FC	CC	NGC
Anthony E. Malkin, 61 Chairman and Chief Executive Officer	2013
Thomas J. DeRosa, 66 Independent Director	2013	+
Steven J. Gilbert, 76 Lead Independent Director	2013
S. Michael Giliberto, 73 Independent Director	2013	+
Patricia S. Han, 52 Independent Director	2019
Grant H. Hill, 51 Independent Director	2020
R. Paige Hood, 65 Independent Director	2020
James D. Robinson IV, 61 Independent Director	2015
Christina Van Tassell, 53 Independent Director	2023	+
Hannah Yang, 51 Independent Director	2023
AC Audit Committee	CC Compensation and Human Capital Committee		Chair	Member
FC Finance Committee	NGC Nominating and Corporate Governance Committee	+	Audit Committee Financial Expert

10 EMPIRE STATE REALTY TRUST

Executive Compensation Highlights

OUR 2023 NAMED EXECUTIVE OFFICERS (“NEOs”)			2023 TARGET COMPENSATION MIX
ANTHONY E. MALKIN Chairman and Chief Executive Officer	CHRISTINA CHIU President	THOMAS P. DURELS Executive Vice President, Real Estate
2023 COMPENSATION COMPONENTS
BASE SALARY
Our NEOs’ stable source of cash income is set at competitive levels and balances the risk-adjusted nature of our compensation program. See page 41 for more information.
ANNUAL INCENTIVE BONUS

We motivate and reward achievement of short-term corporate and sustainability objectives and individual goals. Sustainability goals are weighted 15% for each NEO and weightings for the other metrics vary among the NEOs depending on the NEO’s ability to impact such metric.

Corporate Goals	◗ Core FFO per Share ◗ Same-Store Cash NOI Growth (excluding Observatory) ◗ Leasing and Occupancy ◗ G&A Expense as a Percentage of Revenues
Sustainability Goals	◗ Environmental ◗ Social ◗ Governance
Individual Goals	Qualitative performance against individualized goals based on an NEO’s responsibilities and duties to the company
The Compensation and Human Capital Committee reserves the ability to include a subjective element of judgment to adjust the formula result if appropriate based on identified non-quantitative factors.
Bonus Election
Our NEOs have the option to receive any annual incentive bonus earned in one of three ways: (i) cash, (ii) fully vested LTIP units (as defined below) at 100% of the face amount, or (iii) LTIP units that vest over three years, subject to continued employment, at 120% of the face amount.

See page 42 for more information.
EQUITY

45% Time-Based Equity
Long-term equity is granted in the form of long-term incentive units of partnership interest in our operating partnership (“LTIP units”) or shares of restricted Class A common stock (“Restricted Shares”) at the NEO’s election. All of our NEOs have chosen the LTIP unit option.
Time-based awards generally vest 25% per annum over four years, subject to continued employment.
See page 48 for more information.

55% Performance-Based Equity
Performance-based awards are earned based on a combination of:
(i)
the company’s TSR performance over a three-year period relative to the FTSE Nareit US Office Index (“Nareit Index”);

(ii)
the company’s performance against three-year sustainability metrics; and

(iii)
the company’s performance against one-year corporate metrics with a three-year absolute TSR modifier.

Such awards, to the extent earned, vest 50% at the end of the three-year performance-period and 50% on the first anniversary of the end of such period, subject to continued employment. See page 48 for more information.

2024 PROXY STATEMENT 11

2023 EXECUTIVE COMPENSATION OUTCOMES
2023 ANNUAL INCENTIVE BONUS OUTCOMES

In light of overachievement on corporate and sustainability metrics, as well as each NEO’s individual contributions and the company’s outstanding overall 2023 performance, the committee determined to award the maximum bonus amount to each NEO.

2023 Annual Incentive Bonus Outcomes	150%

The company exceeded its goals on all corporate and sustainability metrics, with significant overachievement on Core FFO per share, Same-Store Cash NOI growth (excluding Observatory), renewal leasing volume, and sustainability metrics in particular:
Metric	Target	Actual Result	Outcome
Core FFO per Share	$0.85	$0.93	Exceeded
Same-Store Cash NOI Growth (excluding Observatory)	(6.0)%	2.2%	Exceeded
Leasing and Occupancy	Combination of metrics on page 44		Exceeded
G&A Expense as a Percentage of Revenues	8.7%	8.6%	Exceeded
Sustainability Goals	18/22	22/22	Exceeded
See page 47 for more information.
The committee further considered each NEO’s significant individual contributions in 2023 (as more fully discussed on page 46), including:
MALKIN	CHIU	DURELS

◗
Established and met aggressive company goals for leasing, Observatory performance, financing, tax-efficient 1031 transactions

◗
Sustainability leadership has been critical to company’s success — larger, better credit tenants, qualified for government incentives and grants

◗
Unprecedented social media and brand awareness

◗
Drove leadership succession of Christina Chiu to President and Stephen V. Horn to CFO

◗
Secured early credit facility recast

◗
Strong balance sheet

◗
No floating rate debt exposure

◗
Lower leverage than peers

◗
1031 transactions to recycle out of suburban office into NYC multifamily/retail and avoid tax leakage and maintain clean, straightforward capital structure

◗
Enhanced investor perception of ESRT strategy

◗
Developed Stephen V. Horn to CFO and elevated responsibilities of CFO team

◗
Lead team to Same-Store Cash NOI Growth outperformance and +250 bps leased percentage year-over-year

◗
Discipline on property operating costs resulted in savings and below budget operating expenses

◗
Successful execution of capital improvement projects — amenity spaces, tenant build outs, integrated sustainability work in building systems

◗
Led successful dispositions and transitions to newly acquired assets

In light of these factors, the committee determined to apply on the individual goal metric, an outcome sufficient for each NEO to achieve his or her pre-set maximum bonus amount (worth 25% for Malkin, 35% for Chiu and 10% for Durels).
Additionally, the committee determined to award Ms. Chiu a $500,000 cash bonus in recognition of her promotion to President and achievements in the year that merited such promotion.
ABOVE TARGET ACHIEVEMENT ON PERFORMANCE-BASED COMPENSATION AWARDS FOR THE 2021-2023 PERFORMANCE PERIOD

After four consecutive years of 0% payout on our three-year performance-based equity awards, we achieved a modest payout on the 2020-2022 equity awards at 24.7% and above target payout on the 2021-2023 equity awards at 78.7%, in light of our outperformance against our office peers.

See page 50 for more information.
78.7%	2021-2023 Performance- Based LTIP Units EARNED

12 EMPIRE STATE REALTY TRUST

REWARD ACHIEVEMENT OF LONG-TERM VISION AFTER YEARS OF DISCIPLINE
Under the vision of Anthony E. Malkin over the past decade, ESRT has focused on a long-term strategy to:
◗
Modernize its portfolio;

◗
Create entirely new practices of energy efficiency and indoor environmental quality retrofits in the existing built environment and successfully implement those practices in the company’s portfolio;

◗
Reimagine and perform a complete redevelopment of the Empire State Building Observatory; and

◗
Manage the company’s balance sheet to prepare for tighter credit at higher interest rates.

The company carried out this long-term strategy even though in the short-term we vacated tenants and reduced net income and cash flow while we redeveloped our office spaces and performed intricate workarounds to keep the Observatory open while we completed a $165 million renovation. While other companies levered up, ESRT maintained discipline and a strong balance sheet. When the COVID-19 pandemic hit, and a number of peer companies made special awards to their executives, ESRT did not, and in fact Messrs. Malkin and Durels voluntarily reduced their pay along with reductions in other compensation to share the burden and support company morale.
◗
Malkin: base salary $1.00 for the second quarter of 2020 and from $810,000 to $540,000 from August 2020 to September 2021; and equity award reduced by $2.7 million in each of 2021, 2023 and 2024

◗
Durels: base salary from $700,000 to $525,000 from August 2020 to September 2021; and equity award reduced by $1.2 million in each of 2021 and 2022 and by $0.6 million in 2023

ESRT (i) developed fully modernized, well-amenitized, energy efficient, healthy buildings, (ii) created an unmatched customer experience at the Observatory that has been awarded #1 attraction in the U.S. in Tripadvisor’s Travelers’ Choice Awards: Best of the Best in 2022 and 2023, (iii) maintained a strong balance sheet that is resilient through cycles, and (iv) led the real estate industry in sustainability and indoor environmental quality. The result has been strong returns for our shareholders.
CORE FFO BEAT(1) Beat of $0.93 vs. guidance of $0.85 – 0.87	LEASING OUTPERFORMANCE ESRT Manhattan office leased percentage rate +250 bps year-over-year vs. Manhattan market-wide office availability rate increased in 2023	OBSERVATORY OUTPERFORMANCE Tripadvisor’s #1 attraction in the U.S. for 2022 and 2023(2) $94M NOI in 2023 vs. $95 million NOI in 2019 with only 73% of 2019 admissions
SAME-STORE CASH NOI GROWTH BEAT(1) Beat of +2.2% vs. guidance (2.0)% – (4.0)%
STRONG & FLEXIBLE BALANCE SHEET(3)
Lowest leverage among peers			◗ $1.2 billion liquidity(6) ◗ $476 million returned to shareholders through share repurchase and dividends since 2020 ◗ $448 million of properties acquired in NYC since 2021
	ESRT	Peers(4)
Net Debt/ Adj. EBITDA(1)	5.4x	8.9x
Secured Debt(5)	39%	60%
Floating Rate Debt	0%	11%
SUSTAINABILITY LEADERSHIP
Environmental	Social

◗
One of Newsweek’s 2024 Most Responsible Companies

◗
GRESB 5 Star rating and ranked 1st of 115 Americas’ Listed Companies

◗
BOMA NY Pinnacle Awards for Empire State Building: Earth Building of the Year and the Grand Pinnacle Award

◗
2023 ENERGY STAR Partner of the Year Sustained Excellence

◗
2023 and 2024 Great Place to Work certified

◗
2022 and 2023 Bloomberg GEI member

Governance
◗
Won “Best Proxy Statement (small cap)” and

◗
Final nominee for “Best Shareholder Engagement (small to mid cap)” in Governance Intelligence’s 2023 Corporate Governance Awards

TSR OUTPERFORMANCE 2021-2023 TSR Cumulative Return +2,654 bps vs. NYC Peers(4) +3,574 bps vs. All Peers(7)

(1)
Core FFO, Same-Store Cash NOI and Adjusted EBITDA are not measurements of financial performance prepared in accordance with GAAP. See page 90 for more information and, where applicable, a reconciliation to the most directly comparable GAAP financial measure.

(2)
Per Tripadvisor’s Travelers’ Choice Awards: Best of the Best in 2022 and 2023.

(3)
Data as of December 31, 2023.

(4)
Peer group includes Boston Properties, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust.

(5)
Reflects the company’s secured debt, at share.

(6)
On March 8, 2024, we closed on the recast of our credit facility which consists of a $620 million senior unsecured revolving credit facility and a $95 million term loan. Both the revolving credit facility and term loan mature in March 2029, inclusive of extension options. As of the date of this proxy statement, $120 million is drawn under the revolving credit facility.

2024 PROXY STATEMENT 13

(7)
Peer group includes those listed in footnote (4) plus Kilroy Realty Corporation, Douglas Emmett, Inc. and Hudson Pacific Properties, Inc.

After seeing these results pay off for shareholders, the committee determined to award a special grant of  $5,000,000 time-based LTIP units to Mr. Malkin in recognition of his long-term vision to realize the company’s success. When notified of the proposed award, Mr. Malkin informed the committee and the board that he was very grateful for the committee’s and the board’s recognition, motivated by the opportunities at hand and the prospects for the company’s success, and Mr. Malkin declined such award. The committee and the board subsequently determined not to make the proposed grant in accordance with Mr. Malkin’s expressed intentions and Mr. Malkin received no special award.
The committee determined to award a special grant of  $1,000,000 time-based LTIP units to each of Ms. Chiu and Mr. Durels in light of their contributions.

14 EMPIRE STATE REALTY TRUST

CORPORATE GOVERNANCE
Board Composition and Refreshment

DIRECTOR QUALIFICATIONS
Per our Corporate Governance Guidelines, directors should:
◗
possess the highest personal and professional ethics, integrity and values, exercise good business judgment, and be committed to represent the long-term interests of the company and our shareholders; and

◗
have an inquisitive and objective perspective, practical wisdom and mature judgment.

In order to build a majority independent board with diverse education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to the company and to its status as a public company, our board seeks out an overall mix of directors with:

Relevant Skills and Experience for a publicly-traded, NYC-focused REIT
Our board continually evaluates its composition and collective expertise based on the company’s business and its needs as a publicly-traded, NYC-focused REIT and the company’s strategy. See page 17 for more information.

Diversity with respect to race, ethnicity, gender, education and experience
◗
The board codified in our Corporate Governance Guidelines that it would seek to include candidates with a diversity of race, ethnicity and gender in each board nominee candidate pool.

◗
We have appointed five independent, diverse directors since 2017, including two in 2023.

◗
The company will consider the opportunity to enhance the diversity of the board with any new director appointment.

◗
The board evaluates the effectiveness of its director diversity efforts through its annual self-evaluation process and on an ongoing basis through its director candidate search processes led by the Nominating and Corporate Governance Committee.

Independence and no conflicts of interest
◗
Our Corporate Governance Guidelines provide that a majority of the directors on our board must be independent as required by the listing standards of the NYSE.

◗
Our board has adopted director qualification standards which assist our board in making determinations with respect to the independence of directors.

◗
Our board considers other positions a director or a director candidate has held or holds (including other board memberships) and any potential conflicts of interest to ensure the continued independence of the board and its committees.

◗
There is no family relationship among any of our directors, executive officers and key employees.

◗
The board undertakes an annual review of the independence of all non-employee directors and makes an affirmative determination that each independent director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).

Attention and Focus by each director in light of other obligations
◗
Directors must be willing to devote sufficient time and effort to carry out their duties and responsibilities effectively and should be committed to serve on our board for an extended period of time.

◗
Our Corporate Governance Guidelines provide that directors are limited to serve on no more than three other public company boards (one if the director is a CEO or equivalent position). The board may grant an exception where the board has made an affirmative determination that doing so would not impair the quality of the director’s service to the board. A director appointed to the Audit Committee may not serve on more than two additional audit committees for public companies, unless the board has made an affirmative determination that such director is able to effectively undertake the responsibilities of serving on the Audit Committee in addition to his or her positions on other such audit committees.

◗
The Nominating and Corporate Governance Committee considers the position of our directors on other public company boards and their other professional commitments to confirm availability and capacity for service on our board.

◗
The Nominating and Corporate Governance Committee ensures that any potential nominee is not an employee or agent of, and does not serve on the board of directors or similar managing body of, any of our competitors.

◗
The Nominating and Corporate Governance Committee determines whether the potential nominee has a material interest in any transaction to which we are a party.

Balance of Tenures between knowledge of the company and fresh perspectives
◗
Per our Corporate Governance Guidelines, we seek a balance of  (i) new perspectives and refreshed composition and (ii) long-tenured experience and continuity. We recognize that a director’s term should not extend beyond such director’s ability to contribute and such director’s commitment to the board, as evidenced by board and committee meeting attendance and participation.

◗
Since 2017, we have rotated in six new directors and rotated out three directors.

2024 PROXY STATEMENT 15

Identifying and Evaluating Candidates for Director

IDENTIFICATION OF CANDIDATES
Nominating and Corporate Governance Committee
At each quarterly meeting, the committee reviews the board’s current composition and considers whether it would be in the best interests of the company to bring on a new director who may add experience and skillsets that would complement the company’s long-term strategy. The committee develops criteria for any search process, including any specific desired skills, experiences, characteristics or qualifications, and typically engages a search firm to assist in the search.
Internal Recommendations
The committee may solicit recommendations for director nominees from non-management directors, executive officers or any other source it deems appropriate.
Shareholder Recommendations
The committee will also consider properly submitted shareholder recommendations for candidates. Any shareholder recommendation should include the nominee’s name and qualifications for board membership. The recommending shareholder should also submit evidence of the shareholder’s ownership of our shares, including the number of shares owned and the length of time of ownership. See page 88 for more information.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CONSIDERATION OF CANDIDATES
The Nominating and Corporate Governance Committee discusses, assesses and interviews candidates identified by any of the above sources and considers whether, among other things, such candidates’ backgrounds and experiences fulfill the “Director Qualifications” as outlined on page 15 and would align with the company’s long-term strategy, enhance the board’s diversity and preserve the dynamic and effective culture that it believes exists in the board’s current composition.
Prior to a vote as to whether a potential nominee is recommended to our board, each member of the committee is provided reasonable access to such potential nominee. Such access includes an opportunity to interview such potential nominee and to submit questions to such potential nominee. In addition, each potential nominee must provide the Nominating and Corporate Governance Committee with a written detailed biography and must identify the committees of our board on which the potential nominee would be willing to serve. The committee then makes recommendations to the board to consider such candidates.

BOARD EVALUATION, APPOINTMENT, NOMINATION
Once the Nominating and Corporate Governance Committee has identified candidates and has recommended such candidates to the board, the board then evaluates such candidates. The board’s evaluation includes, as it deems necessary, additional interviews and discussion as well as an analysis of such director’s independence. The board recommends nominees for a shareholder vote at the next annual meeting.

ANNUAL SHAREHOLDER VOTE TO ELECT DIRECTORS
We amended our bylaws on August 8, 2023 to change from a plurality voting standard to a majority voting standard for uncontested director elections, with a plurality voting standard carveout for contested director elections. All directors are elected annually.
Our board has adopted a resignation policy regarding the election of directors in uncontested elections. Pursuant to such policy, in an uncontested election of directors, each incumbent nominee who receives a greater number of votes of  “against” than votes “for” his or her election will, within two weeks following certification of the shareholder vote with respect to such election, submit a written resignation offer to our board for consideration by our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following receipt of the certified voting results pertaining to the election, make a recommendation to our board concerning the acceptance or rejection of the resignation offer. Our board will take formal action on the recommendation no later than 90 days following receipt of the certified voting results pertaining to the election. We will publicly disclose, in a Current Report on Form 8-K or periodic report filed with the Securities and Exchange Commission (the “SEC”), the decision of our board, including an explanation of the process by which the decision was made and, if applicable, its reason(s) for rejecting the tendered resignation.

ANNUAL BOARD SELF-EVALUATION
The Nominating and Corporate Governance Committee also takes the results of the board’s annual self-evaluation into account when considering board candidates and composition. See page 30 for more information.

16 EMPIRE STATE REALTY TRUST

Director Skills to Support Our Strategy

Our board continually evaluates its composition and collective expertise based on the company’s needs as a publicly-traded, NYC-focused REIT and the company’s strategy.
Knowledge, Skills & Experience	DeRosa	Gilbert	Giliberto	Han	Hill	Hood	Malkin	Robinson	Van Tassell	Yang
Real Estate Experience experience in the real estate industry, including experience with acquisition, financing and operation of commercial property
Investment Experience relevant investment, strategic and deal structuring experience

Target Tenant Industry Experience
knowledge and experience with the top industries that make up the majority of our tenant base (technology, media and advertising; finance, insurance, real estate; consumer goods; professional services; legal services)

Executive Leadership leadership role as company CEO, President or other key executive position
Accounting Experience/Financial Literacy financial or accounting experience and an understanding of financial reporting, internal controls and compliance requirements for public companies
Digital Media and Commerce experience in digital media and commerce
Cybersecurity and Technology experience with cybersecurity issues and the technology industry
Human Capital Management experience leading an organization, including setting company culture and attracting, motivating, developing and retaining talent
Energy and Environmental Sustainability experience in the management and oversight of energy, environmental and climate-related risk
Risk Management Experience experience in identifying, managing and mitigating enterprise risks, including strategic, regulatory, operational and financial risks
Public Company Board Experience Experience as a board member of another publicly-traded company
Demographics
Race/Ethnicity
African American
Asian American
White/Caucasian
Gender
Female
Male
Tenure	10.5	10.5	10.5	4.6	3.3	3.7	10.5	9.2	0.8	0.8

2024 PROXY STATEMENT 17

PROPOSAL 1: ELECTION OF DIRECTORS
Our board currently consists of ten members, each serving for a term of one year or until his or her successor is duly elected and qualifies.
At the annual meeting, shareholders will be asked to elect each of the director nominees to serve until the 2025 annual meeting or until a successor is duly elected and qualifies. Our board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Thomas J. DeRosa, Steven J. Gilbert, S. Michael Giliberto, Patricia S. Han, Grant H. Hill, R. Paige Hood, Anthony E. Malkin, James D. Robinson IV, Christina Van Tassell and Hannah Yang to serve as directors. Each of the nominated persons currently serves as a member of the board and has consented to be named in this proxy statement and to serve as a director, if elected. If any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as our board may select.
The election of each nominee in an uncontested election requires the affirmative vote of a majority of all the votes cast at the annual meeting at which a quorum is present in person or by proxy.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.
Information Regarding the Nominees

The following biographical descriptions set forth certain information with respect to each nominee for election as a director at the annual meeting. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by our board that such person should serve as a director.
Anthony E. Malkin	Biography	Skills
Chairman and Chief Executive Officer Age: 61 Director since: 2013 Other Current Public Company Directorships: APi Group Corporation
Anthony E. Malkin is our Chairman and Chief Executive Officer. He joined our predecessor entities in 1989. Mr. Malkin has been a leader in existing building energy efficiency retrofits through coordinating the team of Clinton Climate Initiative, Johnson Controls, JLL, and Rocky Mountain Institute in a groundbreaking project at the Empire State Building. Mr. Malkin led the development of standards for energy efficient office tenant installations which is now known as the Tenant Energy Optimization Program at the Urban Land Institute. Mr. Malkin is a board member of APi Group Corporation (NYSE: APG), the Real Estate Roundtable and Chair of its Sustainability Policy Advisory Committee, a member of the Urban Land Institute, member of the Board of Governors of the Real Estate Board of New York and a member of the Partnership for New York City’s Innovation Council. Mr. Malkin received a bachelor’s degree cum laude from Harvard College.
Mr. Malkin was selected to serve as a member of our board based on his real estate expertise through several industry cycles, history with, and knowledge of, the company and his performance and achievements in his capacity as Chairman and Chief Executive Officer of the company.
Real Estate Experience Expertise through several industry cycles, successful tenure as CEO of ESRT since its IPO in October 2013 and his many years with our predecessor

Investment Experience Valuable experience leading the company and its predecessor entity’s investment strategy through several industry cycles

Target Tenant Industry Experience Vast experience in the private and public equity across the broad range of companies which comprise our tenant base

Executive Leadership Chairman and Chief Executive Officer, Empire State Realty Trust, Inc.

Accounting Experience/Financial Literacy Expertise in public company financial reporting gained as CEO of ESRT

Human Capital Management Experience Experience building a strong culture and talent base as CEO of a publicly-traded company with ~700 employees

Energy and Environmental Sustainability Experience A pioneer in energy and environmental sustainability efforts in the real estate industry

Risk Management Experience Expertise gained as CEO of ESRT, particularly while bringing the company public in 2013

Public Company Board Experience APi Group Corporation (NYSE: APG) since 2019

18 EMPIRE STATE REALTY TRUST

Thomas J. DeRosa	Biography	Skills
Independent Age: 66 Director since: 2013 Committee Membership: Compensation and Human Capital (Chair); Audit; and Nominating and Corporate Governance
Thomas J. DeRosa is the former Chairman and Chief Executive Officer of Welltower Inc. (NYSE: WELL). Welltower is an owner, manager, and developer of health care real estate and infrastructure, structured as a REIT. Previously, he served as the Vice Chairman and Chief Financial Officer of the Rouse Company, a leading owner, operator and developer of commercial real estate and master planned residential communities, from September 2002 until November 2004 when it was merged with General Growth Properties, Inc. (NYSE: GGP). Prior to joining the Rouse Company, Mr. DeRosa spent over 20 years in investment banking. From 1992 to September 2002, Mr. DeRosa held various positions at Deutsche Bank AG (NYSE: DB), including Global Co-Head of the Health Care Investment Banking Group, and at Alex Brown & Sons, including Managing Director of the Real Estate Investment Banking Group. Mr. DeRosa also served as a member of the board of directors of Dover Corporation (NYSE: DOV), a manufacturer and service provider for a broad range of specialized products and components, from 2007 to 2010.
Mr. DeRosa is a member of the Global Advisory Board of Value Retail PLC, a U.K.-based owner, operator and developer of luxury outlet shopping villages in Europe and Asia. Mr. DeRosa served on the board of directors of Georgetown University from 2007 to 2013 and the board of overseers of the Columbia University School of Business from 2018 to 2020. Mr. DeRosa received a bachelor’s degree from Georgetown University and a master’s degree from Columbia University.
Mr. DeRosa was selected to serve as a member of our board because of his extensive experience as a senior executive and director of public, NYSE-listed companies, including REITs.

Real Estate Experience
Expertise gained from executive roles in the real estate industry as CEO of Welltower, CFO of Rouse Company and Managing Director of the Real Estate Investment Banking Group at Alex Brown & Sons

Investment Experience Valuable experience gained through 20 years spent in investment banking, investing in and managing companies

Target Tenant Industry Experience Vast experience in the real estate industry, which sector (finance, insurance, real estate) comprises 20% of our tenant base

Executive Leadership Former Chairman and Chief Executive Officer, Welltower, Inc.

Accounting Experience/Financial Literacy Expertise in accounting standards and interpreting financial statements gained from time spent as Vice Chairman and CFO of Rouse Company

Cybersecurity and Technology Experience gained through his role as CEO of Welltower through oversight of cyber risk and implementation of technology platforms

Human Capital Management Experience Experience building a strong culture and talent base while CEO at Welltower

Risk Management Experience Expertise in financial risk management from his CEO and CFO roles for Welltower and Rouse Company

Public Company Board Experience Former Chairman of the Board, Welltower, Inc. (NYSE: WELL) from 2014-2020 Former board member, Dover Corporation (NYSE: DOV) from 2007-2010

2024 PROXY STATEMENT 19

Steven J. Gilbert	Biography	Skills

Lead Independent Director
Age: 76
Director since:
2013
Committee Membership:
Compensation and Human Capital; Finance; and Nominating and Corporate Governance
Other Current Public
Company Directorships:
MBIA, Inc.
TRI Pointe Homes, Inc.
The Fairholme Funds (a mutual fund)

Steven J. Gilbert, our Lead Independent Director, has extensive experience in corporate governance and has served on the boards of eight public companies. Mr. Gilbert has experience in activism, defense, bankruptcy and restructuring, including from his tenure as founder, CEO and CIO of Soros Capital and as the Investment Advisor to the Quantum Industrial Funds, Ltd. He is also the founder of Chemical Venture Partners and Gilbert Global Equity Partners, and has acquired, merged and sold in excess of 135 companies. Mr. Gilbert additionally has been part of the transformation of many boards to current DEI and ESG standards and has served on the boards of companies focused on sustainable development (SDCL EDGE) and electric vehicles (SUN Mobility).
Mr. Gilbert brings a unique vantage point to our board with his background in legal, writing and film production and international relations. Mr. Gilbert began his career as a lawyer and practiced at Goodwin Proctor and also served as a Senior Tutor at Winthrop House and a teaching assistant for Constitutional Law at Harvard. Thereafter, he attended Harvard Business School and transitioned his career to Morgan Stanley & Co. in corporate finance. In addition to growing his finance career, Mr. Gilbert was the principal owner, Chairman and CEO of Lions Gate Films, Inc., a producer and post-production creator of motion picture and television content, and is a writer and member of The Writer’s Guild of America, East. Mr. Gilbert is also a member of the Council on Foreign Relations, and the Board of Governors of the Lauder Institute of Management and International Studies at the Wharton School, where he was formerly a Trustee. Mr. Gilbert additionally served on the Board of Trustees of NYU-Langone Hospital for over 20 years and was instrumental in the expansion of the Neo-Natal Intensive Care unit and the passage of the Abandoned Infant Protection Act in New York.
Mr. Gilbert currently is Chairman of the board of directors of TriPointe Homes, Inc. (NYSE: TPH), a single-family home builder, since 2013, Chairman of the board of directors of MBIA, Inc. (NYSE: MBI), a provider of specialized financial services, since 2011, Lead Independent Director of Oaktree Capital Group (NYSE: OAK), a global alternative investment manager, since 2016, and is a director of The Fairholme Funds (Nasdaq: FAIRX), a mutual fund, since 2014. Within the past five years, Mr. Gilbert has also served as a director of SDCL EDGE Acquisition Corp., a sustainable development acquisition corporation, as a director of Waterpik, Inc., a manufacturer of personal and oral healthcare products, and as a director of CPM Holdings, Inc., an equipment and animal feed manufacturer, as well as a director of several privately held companies.
Mr. Gilbert received a bachelor’s degree in economics from the Wharton School at the University of Pennsylvania, a law degree from the Harvard Law School, and an M.B.A. from the Harvard Business School.
Mr. Gilbert was selected to serve as a member of our board based on his extensive experience as a director of public, NYSE-listed companies.
Real Estate Experience Valuable experience with operation of real property serving as Chairman of the Board of TRI Pointe Homes, Inc., a leading home builder across the U.S.

Investment Experience Extensive background in private equity investing and investment banking spanning his 50-year career

Target Tenant Industry Experience
Diverse experience across several industries within our tenant base including private equity with Global Equity Partners and MidOcean Capital Partners, hedge funds at Birch Grove Capital, specialized financial services with MBIA, real estate with TRI Pointe Homes and consumer goods at Waterpik

Executive Leadership Chairman of the Board, Gilbert Global Equity Partners, L.P.

Accounting Experience/Financial Literacy
Expertise in accounting and financial reporting for a public company gained from his service as chairman of audit committees where he is qualified as an “Audit Committee Financial Expert”

Human Capital Management Experience Insight into attracting and developing talent gained through management of numerous companies throughout his career

Risk Management Experience Expertise in financial risk management from his many directorships for NYSE-listed companies such as TriPointe Homes, Inc., MBIA, Inc. and OakTree Capital Group LLC

Public Company Board Experience
TRI Pointe Homes, Inc. (NYSE TPH) since 2013
MBIA, Inc. (NYSE: MBI) since 2011
OakTree Capital Group LLC since 2016 (company went private in 2019)
The Fairholme Funds (NASDAQ: FAIRX) (a mutual fund) since 2014

20 EMPIRE STATE REALTY TRUST

S. Michael Giliberto	Biography	Skills
Independent Age: 73 Director since: 2013 Committee Membership: Audit (Chair); Finance; and Nominating and Corporate Governance
S. Michael Giliberto currently consults with investment management firms and produces the Giliberto-Levy Index, which measures the investment performance of private-market real estate debt instruments. He has consulted for several major real estate investment management firms and serves on the Real Estate Advisory Committee for the New York State Common Retirement Fund. He previously served as Director of Portfolio Strategy and Senior Portfolio Manager at J.P. Morgan Asset Management from 2002 to 2010, and before that, he served as the head of Real Estate Research at J.P. Morgan Investment Management from 1996 to 2002. Prior to joining J.P. Morgan, Mr. Giliberto worked at Lehman Brothers, Inc. in the Fixed-Income Research department from 1993 to 1996 and at Salomon Brothers Inc. in the Real Estate Research department from 1989 to 1992. Before his career in the financial services industry, Mr. Giliberto was a professor in the Real Estate and Urban Land Economics Department at Southern Methodist University in Dallas, Texas. Mr. Giliberto has authored multiple publications about real estate investment performance, asset allocation and capital markets, and he was an adjunct professor at Columbia University’s Graduate School of Business from 2007 to 2023. In the past, he has served on the Real Estate Information Standards Board, and the board of directors of the Pension Real Estate Association, where he served as Treasurer and Chairman and was awarded the 1996 Graaskamp Award for research excellence. Mr. Giliberto received a bachelor’s degree from Harvard College, a master’s degree in business economics from the University of Hartford, and a Ph.D. in finance from the University of Washington.
Mr. Giliberto was selected to serve as a member of our board based on his extensive experience in real estate investment and finance through several industry cycles.

Real Estate Experience
Substantial industry expertise through several industry cycles and influence as evidenced by his commercial mortgage performance index and decades of leadership positions with top financial institutions like J.P. Morgan

Investment Experience A wealth of experience in the investment space gained from his time at J.P. Morgan Asset Management and as a consultant for several major real estate investment management firms

Target Tenant Industry Experience Vast experience in the finance and real estate industries, which sector (finance, insurance, real estate) comprises 20% of our tenant base

Executive Leadership Former Director of Portfolio Strategy and Senior Portfolio Manager, J.P. Morgan Investment Management

Accounting Experience/Financial Literacy Expertise in understanding and evaluating financial disclosures of companies gained from years with J.P. Morgan and experience as a REIT industry analyst

Cybersecurity and Technology Experience gained through dedicated trainings on cybersecurity and technology risks

Risk Management Experience Expertise in risk management gained from a career assessing commercial mortgage loans and real estate investments
Patricia S. Han	Biography	Skills
Independent Age: 52 Director since: 2019 Committee Membership: Compensation and Human Capital; Finance; and Nominating and Corporate Governance Other Current Public Company Directorships: Latch, Inc.
Patricia S. Han has extensive experience in technology, digital media and ecommerce. Most recently, she served as Chief Executive Officer of MyFitnessPal, a global health and wellness digital brand. During the past five years, she also served as Chief Product Officer of Care.com, the online care marketplace, and as the Chief Executive Officer at IAC’s Daily Burn, Inc., a fitness streaming platform. Prior to Daily Burn from 2013 to 2017, she served as Chief Product Officer at IAC’s Dotdash (currently Dotdash Meredith), one of the largest content publishers on the Internet, as Senior Vice President of Product Management at WebMD LLC (2012 to 2013), among the most trusted health brands on the web, and in senior roles at DailyCandy, LLC (2009 to 2012), a pioneer in e-mail lifestyle newsletters. Her professional experience also includes serving in senior roles at a variety of pioneering technology start-ups including Vindigo, Inc. (2000 to 2006), Rave Wireless Inc. (2006 to 2007), and Juno Online Services (1998 to 2000). Ms. Han currently sits on the board of directors of Latch, Inc. (Nasdaq: LTCH) and Hudson Lab School, and she previously served as a member of the board of directors of Gohenry and Nutrisystem, Inc. (Nasdaq: NTRI). She earned her Bachelor of Arts in 1993 from Cornell University.
Ms. Han was selected to serve as a member of our board based on her vast experience with technology platforms and digital branding and commerce.

Target Tenant Industry Experience
Vast knowledge in the technology industry gained through leadership roles at MyFitnessPal, Care.com, Daily Burn, Inc., Dotdash and WebMD, among others, which segment (technology, media and advertising) comprises 21% of our tenant base

Executive Leadership Former Chief Executive Officer of MyFitnessPal Former Chief Product Officer of Care.com Former Chief Executive Officer of Daily Burn, Inc.

Digital Media and Commerce Expertise in the digital media and commerce space having held several leadership roles across the industry, including as CEO of MyFitnessPal

Cybersecurity and Technology Experience gained through her leadership roles with numerous technology platforms and the unique issues involved in managing such platforms

Human Capital Management Experience Successfully established company culture and managed senior talent as CEO of MyFitnessPal and Daily Burn, Inc.

Public Company Board Experience Director of Latch, Inc. (Nasdaq: LTCH) since 2021 Director of Nutrisystem, Inc. (Nasdaq: NTRI) from 2018 to 2019

2024 PROXY STATEMENT 21

Grant H. Hill	Biography	Skills
Independent Age: 51 Director since: 2020 Committee Membership: Finance; and Nominating and Corporate Governance Other Current Public Company Directorships: Campbell Soup Company
Grant H. Hill is an owner and Vice Chairman of the board of directors of the Atlanta Hawks Basketball Club. Mr. Hill has invested in and developed more than $200 million of commercial real estate through Hill Ventures, Inc. He is the co-founder and a member of the investment committee of Penta Mezzanine Fund, a private investment firm that provides customized growth capital solutions to profitable, lower-middle- market companies nationwide. In August 2021, Mr. Hill was appointed managing director of the USA Basketball Men’s National Team. He has served on the board of directors of the Campbell Soup Company (NYSE: CPB) since January 2021.
Mr. Hill is a member of the board of governors for the Naismith Memorial Basketball Hall of Fame, amongst other professional and extensive community and not-for-profit involvements. He earned a B.A. in History from Duke University. Mr. Hill is one of the greatest college and professional basketball players of all time and an Olympic gold medal winner.
Mr. Hill was selected to serve as a member of our board based on his extensive experience in consumer branding, leadership and team skills, and entrepreneurial successes.
Real Estate Experience Wealth of knowledge gained through investing in commercial real estate through Hill Ventures, Inc.

Investment Experience Extensive experience as co-founder and member of the investment committee of Penta Mezzanine Fund

Target Tenant Industry Experience Insight into the real estate industry through Hill Ventures, Inc. as well as the financial industry as a member of the Penta Mezzanine Fund Investment Committee

Executive Leadership An owner and Vice Chairman of the Board of Directors, Atlanta Hawks Basketball Club

Digital Media and Commerce Extensive experience in social media and online branding and presence

Human Capital Management Experience Expertise in large company leadership as an owner and Vice Chairman of the Board of Directors of the Atlanta Hawks Basketball

Public Company Board Experience Campbell Soup Company (NYSE: CPB) since January 2021
R. Paige Hood	Biography	Skills
Independent Age: 65 Director since: 2020 Committee Membership: Audit; Finance (Chair); and Nominating and Corporate Governance
R. Paige Hood has over 32 years of experience in the real estate finance industry spanning national and international portfolios and a wide variety of property types and sectors. He spent the last 31 years of his career with PGIM Real Estate Finance, an asset management subsidiary of Prudential Financial, Inc., where he most recently served as Chief Investment Officer from 2016 to 2019. Prior to this position, he served as General Account Portfolio Manager for 13 years, during which time he grew PGIM Real Estate Finance’s portfolio from a $16 billion domestic portfolio to over a $50 billion international portfolio. Mr. Hood earned a Top 100 Scholarship to, and his Bachelor of Science in Finance and his M.B.A. from, Louisiana State University, Baton Rouge.
Mr. Hood was selected to serve as a member of our board on his extensive experience in real estate finance through several industry cycles.
Real Estate Experience Over 30 years of real estate finance industry experience through several industry cycles with PGIM Real Estate Finance

Investment Experience Valuable experience gained while Chief Investment Officer at PGIM Real Estate Finance

Target Tenant Industry Experience Intensive real estate expertise gained during his more than three decades with PGIM Real Estate Finance

Executive Leadership Former Chief Investment Officer, PGIM Real Estate Finance

Accounting Experience/Financial Literacy Vast accounting and financial literacy experience garnered while with PGIM Real Estate Finance

Human Capital Management Experience Experience in large company leadership as a former senior executive of PGIM Real Estate Finance

Risk Management Experience Perspective on risk management challenges gained from his role as Chief Investment Officer at PGIM Real Estate Finance, a publicly-traded company

22 EMPIRE STATE REALTY TRUST

James D. Robinson IV	Biography	Skills
Independent Age: 61 Director since: 2015 Committee Membership: Nominating and Corporate Governance (Chair)
James D. Robinson IV is currently a Founder and Managing Partner at RRE Ventures. He has been active within the technology community for over 30 years and has led investments in and served on the boards of more than 45 technology companies. He is a director of Abra, Netsertive, Noom and TheSkimm. Mr. Robinson is a board observer at HYPR and Bitpay. Mr. Robinson has been recognized on the Forbes Midas List of Top 100 VC’s, as well as Institutional Investors’ Top Fintech Investors. Previously, he worked at H&Q Venture Capital and J.P. Morgan & Co.
Mr. Robinson holds a master’s degree from Harvard and a joint bachelor’s degree in Computer Science & Business Administration from Antioch College. He is a director of the Partnership for New York City Investment Fund.
Mr. Robinson was selected to serve as a member of our board based on his more than 30 years of management and board experience in the technology industry.
Investment Experience Strong investment background as Founder and Managing Partner of RRE Ventures

Target Tenant Industry Experience Extensive experience working with many startups and enterprises in the technology and finance industries

Executive Leadership Founder and Managing Partner, RRE Ventures

Digital Media and Commerce Experience gained through investing in and managing numerous digital platforms

Cybersecurity and Technology Broad experience in the technology sector having served on the boards of more than 40 technology companies throughout his career

Human Capital Management Experience Perspective gained from building a strong talent base at RRE Ventures over its 25-year history

Risk Management Experience Expertise in risk management gained from investing and assessing technology companies and taking several of those companies public

Public Company Board Experience Olo Inc. (NYSE: OLO) from 2008 to 2022
Christina Van Tassell	Biography	Skills
Independent Age: 53 Director since: 2023 Committee Membership: Audit; and Nominating and Corporate Governance
Christina Van Tassell is currently Executive Vice President & Chief Financial Officer of John Wiley & Sons, Inc. (NYSE: WLY), a global knowledge company and leader in research, publishing and knowledge solutions, since 2021. Previously, she held positions as Chief Financial Officer with Dow Jones & Company, Inc., owner of the Wall Street Journal, Barron’s, and Factiva, from 2017 to 2021, Xaxis, a global advertising technology company owned by WPP Plc, from 2013 to 2017, and Centurion Holdings LLC, an investment and advisory company, from 2004 to 2013. She began her career at PricewaterhouseCoopers, where she held senior roles in global capital markets, M&A, and other corporate finance functions during her 12-year tenure.
Ms. Van Tassell recently served on the board of the News Literacy Project, a national educational nonprofit that empowers educators to teach students the skills they need to become smart consumers of news and engaged participants in civic life. Ms. Van Tassell previously served on the board of Unruly, a leading provider of video advertising technology.
Ms. Van Tassell holds M.B.A.s from Columbia University and London Business School and a Bachelor of Arts degree in accounting and business administration from Muhlenberg College.
Ms. Van Tassell was selected to serve as a member of our Board of Directors based on her leadership and expertise in public company corporate and financial functions as well as digital media.
Investment Experience Extensive expertise gained as Chief Financial Officer at Centurion Holdings LLC, an investment and advisory company

Target Tenant Industry Experience Valuable insight into the financial industry, publishing industry and advertising industry

Executive Leadership Executive Vice President & Chief Financial Officer at John Wiley & Sons, Inc., and former Chief Financial Officer at Dow Jones & Company, Inc., Xaxis and Centurion Holdings LLC

Accounting Experience/Financial Literacy Strong expertise gained from 12-year tenure at PricewaterhouseCoopers in global capital markets and M&A

Digital Media and Commerce
Broad experience as Chief Financial Officer at a global advertising technology company and a publishing firm that owns businesses, such as Wall Street Journal, with online platforms

Cybersecurity and Technology Insight gained from executive experience at a company that delivers technological solutions

Human Capital Management Experience Deep involvement with executive oversight and management of talents at large companies

Risk Management Experience Vast experience in risk management from serving as Chief Financial Officer for several companies

2024 PROXY STATEMENT 23

Hannah Yang	Biography	Skills
Independent Age: 51 Director since: 2023 Committee Membership: Finance; and Nominating and Corporate Governance
Hannah Y. Yang is currently Chief Growth and Customer Officer of The New York Times Company, and in such role she co-leads the cross-functional organization consisting of product development, engineering, data, design, marketing, research and sales to drive The Times’s subscription growth globally. Prior to her current role, she held a variety of leadership positions with The Times since 2010, and served in sales development and strategic planning roles with the New England Media Group (which included The Boston Globe and Boston.com) from 2003 to 2007. She began her career as a corporate attorney at the law firm Simpson Thacher & Bartlett and a management consultant at Katzenbach Partners LLC (now a part of Strategy&).
Ms. Yang serves on the board of the Alliance for Young Artists & Writers, a nonprofit that supports creative teens, and on the board of The New York Times Neediest Cases Fund, a nonprofit organization that supports people in dire financial circumstances.
Ms. Yang graduated magna cum laude from Harvard College with a Bachelor of Arts degree in social studies and has a Doctor of Law degree from Harvard Law School. She is a graduate of Juilliard’s Pre-College Division, where she studied classical piano.
Ms. Yang was selected to serve as a member of our Board of Directors based on her executive leadership skills and deep expertise in media and digital transformation.
Target Tenant Industry Experience Vast experience in media through The New York Times Company and the New England Media Group

Executive Leadership Chief Growth and Customer Officer of The New York Times Company

Digital Media and Commerce Deep expertise in media and digital transformation gained through co-leading product development, engineering, data, design, marketing, research and sales

Cybersecurity and Technology Perspective gained at companies with digital platforms requiring close attention to data and cybersecurity

Human Capital Management Experience Valuable experience with talent development and management from co-leading a cross-functional organization

Our Chairman Emeritus

Peter L. Malkin, our Chairman Emeritus, may attend meetings of our board, but does not have board member voting status.
PETER L. MALKIN	AGE: 90

Peter L. Malkin is our Chairman Emeritus. Peter L. Malkin joined his father-in-law and Malkin Holdings LLC’s co-founder, Lawrence A. Wien, as a principal of Malkin Holdings LLC in 1958, and was responsible for the syndication and supervision of property acquisitions and operations of Malkin Holdings LLC. Peter L. Malkin is the founding chairman and a director of the Grand Central Partnership, The 34th Street Partnership and The Fashion Center Business Improvement District, each of which is a not-for-profit organization that provides supplemental public safety, sanitation and capital improvement services to a designated area in midtown Manhattan. Peter L. Malkin is also Co-Chairman of the Emeritus Council of Directors of Lincoln Center for the Performing Arts, Inc. (having been the longest serving board member of that institution), Founding Chairman and currently Chairman Emeritus of the Dean’s Council of the Harvard Kennedy School, Co-Chair Emeritus of The Real Estate Council of the Metropolitan Museum of New York, founding Co-Chair with Paul Newman and Co-Chair Emeritus of Chief Executives for Corporate Purpose, a member of the Global Wealth Management Advisory Committee of Bank of America, a member of the Advisory Committee of the Greenwich Japanese School, a partner in the New York City Partnership and a director of the Realty Foundation of New York. Peter L. Malkin received a bachelor’s degree summa cum laude, Phi Beta Kappa, from Harvard College and a law degree magna cum laude from Harvard Law School.

24 EMPIRE STATE REALTY TRUST

Leadership Structure of Our Board of Directors

MAJORITY INDEPENDENT BOARD
Our board has determined that each of our directors, other than Anthony E. Malkin, has no material relationship with us (either directly or as a partner, shareholder, director or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and our director independence standards. No director participated in the final determination of his or her own independence.
Our board has also determined that each member of its four standing committees is independent as defined under NYSE rules and, where applicable, also satisfies the committee-specific requirements set forth on page 28.
The independent members of our board meet in executive session during each regularly scheduled meeting of our board without the presence of any persons who are part of our management. The executive sessions are chaired by our Lead Independent Director.

LEAD INDEPENDENT DIRECTOR
Our board understands there is no single, generally accepted approach to providing board leadership and does not have a fixed policy regarding the separation of the roles of CEO and Chairman of our board. Given the dynamic and competitive environment in which we operate, our board believes that the appropriate leadership may vary as circumstances warrant.
The board believes that it is in our company’s best interests to have Anthony E. Malkin serve as Chairman of our board and CEO because the combination of these roles in him provides effective leadership, taps his depth of knowledge about the real estate industry and the history of our company and assets, and provides the clear focus needed to execute our business strategies and objectives. Our board believes the company is in a better position to implement its near- and long- term strategies if the Chairman is also the person directly responsible for the operations executing those strategies.
Given the combined Chairman and CEO role, our board has appointed Steven J. Gilbert as Lead Independent Director.
In accordance with our Corporate Governance Guidelines, our Lead Independent Director is elected annually by a majority of the independent directors. The Lead Independent Director:
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is the principal liaison between our Chairman and CEO and our independent directors;

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presides at any meetings at which our Chairman and CEO is not present (including regular executive sessions of independent directors);

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takes a leadership role in identifying issues for our board to consider and reviews and comments on each board agenda;

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takes the primary role in providing feedback to our Chairman and CEO with respect to any issues or discussions which may occur in executive sessions that are conducted without the presence of the management team;

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resolves any conflict among directors or between directors and management;

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independently reviews risk oversight matters with our Chairman and CEO and determines appropriate planning and actions; and

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consults with and provides counsel to our Chairman and CEO as needed or requested.

The duties of the Lead Independent Director are codified in our Corporate Governance Guidelines, described on page 31.
Additionally, our Lead Independent Director engages directly with shareholders:
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by joining meetings with shareholders, when requested, during our governance outreach; and

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by reviewing shareholder correspondence directed to our board and providing input on responses to such correspondence.

The independent directors believe the Lead Independent Director role is a highly effective conduit between our board and management and provides the vision and leadership to execute on our strategy and create shareholder value without the need for an independent chair. Our board convenes regularly scheduled executive sessions of the independent directors in order to ensure the independent directors can speak candidly and openly without the presence of management.

2024 PROXY STATEMENT 25

Board Oversight of Strategy

OUR STRATEGY
Lease space	Sell Observatory tickets	Manage our balance sheet	Achieve sustainability goals

Our board actively participates with management in the development, evaluation and refinement of our business strategy to help ensure that our strategic priorities are thoughtfully constructed and well-articulated to all constituents.
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The board receives updates from management, including on acquisition and redevelopment opportunities, proactive management of our portfolio revenue and expenses and tenant relationships, Observatory performance, sustainability initiatives, changes in market conditions and external opportunities and challenges.

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The board assists our management to refine its business strategy and react to particular opportunities or challenges that arise. While management is charged with the definition and execution of strategy on a daily basis, the board monitors and evaluates performance through regular updates and active dialogue with our management team. Aspects of our business strategy are discussed at every meeting, and key elements of our strategy are embedded in the work performed by the committees of the board. Our board believes that, through these ongoing efforts, they are able to focus on our performance over the short, intermediate and long-term to secure long-term growth of the business for our shareholders.

Board and Management Oversight of Sustainability

As sustainability is a critical part of our business strategy, our entire board has responsibility for sustainability oversight. Recognizing the significance, attention and focus that sustainability strategy requires, our board has delegated specific sustainability responsibilities to each of its committees as specified in the committee charters:
Governing Body	Sustainability-related Responsibilities	2023 Sustainability-related Discussions
BOARD
While the Nominating and Corporate Governance Committee makes recommendations with respect to sustainability matters, the board has ultimate decision-making authority. Sustainability matters that arise from other committees are also referred to the full board as appropriate.

Matters referred by committees per discussions noted below. Our entire board is on the Nominating and Corporate Governance Committee and receives the presentation noted below from our SVP, Director of Energy, Sustainability and ESG and Chief People Officer on topics such as sustainability certifications and ratings, employee engagement, community outreach and our sustainability report.

AUDIT COMMITTEE
As part of its oversight of the company’s enterprise risk management (“ERM”) program, the committee reviews and discusses the company’s risks and mitigants related to sustainability, including environmental risks such as climate-related risks and human and labor right risks.

Regular discussions regarding Sustainability risks with internal audit consultant, such as review of risk and mitigation strategies to address emissions disclosure and reporting, Local Law 97, physical and transitional climate-related risks. Business continuity tabletop exercise on cybersecurity risks.

COMPENSATION AND HUMAN CAPITAL COMMITTEE
The committee is responsible for overseeing the company’s strategies and policies related to human capital management, including with respect to matters such as DEI, workplace environment and culture, pay equity, and talent attraction and retention.

Regular discussions regarding compensation and benefits. Regular discussions on human capital management, talent attraction and retention in joint session with Nominating and Corporate Governance Committee.

FINANCE COMMITTEE	The committee considers sustainability opportunities and strategy in reviewing and analyzing significant transactions and financings.
Regular discussions regarding review of economic implications of environmental risk and potential for enhancements to energy efficiency and indoor environmental quality within portfolio and in acquisition targets.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	The committee is responsible for considering social responsibility, environmental and sustainability matters, and making recommendations to the board regarding such matters.
Presentations by SVP, Director of Energy, Sustainability and ESG and Chief People Officer on topics such as sustainability certifications and ratings, human capital management, talent attraction and retention, employee engagement, community outreach and our sustainability report.

Our comprehensive, all-department approach to sustainability is supported by the employee-led Sustainability Committee, led by our SVP, Director of Energy, Sustainability and ESG, and executed by the property management teams across our portfolio. The Sustainability Committee meets quarterly, and the standing members include our Chairman and CEO, President, EVP, Real Estate, CFO & CAO, Director of Leasing, property construction and operations executives and members of the legal, marketing and investor relations teams. The committee’s agenda has evolved over time to reflect our company’s proactive leadership and commitment to results.

26 EMPIRE STATE REALTY TRUST

Board Oversight of Risk

OBJECTIVE	HOW WE GET THERE
Maintain an effective risk oversight process to enable the board to monitor, evaluate and take action with respect to the company’s most important short-term, medium-term and long-term business risks.
Management reporting of key enterprise risks to the board and its committees on a regular basis and distribution of oversight among the board and its committees to ensure appropriate time and attention is devoted to each risk.

BOARD OVERSIGHT		MANAGEMENT OVERSIGHT

The board plays an active role in overseeing management’s processes and controls to address the company’s risks. The committees of the board assist the full board in such risk oversight on the specific matters within the purview of each committee as outlined below. The board believes that its role in the oversight of the company’s risks complements our current board leadership structure, with a strong lead independent director, as well as our committee structure, as it allows our four standing board committees to play an active role in the oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Our management team is responsible for the day-to-day management of enterprise risks, including through the management of the company’s ERM program. Our Chief Accounting Officer is primarily responsible for our ERM program, with the assistance of an independent consultant, and our Compliance Officer reviews and advises on day-to-day risks. Management actively identifies, monitors and implements mitigation strategies with respect to such risks.
As part of the ERM program and committee oversight responsibilities under the committee charters, management provides regular updates to the board and relevant committees. The below provides key examples of management oversight but is not intended to be an exhaustive list.
Financial Reporting Risks
Our Disclosure Committee, comprised of certain executives and senior employees involved in the financial reporting process, meets at least quarterly and additionally as often as circumstances dictate to ensure the accuracy, completeness and timeliness of our disclosure statements, and to evaluate the effectiveness of the design and operation of our disclosure controls and procedures. Their purpose is to bring employees from our core business lines together with employees involved in the preparation of our financial statements to consider the information required to be disclosed to the company’s shareholders, the SEC and the investment community. Our Disclosure Committee reports to our CEO, President, CFO & CAO, and its findings are shared with the Audit Committee.
Cybersecurity Risks
Our Chief Technology Officer presents a cybersecurity update at each quarterly Audit Committee meeting, and cybersecurity is an area reviewed by internal audit testing.
Sustainability Risks
Our Sustainability Committee, led by the SVP, Director of Energy, Sustainability and ESG, addresses key sustainability risks including, but not limited to:
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Physical environmental risks, such as the environmental impact of our buildings in terms of energy consumption and emissions, the potential impact of extreme weather or natural disasters, indoor environmental quality concerns and climate-related risks;

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Regulatory risks related to changing environmental regulations such as Local Law 97 and NYC’s Climate Mobilization Act; and

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Social risks, including DEI, employee health and wellness and talent attraction and retention.

Audit Committee
◗ Financial risks ◗ Cybersecurity risks ◗ Regulatory and litigation risks	◗ Oversight of the ERM program ◗ Oversight of the company’s Whistleblower Policy
Compensation and Human Capital Committee ◗ Human capital management risks, including talent attraction and retention of executive officers ◗ Risks relating to executive compensation arrangements
Finance Committee ◗ Risks relating to significant transactions and financings ◗ Risks relating to our capital structure and strategies

Nominating and Corporate Governance Committee
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Oversight of reputational and corporate governance risks, including potential conflicts of interest, director independence and sustainability matters

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Human capital management risks, including DEI, culture, pay equity, talent attraction and retention

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Executive succession planning

Further, the board has engaged an independent consultant to supplement management’s activities on enterprise risk assessment, which rotates through each area of our activities and reports on a quarterly basis to the Audit Committee. The consultant, with the input of management, provides a heat map of the risks to identify the urgency and potential impact. The board engages additional consultants as it deems necessary to investigate and prepare for new and emerging risks.
In addition to our board’s review of risks applicable to our company generally, the board conducts an annual self-assessment in order to evaluate performance for the purpose of improving board and committee processes and effectiveness.

2024 PROXY STATEMENT 27

Board Committees

Our board has four standing committees: an Audit Committee, a Compensation and Human Capital Committee, a Finance Committee and a Nominating and Corporate Governance Committee. The current charter for each of these committees is available on our investor website at investors.esrtreit.com in the “Governance Documents” section. The information available on, or otherwise accessible through, our website is not incorporated by reference into this proxy statement.
AUDIT COMMITTEE	Meetings held in 2023: 11
Members: S. Michael Giliberto (Chair), Thomas J. DeRosa, R. Paige Hood, Christina Van Tassell
We have adopted an Audit Committee Charter, which outlines the principal functions of the committee, including assisting our board in the oversight of:	The Audit Committee is also responsible for:
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our accounting and financial reporting processes and financial statement audits, including the quality and integrity of our financial statements;

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effectiveness of our control environment, including the company’s systems of disclosure controls and procedures and internal controls over financial reporting;

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our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

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the independent registered public accounting firm’s qualifications, appointment, compensation, retention, engagement, performance and independence;

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design, organization, implementation and performance of the company’s internal audit function and/or activities;

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review for adequacy of the insurance coverage on the company and our assets; and

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review of tax strategies and potential tax law changes expected to have a material impact on the company’s financial results.

Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this proxy statement on page 76.
Each of the current members of the Audit Committee is “independent” and “financially literate” as such terms are defined by the applicable rules of the SEC and/or NYSE. Our board has also determined that each of Messrs. Giliberto and DeRosa and Ms. Van Tassell qualify as an “audit committee financial expert” as defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as amended.
COMPENSATION AND HUMAN CAPITAL COMMITTEE	Meetings held in 2023: 5
Members: Thomas J. DeRosa (Chair), Steven J. Gilbert, Patricia S. Han
We have adopted a Compensation and Human Capital Committee Charter, which outlines the principal functions of the committee, which include:
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establish and revise the company’s general compensation philosophy and oversee the development, implementation and administration of compensation plans and equity-based plans;

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review and approve on an annual basis the market, corporate goals and objectives relevant to any compensation to be paid to the company’s NEOs, evaluate the performance of the NEOs in light of those goals and objectives, and determine the NEOs’ compensation levels based on this evaluation;

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consider the results of the most recent shareholder advisory vote on executive compensation and recommend to the board the frequency of such say-on-pay votes;

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review and make recommendations to the board with respect to non-employee director compensation;

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make recommendations to the board with respect to the company’s incentive compensation plans and equity-based plans and oversee the activities of any individuals and committees who have been delegated responsibility for administering these plans;

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oversee, in consultation with senior management, regulatory compliance with respect to compensation matters;

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review and approve any severance or similar termination payments or entitlements;

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oversee the company’s strategies and policies related to human capital management, including with respect to matters such as DEI, workplace environment and culture, pay equity, and talent attraction and retention;

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produce the annual Compensation and Human Capital Committee Report for inclusion in the annual proxy statement or annual report on Form 10-K;

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review and discuss with management the CD&A for the annual proxy statement and determine whether to recommend to the board for inclusion in the annual proxy statement or annual report on Form 10-K;

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retain and approve the compensation of any compensation advisor and evaluate the independence of any such compensation advisor;

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review and approve policies with respect to any perquisites provided to the NEOs;

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review the company’s incentive compensation arrangements;

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review and approve the terms of any compensation “clawback” or similar policy or agreement between the company and the NEOs for recovering incentive-based compensation; and

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oversee compliance with the company’s minimum stock ownership guidelines for NEOs and non-employee directors.

Each of the current members of the Compensation and Human Capital Committee is “independent” as defined by the applicable rules of the NYSE and is a “non-employee director” as defined by the applicable rules and regulations of the SEC.

28 EMPIRE STATE REALTY TRUST

FINANCE COMMITTEE	Meetings held in 2023: 4
Members: R. Paige Hood (Chair), Steven J. Gilbert, S. Michael Giliberto, Patricia S. Han, Grant H. Hill, Hannah Yang
We have adopted a Finance Committee Charter, which outlines the principal functions of the committee, which include:	The Finance Committee is also responsible for:
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provide advice to management and vote on management’s recommendations to the board in all cases regarding any acquisition, disposition, or financing transaction, which may include without limitation, purchase, sale, secured and unsecured borrowing, drawdown under line of credit, merger, joint venture, divestiture, strategic investment, and issuance or repurchase of its debt or equity; and

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at the request of the board, provide advice to management and vote on management’s recommendations to the board regarding other matters related to the debt and equity capital structure of the company, which may include without limitation, the company’s financing plan from the perspective of cash flow, capital spending, and financing requirements, path to a credit rating, hedging program, policies and procedures governing the use of financial instruments, including derivatives, and the financial aspects of the company’s insurance and risk management processes, in coordination with the Audit Committee of the board.

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providing advice on any material diversification of the company’s business;

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reviewing material banking relationships and lines of credit; and

◗
periodically assessing the effectiveness of the company’s investor relations program and its interaction with the research analyst community.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Meetings held in 2023: 4
Members: James D. Robinson IV (Chair), Thomas J. DeRosa, Steven J. Gilbert, S. Michael Giliberto, Patricia S. Han, Grant H. Hill, R. Paige Hood, Christina Van Tassell, Hannah Yang
We have adopted a Nominating and Corporate Governance Committee Charter, which outlines the principal functions of the committee, which include:
◗
review periodically and make recommendations to the board as to changes in the size, composition, organization, function and operational structure of the board and its committees;

◗
review and make recommendations to the board on the range of qualifications, skills and experience that should be represented on the board and eligibility criteria for individual board membership;

◗
assist the board by identifying individuals qualified to become board members;

◗
recommend to the board the director nominees to fill a vacancy or to be elected at each annual or special meeting of the company’s shareholders;

◗
recommend to the board the director nominees to serve on each board committee;

◗
develop, together with the Chairman of the board and members of senior management, and recommend to the board succession plans for the company’s CEO and, if applicable, other executive officers;

◗
recommend to the board the appointment of each of the NEOs;

◗
consult with the Chairman of the board to obtain views regarding whether new members should be added to the board and whether current members should be nominated for re-election or replaced;

◗
develop and recommend to the board the corporate governance principles and guidelines applicable to the company;

◗
review the company’s Code of Business Conduct and Ethics periodically and review any reported alleged violations thereof;

◗
review and, where appropriate, approve specific or general categories of transactions or arrangements that may involve a “conflict of interest” (as defined in the company’s Code of Business Conduct and Ethics);

◗
solicit and receive comments on an annual basis from each director and report to the board with an assessment of the board’s performance; and

◗
consider social responsibility, environmental and sustainability matters and make recommendations to the board regarding such matters.

Each of the current members of the Nominating and Corporate Governance Committee is “independent” as such term is defined by the applicable rules of the NYSE.
BOARD MEETINGS AND ATTENDANCE
	Board	Audit	Compensation and Human Capital	Finance	Nominating and Corporate Governance
Number of Board and Committee Meetings	4	11	5	4	4
Attendance(1)	97%	97%	100%	100%	97%

(1)
Aggregate attendance by all directors who were part of the board or applicable committee at the time of the meeting. Each director attended at least 75% of the meetings of the board and committees on which the director served during 2023.

All directors who were part of the board at the time of the meeting attended our 2023 annual shareholders meeting.

2024 PROXY STATEMENT 29

Board Role in Succession Planning

We believe that planning for CEO succession and planning for succession below the CEO level are among the board’s key responsibilities. The board’s involvement in leadership development and succession planning is systematic and ongoing. Management succession is discussed as part of the regular agenda of the Nominating and Corporate Governance Committee (which includes our full board) throughout the year in executive sessions. Discussions focus on the CEO and our other executive officers. The CEO periodically reviews with the independent directors the performance of senior executives and their qualifications, experience and development. Additionally, the Chief People Officer reports to the Nominating and Corporate Governance Committee at each quarterly meeting and discusses the company’s broader programs for talent attraction, retention and development, key hires and high potential employees, and succession planning for senior employees below the executive level. The board also has regular and direct exposure to senior leadership and high-potential employees in meetings held throughout the year.
Other Board Matters

BOARD AND COMMITTEE SELF-EVALUATIONS
ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS FACILITATED BY A THIRD PARTY
Throughout the year, our board discusses corporate governance practices with management and third-party advisors to ensure that the board and its committees follow practices that are optimal for the company and its shareholders. As part of this process, the board conducts an annual self-evaluation in order to determine whether it and its committees are functioning effectively. With concurrence from the board, the Nominating and Corporate Governance Committee develops and implements procedures for the board self-evaluation process. In 2023, our board again engaged a third-party service provider to assist with developing and administering a director self-assessment questionnaire, with topics that included board and committee composition and culture, board and committee meetings and administration, the company’s strategy and performance, succession planning and risk management. At its December 2023 in-person meeting, the board held a discussion of these topics.
DIRECTOR ONBOARDING AND CONTINUING EDUCATION
The board has an orientation and onboarding program as part of its effort to integrate new directors in their roles and familiarize them with the company. The company also provides continuing education for all directors.
NEW DIRECTOR ORIENTATION
Our orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the company or industry acquired before joining the board. Materials provided to new directors include information on the company’s business plan, financial matters, corporate governance practices, the Code of Business Conduct and Ethics, and other key policies and practices. New directors meet with existing directors, executive officers and other members of management to understand roles, responsibilities, programs and challenges. New directors are invited for tours of our properties. New Audit Committee members additionally meet with representatives from our independent registered accounting firm.
CONTINUING DIRECTOR EDUCATION
Representatives of management brief the board regularly on topics designed to provide directors a deeper understanding of various aspects of our business. Continuing director education is provided during portions of board and committee meetings and other board discussions. Our focus is on items necessary to enable the board to consider effectively long-term strategic issues and topics that address their fiduciary responsibilities. For example:
◗
The Audit Committee invites our auditor and other external consultants to present on topics such as developments in SEC regulation and disclosure, new accounting rules and standards and other topics necessary for a thorough understanding of our accounting practices and financial statements.

◗
The Nominating and Corporate Governance Committee receives presentations by legal advisors on topics such as governance trends, shareholder activism and ESG.

◗
Our board periodically attends company tabletop exercises on cybersecurity and business continuity planning.

◗
Our board members regularly attend conferences on emerging topics and actively participate in meetings with our shareholders.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
We have a process by which shareholders and/or other parties may communicate with our board, our independent directors as a group, or our individual directors by e-mail or regular mail. Any such communication may be made anonymously. All communications by e-mail should be sent to Investor Relations at ir@esrtreit.com. Communications sent by regular mail should be sent to the attention of the board, the Independent Directors, the Lead Independent Director, any of the Chairs of the Audit Committee, Compensation and Human Capital Committee, Finance Committee, or Nominating and Corporate Governance Committee, in each instance in care of the company’s Secretary at the company’s office at 111 West 33rd Street, 12th Floor, New York, New York 10120. The company’s Secretary will review each communication received in accordance with this process to determine whether the communication

30 EMPIRE STATE REALTY TRUST

requires immediate action. All appropriate communications received, or a summary of such communications, will then be forwarded to the appropriate member(s) of our board. However, we reserve the right to disregard any communication which the company’s Secretary determines is unduly hostile, threatening, illegal, unrelated to the company, or otherwise inappropriate.
CORPORATE GOVERNANCE POLICIES AND PRACTICES
CORPORATE GOVERNANCE GUIDELINES
Our board has adopted Corporate Governance Guidelines which address significant topics of corporate governance, including among others, functions and responsibilities of the board, director qualification standards, director resignation policy, director access to management and independent advisors, director compensation, director orientation and continuing education, annual performance evaluation of the board, management succession, annual performance evaluation of management by our board and meeting procedures. These guidelines meet or exceed the listing standards adopted by the NYSE, on which our Class A common stock is listed. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to our board.
DIRECTOR TENURE
Our policy seeks a balance of  (i) new perspectives and refreshed composition and (ii) long-tenured experience and continuity when evaluating director tenure. The policy expressly recognizes that a director’s term should not extend beyond such director’s ability to contribute and such director’s commitment to the board, as evidenced by board and committee meeting attendance and participation.
WRITTEN GUIDELINES FOR LEAD INDEPENDENT DIRECTOR
Our Corporate Governance Guidelines set forth our Lead Independent Director’s rights and responsibilities, which include, among others, the power to call and chair executive sessions of the independent directors; approve meeting agendas for the board; serve as a liaison between the chairman of the board and the independent directors; and guide, lead or assist with the board and director self-assessment process, the board’s annual performance evaluation of the CEO, and the CEO succession planning process. In accordance with such guidelines, our Lead Independent Director is elected annually by a majority of the independent directors and those elections have been unanimous.
SHAREHOLDER AMENDMENT OF THE BYLAWS
We provide our shareholders with the right to amend our bylaws, co-extensive with the right of the board to do the same. Our bylaws permit shareholders of the company to amend the company’s bylaws by the affirmative vote of the holders of a majority of all the votes entitled to be cast on the matter. The board has the ability to alter or repeal any bylaw provision, to adopt new bylaw provisions and to make new bylaws, co-extensive with the right of the shareholders described here. A shareholder amendment proposal may not adopt any provision inconsistent with the existing by-law provisions regarding (i) indemnification of directors and officers of the company or (ii) procedures for amendment of the bylaws, in either case, without the approval of the board.
PROXY ACCESS
Our proxy access bylaw provision enables a shareholder, or group of no more than 20 shareholders, meeting specified eligibility requirements, to include director nominees in the company’s proxy materials for our annual meetings. See page 88 for more information.
20 A SHAREHOLDER, OR GROUP OF NO MORE THAN 20 SHAREHOLDERS	3%/3 years OWNING AT LEAST 3% OF THE AGGREGATE OF THE ISSUED AND OUTSTANDING COMMON STOCK CONTINUOUSLY FOR AT LEAST THE PRIOR THREE YEARS
20%
TO NOMINATE AND INCLUDE IN OUR PROXY MATERIALS THE MAXIMUM NUMBER OF DIRECTOR NOMINEES THAT MAY BE SUBMITTED PURSUANT TO THESE PROVISIONS WHICH MAY NOT EXCEED 20% OF THE NUMBER OF DIRECTORS THEN IN OFFICE

MAJORITY VOTING STANDARD
Our board adopted the Fourth Amended and Restated Bylaws on August 8, 2023. We now have a majority voting standard for uncontested director elections, with a plurality voting standard carveout for contested director elections. We have also updated the procedures and disclosure requirements for director nominations made under the company’s existing advance notice requirements to reflect the SEC’s adoption of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
CODE OF BUSINESS CONDUCT AND ETHICS
Our board has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers, employees and affiliates and is reviewed and overseen by our Nominating and Corporate Governance Committee. We train our employees on the code on an annual basis and provide additional compliance training on key topics on a rotational basis, including insider trading, anti-harassment and discrimination and cybersecurity. All employees are required annually to reaffirm their compliance with the code.

2024 PROXY STATEMENT 31

Employees are required to speak up about misconduct and report suspected or known code violations. The code prohibits retaliation against anyone who raises an issue or concern in good faith. Any waiver of the code for our directors or executive officers may be made only by our board or the Nominating and Corporate Governance Committee. We intend to disclose on our website any material amendment to, or waiver of, any provision of the code that would be required to be disclosed to stockholders under the rules of the SEC or the NYSE.
WHISTLEBLOWER POLICY
Our Audit Committee has adopted procedures for (i) the anonymous and confidential submission by employees or other interested parties of complaints or concerns regarding violations of securities laws or questionable accounting, internal accounting controls or auditing matters, and (ii) the receipt, investigation and resolution of employee complaints or concerns regarding such matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so via our hotline at (855) 326-9626, via email at www.esrt.ethicspoint.com, or in writing to the Chairman of our Audit Committee or our Compliance Officer, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120. Any such communication may be made anonymously.

32 EMPIRE STATE REALTY TRUST

Compensation of Directors

Members of our board who are not independent receive no additional compensation for their services as directors. Each independent director receives an annual base retainer for his or her services of  $200,000. The annual base retainer is comprised of:
1.
60% equity ($120,000), at such director’s election, either in LTIP units or Restricted Shares, in each case to vest ratably over a period of four years; and

2.
the remaining 40% at such director’s election:

a.
in cash at face value ($80,000) (“Option 1”);

b.
in fully vested equity at face value ($80,000), at such director’s election, either in LTIP units or Restricted Shares (“Option 2”); or

c.
in equity to vest ratably over a period of three years at 120% of face value ($96,000), at such director’s election, either in LTIP units or Restricted Shares (“Option 3”).

All of our directors have elected LTIP units over Restricted Shares to date. The following table sets forth each element of annual compensation payable to our independent directors for their services:
Role	Annual Compensation Amount ($)
Independent Director Base Retainer	200,000(1)
Lead Independent Director	75,000
Audit Committee Chair	25,000
Compensation and Human Capital Committee Chair	17,500
Finance Committee Chair	17,500
Nominating and Corporate Governance Committee Chair	15,000
Committee Membership Fee (Audit)	12,500
Committee Membership Fee (Other Committees)	7,500

(1)
Increased to $216,000 if director elects to receive equity that vests over three-years per Option 3 above.

Fees for service as the Lead Independent Director and on committees of the board are payable in cash. Each year, the Compensation and Human Capital Committee and board has consulted Ferguson Partners Consulting L.P. (“Ferguson Partners”), an independent compensation consultant, regarding current levels and trends in director compensation at peer and other public companies, including a benchmarking analysis by the consultant, to assess the alignment of the company’s compensation policies with peers and market practice.
Under our program, our independent directors are generally not eligible to receive fees for attending board or committee meetings. However, to the extent that an independent director attends board or committee meetings in excess of eight times per annum, such director will receive a fee of  $1,500 for attending each such meeting in excess of such threshold (pro-rated for a partial year of service) if such meeting exceeds thirty (30) minutes. We also reimburse each of our independent directors for his or her travel expenses incurred in connection with attendance at board and committee meetings.
The following table sets forth the compensation earned by each of our independent directors who served for all or a portion of the year ended December 31, 2023, under our director compensation program:
	2023 Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2),(3)	Total ($)
Leslie D. Biddle(4)	1,563	—	1,563
Thomas J. DeRosa	117,083	120,109	237,193
Steven J. Gilbert	126,511	216,030	342,541
S. Michael Giliberto	120,000	216,030	336,030
Patricia S. Han(5)	83,489	120,109	203,598
Grant H. Hill	15,000	216,030	231,030
R. Paige Hood	37,500	216,030	253,530
James D. Robinson IV	15,000	216,030	231,030
Christina Van Tassell	47,011	99,900	146,911
Hannah Yang	44,660	99,900	144,560

(1)
For the annual period beginning May 12, 2023, Mses. Han, Van Tassell and Yang and Messrs. DeRosa and Giliberto elected Option 1, such that $80,000 of each of their annual retainers was paid in cash (with the annual retainer amount paid to each of Mses. Van Tassell and Yang pro-rated based on the date they joined our board, July 12, 2023).

(2)
Each director received $120,000 in LTIP units that vest pro rata on an annual basis over a period of four years after the date of grant (with the value of the LTIP units granted to each of Mses. Van Tassell and Yang pro-rated based on the date they joined our board). Messrs. Gilbert, Hill, Hood and Robinson elected Option 3 and received $96,000 in LTIP units that vest pro rata on an annual basis over a period of three years after the date of grant. The vesting of all such equity awards is subject to continued service as director and acceleration in the event of a termination of service on account of death or “disability” (as defined in our 2019 Equity Plan) or resignation after the age of 65 or otherwise in accordance with any company policy for a mandatory term limit or retirement age.

(3)
The amount shown is the aggregate grant date fair value of LTIP units issued to the director as calculated pursuant to ASC Topic 718, which is equal to, on a per unit basis: (i) $7.40 for the LTIP Units that vest annually over four years granted to Mses. Van Tassell and Yang on July 12, 2023, and $5.17 for the LTIP Units that vest annually over four years granted to our other directors on May 12, 2023; and (ii) $5.10 for the LTIP Units granted to Messrs. Gilbert, Hill, Hood and Robinson under Option 3 that vest annually over three years. As of December 31, 2023, directors held the following number of unvested LTIP units, Mr. DeRosa (40,607), Mr. Gilbert (62,255), Mr. Giliberto (40,607), Ms. Han (43,447), Mr. Hill (59,415), Mr. Hood (70,996), Mr. Robinson (62,255), Ms. Van Tassell (13,500), and Ms. Yang (13,500).

(4)
Ms. Biddle resigned from the board effective January 16, 2023 to assume her new position of Special Assistant to the Undersecretary of Infrastructure at the U.S. Department of Energy and our board agreed to accelerate the vesting of all Ms. Biddle’s LTIP units upon her resignation from the board since she left for government service.

(5)
In 2022 and 2023, the company compensated director Patricia S. Han with a consulting fee of  $10,000 for the substantial amount of time she spent advising the company’s Marketing team. The board affirmatively determined that such additional compensation does not impair her independence for purposes of serving on the Compensation and Human Capital Committee, the Nominating and Corporate Governance Committee or the board.

2024 PROXY STATEMENT 33

OUR EXECUTIVE OFFICERS
Set forth below is the biographical information regarding our current executive officers. As of December 31, 2023, our Named Executive Officers were Anthony E. Malkin, Christina Chiu and Thomas P. Durels.
ANTHONY E. MALKIN Chairman and Chief Executive Officer	Age: 61

Anthony E. Malkin is our Chairman and Chief Executive Officer. He joined our predecessor entities in 1989. Mr. Malkin has been a leader in existing building energy efficiency retrofits through coordinating the team of Clinton Climate Initiative, Johnson Controls, JLL, and Rocky Mountain Institute in a groundbreaking project at the Empire State Building. Mr. Malkin led the development of standards for energy efficient office tenant installations which is now known as the Tenant Energy Optimization Program at the Urban Land Institute. Mr. Malkin is a board member of APi Group Corporation (NYSE: APG), the Real Estate Roundtable and Chair of its Sustainability Policy Advisory Committee, a member of the Urban Land Institute, member of the Board of Governors of the Real Estate Board of New York, member of the Partnership for New York City’s Innovation Council. Mr. Malkin received a bachelor’s degree cum laude from Harvard College.

CHRISTINA CHIU	President	Age: 43

Christina Chiu is our President. Prior to her appointment as President, Ms. Chiu served as Executive Vice President, Chief Financial Officer since May 2020 when she joined ESRT, and was then appointed to both Chief Operating Officer & Chief Financial Officer in December 2022.
Prior to joining ESRT, Ms. Chiu had an 18-year career at Morgan Stanley where she served as Managing Director and Chief Operating Officer of the Global Listed Real Assets Investing business, responsible for business development and capital raising efforts, institutional investor and consultant relationships, oversight of the day-to-day investing business, and execution of strategic initiatives. She began her career as a real estate investment banking analyst on both principal investing and strategic advisory transactions.
Ms. Chiu is a member of the Real Estate Roundtable Real Estate Capital Policy Advisory Committee, vice chair of the ULI Technology & Real Estate Council, a member of the NYU Stern Real Estate Board of Advisors, and a David Rockefeller Fellow of the Partnership for NYC. She serves on the American Red Cross National Board of Governors, as well as on the board of directors of the University Settlement Society of New York. Ms. Chiu earned a B.S. in Finance and Accounting summa cum laude from NYU Stern School of Business.

THOMAS P. DURELS	Executive Vice President, Real Estate	Age: 62

Thomas P. Durels is our Executive Vice President, Real Estate. Mr. Durels is responsible for all of our real estate activities for its portfolio of office, retail and multifamily property, including leasing, property redevelopment, management and construction. Mr. Durels joined our predecessor in 1990 where he served in similar capacities, and also supervised property acquisitions. Prior to joining our predecessor, from February 1984 to April 1990, Mr. Durels served as Assistant Vice President at Helmsley Spear, Inc., with responsibilities in construction and engineering for its portfolio of office, hotel, residential and retail properties. Mr. Durels is a member of the Real Estate Board of New York, the Urban Land Institute and the Young Men’s and Women’s Real Estate Association, for which he served as Treasurer in 2003, and is a licensed real estate broker in New York and Connecticut. Mr. Durels received a bachelor’s degree in Mechanical Engineering from Lehigh University.

STEPHEN V. HORN	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	Age: 38

Stephen V. Horn is our Executive Vice President, Chief Financial Officer & Chief Accounting Officer. He oversees finance and accounting at the company, which includes financial reporting, tax, and treasury management.
Mr. Horn joined the company in 2020 as Senior Vice President, Chief Accounting Officer. Prior to this, Mr. Horn spent more than a decade with Ernst & Young LLP as an auditor for a variety of clients, completed an international capital markets rotation through EY’s London office, and was promoted to Audit Senior Manager in the New York office, a position he held from 2017 to 2020.
Mr. Horn is a certified public accountant, and earned a Bachelor of Arts, Accounting degree and a Master of Science, Accounting degree from Michigan State University.

34 EMPIRE STATE REALTY TRUST

COMPENSATION DISCUSSION AND ANALYSIS
This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions. It also provides quantitative and qualitative information about the manner and context in which compensation is awarded to, and earned by, our NEOs.
Executive Compensation Highlights

COMPANY RESULTS
Under the vision of Anthony E. Malkin over the past decade, ESRT has focused on a long-term strategy to:
◗
Modernize its portfolio;

◗
Create entirely new practices of energy efficiency and indoor environmental quality retrofits in the existing built environment and successfully implement those practices in the company’s portfolio;

◗
Reimagine and perform a complete redevelopment of the Empire State Building Observatory; and

◗
Manage the company’s balance sheet to prepare for tighter credit at higher interest rates.

The company carried out this long-term strategy even though in the short-term we vacated tenants and reduced net income and cash flow while we redeveloped our office spaces and performed intricate workarounds to keep the Observatory open while we completed a $165 million renovation. While other companies levered up, ESRT maintained discipline and a strong balance sheet. When the COVID-19 pandemic hit, and a number of peer companies made special awards to their executives, ESRT did not, and in fact Messrs. Malkin and Durels voluntarily reduced their pay along with reductions in other compensation to share the burden and support company morale.
◗
Malkin: base salary $1.00 for the second quarter of 2020 and from $810,000 to $540,000 from August 2020 to September 2021; and equity award reduced by $2.7 million in each of 2021, 2023 and 2024

◗
Durels: base salary from $700,000 to $525,000 from August 2020 to September 2021; and equity award reduced by $1.2 million in each of 2021 and 2022 and by $0.6 million in 2023

ESRT (i) developed fully modernized, well-amenitized, energy efficient, healthy buildings, (ii) created an unmatched customer experience at the Observatory that has been awarded #1 attraction in the U.S. in Tripadvisor’s Travelers’ Choice Awards: Best of the Best in 2022 and 2023, (iii) maintained a strong balance sheet that is resilient through cycles, and (iv) led the real estate industry in sustainability and indoor environmental quality. The result has been strong returns for our shareholders.
CORE FFO BEAT(1) Beat of $0.93 vs. guidance of $0.85 – 0.87	LEASING OUTPERFORMANCE ESRT Manhattan office leased percentage rate +250 bps year-over-year vs. Manhattan market-wide office availability rate increased in 2023	OBSERVATORY OUTPERFORMANCE Tripadvisor’s #1 attraction in the U.S. for 2022 and 2023(2) $94 million NOI in 2023 vs. $95M NOI in 2019 with only 73% of 2019 admissions
SAME-STORE CASH NOI GROWTH BEAT(1) Beat of +2.2% vs. guidance (2.0)% – (4.0)%
STRONG & FLEXIBLE BALANCE SHEET(3)
Lowest leverage amount peers			◗ $1.2 billion liquidity(6) ◗ $476 million returned to shareholders through share repurchase and dividends since 2020 ◗ $448 million of properties acquired in NYC since 2021
	ESRT	Peers(4)
Net Debt/ Adj. EBITDA(1)	5.4x	8.9x
Secured Debt(5)	39%	60%
Floating Rate Debt	0%	11%
SUSTAINABILITY LEADERSHIP
Environmental	Social

◗
One of Newsweek’s 2024 Most Responsible Companies

◗
GRESB 5 Star rating and ranked 1st of 115 Americas’ Listed Companies

◗
BOMA NY Pinnacle Awards for Empire State Building: Earth Building of the Year and the Grand Pinnacle Award,

◗
2023 ENERGY STAR Partner of the Year Sustained Excellence

◗
2023 and 2024 Great Place to Work certified

◗
2022 and 2023 Bloomberg GEI member

Governance
◗
Won “Best Proxy Statement (small cap)” and

◗
Final nominee for “Best Shareholder Engagement (small to mid cap)” in Governance Intelligence’s 2023 Corporate Governance Awards

TSR OUTPERFORMANCE 2021-2023 TSR Cumulative Return +2,654 bps vs. NYC Peers(4) +3,574 bps vs. All Peers(7)

(1)
Core FFO, Same-Store Cash NOI and Adjusted EBITDA are not measurements of financial performance prepared in accordance with GAAP. See page 90 for more information and, where applicable, a reconciliation to the most directly comparable GAAP financial measure.

(2)
Per Tripadvisor’s Travelers’ Choice Awards: Best of the Best in 2022 and 2023.

(3)
Data as of December 31, 2023.

(4)
Peer group includes Boston Properties, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust.

(5)
Reflects the company’s secured debt, at share.

(6)
On March 8, 2024, we closed on the recast of our credit facility which consists of a $620 million senior unsecured revolving credit facility and a $95 million term loan. Both the revolving credit facility and term loan mature in March 2029, inclusive of extension options. As of the date of this proxy statement, $120 million is drawn under the revolving credit facility.

(7)
Peer group includes those listed in footnote (2) plus Kilroy Realty Corporation, Douglas Emmett, Inc. and Hudson Pacific Properties, Inc.

2024 PROXY STATEMENT 35

Since our compensation program is designed to align executive pay with company performance and results for shareholders, our outperformance in 2023 resulted in maximum bonus payouts for our NEOs (as discussed on page 47) and above-target outcomes on our 2021-2023 performance-based equity awards in large part due to ESRT’s outperformance against peers on relative TSR (as discussed on page 50).
2023 TARGET COMPENSATION MIX
2023 COMPENSATION COMPONENTS
BASE SALARY
Our NEOs’ stable source of cash income is set at competitive levels and balances the risk-adjusted nature of our compensation program. See page 41 for more information.
ANNUAL INCENTIVE BONUS

We motivate and reward achievement of short-term corporate and sustainability objectives and individual goals. Sustainability goals are weighted 15% for each NEO and weightings for the other metrics vary among the NEOs depending on the NEO’s ability to impact such metric.

Corporate Goals	◗ Core FFO per Share ◗ Same-Store Cash NOI Growth (excluding Observatory) ◗ Leasing and Occupancy ◗ G&A Expense as a Percentage of Revenues
Sustainability Goals	◗ Environmental ◗ Social ◗ Governance
Individual Goals	Qualitative performance against individualized goals based on an NEO’s responsibilities and duties to the company
The Compensation and Human Capital Committee reserves the ability to include a subjective element of judgment to adjust the formula result if appropriate based on identified non-quantitative factors.
Bonus Election
Our NEOs have the option to receive any annual incentive bonus earned in one of three ways: (i) cash, (ii) fully vested LTIP units at 100% of the face amount, or (iii) LTIP units that vest over three years, subject to continued employment, at 120% of the face amount.

See page 42 for more information.
EQUITY

45% Time-Based Equity
Long-term equity is granted in the form of LTIP units or Restricted Shares at the NEO’s election. All of our NEOs have chosen the LTIP unit option.
Time-based awards generally vest 25% per annum over four years, subject to continued employment.
See page 48 for more information.

55% Performance-Based Equity
Performance-based awards are earned based on a combination of:
(i)
the company’s TSR performance over a three-year period relative to the Nareit Index;

(ii)
the company’s performance against three-year sustainability metrics; and

(iii)
the company’s performance against one-year corporate metrics with a three-year absolute TSR modifier.

Such awards, to the extent earned, vest 50% at the end of the three-year performance-period and 50% on the first anniversary of the end of such period, subject to continued employment. See page 48 for more information.

36 EMPIRE STATE REALTY TRUST

Realized Compensation
To assist shareholders in understanding the compensation arrangement for our CEO, we provide the following views of compensation:

SEC SUMMARY COMPENSATION TABLE VIEW
The compensation in a given year calculated in accordance with SEC rules and set out in the Summary Compensation Table on page 56 reflects the actual base salary paid with respect to the applicable year, the annual incentive bonus paid with respect to the applicable year (even though paid in March of the following year), the grant date fair value of the long-term equity granted in such year and all other compensation, including perquisites, required to be reported.
Thus, SEC compensation includes amounts which the CEO does not actually receive during such years, such as equity grants that may not vest for several years (or at all) or may be forfeited. As such, the SEC- reported compensation may differ substantially from the compensation actually realized by our CEO.

ESRT REALIZED COMPENSATION VIEW
To supplement the SEC-required disclosure, we provide a realized compensation view that is designed to capture the compensation actually received by our CEO in a given year. We calculate realized compensation as the sum of:
(1)
the “Salary”, “Bonus” and “All Other Compensation” columns reported in the Summary Compensation Table; and

(2)
the time-based and performance-based LTIP units that vested in each of the applicable years as reported in the “Option Exercises and Stock Vested” table on page 60 at a value based upon the closing price of our Class A common stock on the NYSE on the vesting date.

The realized compensation for our CEO was substantially less in 2021 and 2022 than the total compensation reported in the Summary Compensation Table due to the downward trend in TSR for NYC office REITs, but as ESRT has outperformed peers (see page 50 for more information), more of our CEO’s performance-based awards were earned in 2023, so there is less of a difference between realized compensation and Summary Compensation Table compensation.

CEO Summary Compensation Table ("Granted") vs. Realized Compensation ("Realized")
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
7.92M
4.45M
8.39M
6.47M
8.96M
8.79M
Granted
Realized
Granted
Realized
Granted
Realized
2021
2022
2023
Base Salary
Bonus(1)
Stock Awards
Other

(1)
Annual Incentive Bonus Election. Our NEOs have the option to receive any annual incentive bonus earned in one of three ways: (i) cash, (ii) fully vested LTIP units, or (iii) LTIP units that vest over three years, at 120% of the face amount. The amounts included in the “Bonus” bar represent the face amount of the bonus awarded to our CEO in each year shown. The extra value to be received by our CEO who elected option (iii) in each year shown is included in the “Stock Awards” bar.

2024 PROXY STATEMENT 37

COMPENSATION BEST PRACTICES
We have adopted many market best practices with respect to our compensation program. Highlights of those practices are set forth below.

WHAT WE DO
We pay for performance, and our compensation programs are designed to have direct alignment with TSR

We use multiple performance metrics and both short-term and long-term performance periods in granting equity awards to foster achievement across multiple business goals and time periods

We have implemented a clawback policy that requires the recovery of erroneously received incentive-based compensation in the event of an accounting restatement due to material noncompliance with financial reporting requirements

We have “double-trigger” change in control benefits

We have robust stock ownership guidelines for our NEOs and directors

We align the interests of our shareholders and NEOs by granting long-term equity awards that vest based on both achievement of TSR targets and continued service over time

We engage an independent compensation consultant to advise the Compensation and Human Capital Committee, which is comprised entirely of independent directors

We obtain confirmation from an independent consultant that our compensation structure does not encourage excessive or inappropriate risk taking

WHAT WE DO NOT DO
We do not provide “golden parachute” tax gross-up payments

We do not have “single-trigger” change in control benefits

We do not allow hedging by directors or employees; our Compensation and Human Capital Committee must approve any pledge of company stock by executives and other key employees

We do not encourage unnecessary or excessive risk taking; incentive awards are not based on a single performance metric and do not have guaranteed minimum payouts

Our equity plan does not permit repricing of stock options without shareholder consent

We do not provide perquisites for our NEOs, with the exception of very limited perquisites for our CEO structured with safety considerations and for specific business purposes

Compensation Program Objectives

The Compensation and Human Capital Committee designed the 2023 executive compensation program with the objectives and key features set out below:
PROGRAM OBJECTIVE	HOW WE GET THERE
Alignment with Corporate Strategies
We set performance metrics for our annual incentive bonus that align with our corporate and sustainability goals and are tied to our annual financial and operational results, with the flexibility to adjust for individual performance and non-formulaic factors, where appropriate.

Alignment with Shareholder Interests
A substantial portion of our NEOs’ pay is long-term incentive compensation in the form of performance-based equity to link compensation with the creation of shareholder value by granting awards that are earned based in part on TSR over a period of years.

Short-Term and Long-Term Performance Objectives
A substantial percentage of our NEOs’ pay is performance-based. This is divided between (i) annual incentive bonus, which measures performance over a one-year period and rewards achievement of short-term company corporate, sustainability and individual goals, and (ii) long-term performance-based equity, which measures performance over a multi-year period and rewards long-term company shareholder return.

Long-Term Continued Employment
Our NEOs are granted long-term incentive compensation in the form of time-based equity awards that are earned based on continued service, designed to retain highly talented executives over a period of years.

Balanced Mix
We provide current compensation in the form of cash, divided between base salary and annual incentive bonus, and long-term compensation in the form of equity, divided between performance-based and time-based equity. Both current and long-term compensation are mixed between stable (base salary and time-based equity) and performance-based (annual incentive bonus and performance-based equity) compensation.

No Unnecessary Risk-Taking
To ensure that compensation arrangements do not encourage unnecessary risk-taking, we create a balance between performance-based and non-performance-based compensation and short-term and long-term performance-based compensation with a mix of performance metrics and set performance metric targets that we believe are aspirational but achievable. We also have minimum stock ownership guidelines to help mitigate potential compensation risk and further align the interests of our NEOs with those of our shareholders.

Competitive
To ensure our compensation remains competitive, the Compensation and Human Capital Committee engaged Ferguson Partners as its independent consultant in 2023 and prior years to review and benchmark the compensation we provide relative to our peer group and other market data.

38 EMPIRE STATE REALTY TRUST

Compensation Setting Process

ROLES OF OUR COMPENSATION AND HUMAN CAPITAL COMMITTEE, COMPENSATION CONSULTANT AND MANAGEMENT
COMPENSATION AND HUMAN CAPITAL COMMITTEE
Our Compensation and Human Capital Committee is comprised entirely of independent directors and chaired by Thomas J. DeRosa. The committee has overall responsibility for monitoring the performance of the company’s executives and evaluating and approving our executive compensation policies and programs. In addition, the committee oversees the administration of our equity plans. The committee determines all components of our CEO’s compensation.
With respect to the other NEOs, the committee seeks input from our CEO and reviews and approves all components of our other NEOs’ compensation.
COMPENSATION CONSULTANT
Our Compensation and Human Capital Committee has engaged Ferguson Partners to provide guidance with respect to the development and implementation of our compensation programs. Ferguson Partners provides the committee with advice concerning the types and levels of compensation to be paid to our NEOs. In connection with this, Ferguson Partners provides market data on base salary, annual incentive bonus, and long-term incentive compensation at other REITs.
The committee requires that its consultant be independent of company management and performs an annual assessment of such independence. It most recently assessed Ferguson Partners’ independence in March 2023 and confirmed that Ferguson Partners remains independent and free of any conflict of interest which might affect its work.
MANAGEMENT
Our CEO attends Compensation and Human Capital Committee meetings, provides information as to the individual performance of the other NEOs and makes annual recommendations to the committee regarding appropriate compensation levels for all NEOs other than himself. All elements of our NEOs’ compensation must be approved by our Compensation and Human Capital Committee and the committee regularly meets in executive session without the CEO or any members of management present.
PEER BENCHMARKING PROCESS
In developing our executive compensation programs, our Compensation and Human Capital Committee commissions an annual compensation benchmarking analysis to ensure that our programs are competitive with those of other similar publicly-traded REITs, including consideration of the cost of attracting and retaining talented executives in the New York City marketplace.
PEER DATA
Our company has few public REIT direct business competitors, particularly when factoring our geographic focus in the metropolitan New York City marketplace. In order to allow for a robust examination of market practices, the Compensation and Human Capital Committee, in consultation with Ferguson Partners, strives to develop a peer group that best reflects the characteristics noted in the table below.
Guiding Principles for Empire State Realty Trust’s Peer Selection
INDUSTRY	SIZE	BUSINESS CHARACTERISTICS

CONSIDER INDUSTRY to identify companies with a similar business model or philosophy
◗
Start with New York City office-focused REITs with substantial portfolios in New York City

◗
Expand to other high barrier to entry market office-focused REITs

	CONSIDER SIZE (i.e., total capitalization) to ensure companies are similar in scope	CONSIDER OTHER BUSINESS CHARACTERISTICS that distinguish the complexity of the particular business (e.g., operating the Observatory)

2024 PROXY STATEMENT 39

QUESTIONS ADDRESSED IN DEVELOPING AN EFFECTIVE PEER GROUP
Who are key performance comparators?	◗ Who do we compete with for tenants? ◗ Who do we compete with for investors? ◗ Which companies have similar market demands and influences?
Who are closest competitors for talent?
◗
Which companies might logically try to recruit our executives?

◗
If our company had to replace a member of its executive team externally, from which companies might it recruit to attract executives with similar capabilities?

Who are the peers from an external perspective?
◗
Who does the investment community name as peers?

◗
Who cites Empire State Realty Trust as a peer?

◗
Who are other REITs classified within the Nareit Index and broader MSCI US REIT Index that best fit the characteristics noted above?

After our peer group has been confirmed, Ferguson Partners, our independent compensation consultant, provides market data and practices of the peer group for our Compensation and Human Capital Committee to consider, as well as information on executive compensation trends and developments generally. Specifically, Ferguson Partners provides information regarding the design and levels of compensation paid by our peers and overall counsel to determine the appropriate incentive design for our company. Such compensation data for peers is analyzed by our Compensation and Human Capital Committee with the assistance of Ferguson Partners to set a suitable and competitive compensation package in the context of the New York City marketplace in which we operate and the competitive conditions for the talent pool in that market. The resulting compensation is intended to serve the company’s requirements in both recruitment and retention of key qualified executives and to motivate our executive officers to achieve our corporate goals and increase value for our shareholders. An executive’s target compensation is not mechanically set at a particular percentage of the peer group. Rather, our Compensation and Human Capital Committee also takes into account the executive’s role and experience and the competitive factors needed to retain and incentivize such executive.
2023 PEER GROUP
In December 2022, the Compensation and Human Capital Committee, in consultation with Ferguson Partners reviewed the company’s peer group. The Compensation and Human Capital Committee determined to keep the same peer group for 2023 as 2022, but removed iStar, Inc. due to its merger with Safehold.
2023 PEER GROUP
At the time Ferguson Partners conducted its analysis of executive compensation during the fourth quarter of 2022 for the purposes of 2023 compensation-setting, our company size ranked among this peer group (without iStar, Inc.) at approximately the following relative percentiles across the categories below:
UPREIT (EQUITY) MARKET CAPITALIZATION	TOTAL CAPITALIZATION	NUMBER OF EMPLOYEES
36th PERCENTILE	24th PERCENTILE	75th PERCENTILE

40 EMPIRE STATE REALTY TRUST

GOAL SETTING AND PERFORMANCE EVALUATION PROCESS
The Compensation and Human Capital Committee’s oversight of compensation for our NEOs, including our Chairman and CEO, uses a three-step process:
1	ESTABLISHMENT OF CORPORATE AND ESG GOALS AND INDIVIDUAL OBJECTIVES
BEGINNING OF EACH YEAR

◗
CEO provides recommendations to the Compensation and Human Capital Committee regarding the company’s target corporate and sustainability goals and individual objectives for himself and the other NEOs.

◗
The target corporate goals are reviewed with the committee through a multi-month process that begins in the fall with management’s preparation of a budget for the following year. The budget is prepared with input from each of our departments and undergoes numerous reviews by management and our NEOs. The result of the budget process is the formation of a corporate model by which we measure our performance during the year.

◗
The board reviews the corporate model, including the financial and operational assumptions that underlie the corporate model to test its rigor and alignment with our strategies and market conditions. The target corporate goals used in NEOs’ annual incentive bonus targets are set based on the corresponding targets in such tested corporate model.

◗
Our CEO works with each other NEO to establish annual individual objectives which align with the overall goals of the company. The individual goals relate to specific strategic and organizational objectives. The committee believes that individual accountability and strong individual performance should lead to overall strong company performance, for which the committee wants to hold the senior leadership team accountable.

2	EVALUATION AND REVIEW PROCESS
END OF YEAR

◗
Our executive compensation determinations include an evaluation and performance review process that measures each NEO’s performance against his or her objectives for that year. These evaluations and performance reviews are an essential part of the process by which the committee determines overall executive compensation and include both a mid-year and a full-year evaluation.

◗
Our CEO first provides the Chair of the Compensation and Human Capital Committee with a report on his own performance compared to the objectives established for him.

◗
The Chair of the Compensation and Human Capital Committee then prepares his own written evaluation and discusses with the full board in executive session, while also considering additional factors, including prior years’ compensation trends, prior years’ company performance and the relative level of rigor and complexity of the CEO’s tasks resulting from the competitive marketplace in which we operate.

◗
As part of the year-end evaluation process, our CEO prepares evaluations of all the other NEOs, which are then presented to the board for discussion. Based on the evaluations, the CEO recommends compensation packages for each other NEO, after the end of the calendar year.

3	DETERMINATION OF COMPENSATION
OVER THE COURSE OF SEVERAL MEETINGS IN THE FIRST QUARTER OF THE FOLLOWING YEAR

◗
After considering the result of the most recent Say-on-Pay vote, reviewing the NEOs’ performance against goals and objectives for the year and considering the other factors discussed above, and after consultation with the full board, the Compensation and Human Capital Committee makes its final determinations with respect to compensation. The committee’s objective is to ensure that the level of compensation is consistent with the level of corporate and individual performance delivered while also attracting and retaining highly talented executives in our competitive industry and metropolitan area, motivating our NEOs to achieve exceptional corporate results and aligning their interests with those of our shareholders.

Compensation by Component

BASE SALARIES

The base salary payable to each NEO provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salaries are reviewed annually by our Compensation and Human Capital Committee with input from our independent compensation consultant, Ferguson Partners, and may be adjusted to match more closely the competitive market levels or to recognize an executive’s professional growth, development and increased responsibility.

◗
In 2023, the base salaries of Messrs. Malkin and Durels were increased by 5% in line with increases given to other employees at the company. Prior to these increases, their base salaries had remained unchanged since 2019 other than temporary pandemic-related voluntary reductions:

◗
Malkin: base salary reduced to $1.00 for the second quarter of 2020 and from $810,000 to $540,000 from August 2020 to September 2021

◗
Durels: base salary reduced from $700,000 to $525,000 from August 2020 to September 2021

◗
In 2023, the base salary of Ms. Chiu was increased by 3.8% in light of her promotion to COO to better align with peer practices. Ms. Chiu’s base salary had previously been increased along with her increased responsibilities in July 2021 and January 2022.

2024 PROXY STATEMENT 41

The table below shows the base salaries of our NEOs over the past three years.
Named Executive Officer	2021 ($)	2022 ($)	2023 ($)
Anthony E. Malkin	810,000(1)	810,000	850,500
Christina Chiu	550,000(2)	650,000	675,000
Thomas P. Durels	700,000(3)	700,000	735,000

(1)
Voluntarily reduced from $810,000 to $540,000 from August 2020 until restored through committee approval effective September 1, 2021.

(2)
Increased mid-year from $475,000 to $550,000 through committee approval effective July 1, 2021.

(3)
Voluntarily reduced from $700,000 to $525,000 from August 2020 until restored through committee approval effective September 1, 2021.

ANNUAL INCENTIVE BONUS OPPORTUNITIES
We provide annual incentive bonuses to motivate and reward achievement of short-term company corporate and sustainability objectives and individual NEO goals. Target annual bonuses are set at a percentage of the NEO’s annual base salary.
The corporate goals for the 2023 annual incentive bonus program and the weighting of each goal is set forth below.
Metric	Malkin	Chiu	Durels
Core FFO per Share	20%	20%	20%
Same-Store Cash NOI Growth (excluding Observatory)	20%	15%	20%
Leasing and Occupancy	10%	5%	25%
G&A Expense as a Percentage of Revenues	10%	10%	10%
Sustainability Goals	15%	15%	15%
Individual Goals	25%	35%	10%
Upon the recommendation of Ferguson Partners, our Compensation and Human Capital Committee set 2023 annual bonus opportunities that contained a threshold, target, and maximum level as set forth below (with the amounts in the % column as a percentage of base salary). Target bonus percentages for Messrs. Durels and Malkin remained unchanged, but the dollar value of the opportunity increased along with the increase to base salary. Ms. Chiu’s target bonus percentage was increased to 125% of her base salary, and her threshold and maximum were adjusted accordingly.
	Threshold		Target		Maximum
Named Executive Officer	%	$	%	$	%	$
Anthony E. Malkin	75.0	637,875	150	1,275,750	225	1,913,625
Christina Chiu	62.5	421,875	125	843,750	187.5	1,265,625
Thomas P. Durels	37.5	275,625	75	551,250	112.5	826,875
As discussed in “Goal Setting and Performance Evaluation Process” on page 41, our Compensation and Human Capital Committee established rigorous quantifiable corporate and ESG objectives, and it reserved the ability to include a subjective element of judgment to adjust the formula result if appropriate based on identified non-quantitative factors.

42 EMPIRE STATE REALTY TRUST

CORPORATE GOALS
The tables below summarize 2023 performance against each of the target corporate goals and the significance of each performance metric for purposes of determining executive compensation.
1	CORE FFO PER SHARE
OUTCOME Exceeded

Why is this metric important?
Funds from Operations (“FFO”) is widely acknowledged by the REIT industry as being a helpful measure of the operating performance of a real estate company because it excludes depreciation and gains or losses relating to sales of depreciated real estate. The company uses “Core FFO,” which further excludes amortization of below-market ground leases and other items that by their nature are not comparable from period to period and tend to obscure actual operating results, as a method to compare the operating performance of the company over a given time period to that of other companies and other time periods in a consistent manner. The company believes that Core FFO is helpful to shareholders as a supplemental measure of its operating performance because it is a direct measure of company performance and may significantly impact the trading price of our common stock and, therefore, may significantly impact TSR.
Target: Target of  $0.85 per share was set higher than the 2022 target of  $0.77 but lower than the actual 2022 result of  $0.90 because the 2022 result reflected one-time lease termination income of  $20 million.
Performance: Outperformed ($0.93 vs. target of  $0.85) due primarily to operating expenses that came in lower than budgeted, observatory performed better than expected, early rent commencement with a large tenant, tax refunds that resulted from successful tax appeals, and higher interest income than expected.
See page 92 for a reconciliation of Core FFO per Share to the most directly comparable GAAP measure.
2	SAME-STORE CASH NOI GROWTH (EXCLUDING OBSERVATORY)
OUTCOME Exceeded

Why is this metric important?
Same-Store Cash NOI Growth (excluding observatory) is a key internal performance metric that measures growth in our existing real estate portfolio and compares year-over-year improvements in our property operations as a result of increases in occupancy, cash rental income and our ability to manage property operating expenses and taxes. Our same-store portfolio includes all of our properties owned and included in our portfolio for all periods presented. It does not include properties held-for-sale or those properties which we otherwise expect to dispose of in the subsequent quarter or our multifamily properties.
Target: Target of  (6.0)% was set more challenging than the 2022 target of  (9.3)% and lower than the actual 2022 result of  (4.1)% based on expected increase in operating expenses and property utilization.
Performance: Outperformed (2.2% vs. target of  (6.0)%) due primarily to operating expenses that came in lower than budgeted, early rent commencement with a large tenant and tax refunds that resulted from successful tax appeals.
See page 91 for a reconciliation of Net Operating Income (NOI) to the most directly comparable GAAP measure.

2024 PROXY STATEMENT 43

3	LEASING AND OCCUPANCY
OUTCOME Exceeded

Why is this metric important?
Our Leasing and Occupancy metric is a combination of performance across three sub-metrics:
◗
Leased percentage at year-end across our portfolio

◗
Leasing volume (based on total square footage)

◗
Weighted average starting rents across our office portfolio

Each of these are key metrics because they measure our ability to attract and retain tenants and profit from our real estate portfolio.
Outcome is determined by averaging leased percentage at year-end, leasing volume and weighted average starting rents metrics. Within the leased percentage metric, NYC office, GNYM office and retail subcategories are weighted based on relative square footage. Within the leasing volume metric, “new” and “renewal” subcategories are weighted equally. Within the weighted average starting rents metric, NYC office and GNYM office are weighted based on relative square footage, and “new” is worth 50% and “renewal” is worth 50%.
Outcome
Significant overachievement in renewal leasing volume, above target weighted average starting rents in our NYC office portfolio, and near target achievement on our ambitious goal for NYC office leased percentage against a market backdrop of reduced leasing, rents and occupancy combined to drive outperformance overall for the leasing and occupancy category.

TARGET AND OUTCOME
Metric	Target	Result	Achievement
Leased Percentage (33%)
NYC Office	92.5%	92.1%	Not Met
GNYM Office	86.0%	79.3%	Not Met
Retail	96.0%	92.1%	Not Met
Leasing Volume (sq. ft.) (33%)
New	878,000	568,183	Not Met
Renewals	205,000	382,563	Exceeded
Weighted Average Starting Rents (33%)
New NYC	$60.15	$62.44	Exceeded
New GNYM	$47.14	$42.77	Not Met
Renewals NYC	$60.86	$65.64	Exceeded
Renewals GNYM	$41.66	$44.41	Exceeded
4	GENERAL AND ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF REVENUES
OUTCOME Exceeded

Why is this metric important?
G&A expenses as a percentage of revenues is a key internal performance metric that measures our ability to manage our general and administrative expenses.
Target: Target of 8.7% was set less challenging than the 2022 target of 8.5% and the 2022 actual result of 8.5% because the 2022 result reflected one-time lease termination income of $20 million.
Performance: Outperformed (8.6% of revenues vs. 8.7% target) due primarily to increase in revenues, partially offset by increases in G&A.

44 EMPIRE STATE REALTY TRUST

5	Sustainability
OUTCOME Exceeded

Why is this metric important?
Capitalizing on our sustainability leadership in the real estate industry is a key component of our strategy and thus beginning in 2021, the board increased the weighting of the sustainability metric from 10% to 15% as a percentage of each NEO’s annual incentive compensation.
Target and Performance
Each goal set forth below was assigned a points weighting as shown in the chart below. Scoring was determined on an interpolated basis:
◗
THRESHOLD (50%): 15 points, forfeited under 15 points

◗
TARGET (100%): 18 points

◗
MAX (150%): 20 or more points

	GOAL	POSSIBLE POINTS	2023 ACHIEVEMENTS	ACHIEVED POINTS
ENVIRONMENTAL	GRESB — make 2023 submission and achieve 5 stars and disclosure score of “A”	2	GRESB awarded us with a Five Star Rating for the fourth consecutive year and an “A” for ESG disclosure and reporting. GRESB ranked ESRT first among all 115 listed companies in the Americas.	2
	WELL Health-Safety Rating — make 2023 submission and achieve rating for 2023	1	We were the first commercial portfolio in the Americas to achieve the WELL Health-Safety Rating across 100% of our portfolio in September 2020 and are among the first to be recertified twice.	1
	Maintain Fitwel certification	1	Since 2020, ESRT has been recognized as a Fitwel Champion for our commitment to support the health and well-being of our employees and tenants. 86% of our entire NYC portfolio is Fitwel certified.	1
	Publication of Sustainability Report in 2023 aligned with GRI, SASB, TCFD reporting standards	2	We published our report in accordance with these reporting standards in April 2023.	2
	Maintain ENERGY STAR Partner of the Year (“ESPOY”) status and target Sustained Excellence	1	We achieved the 2023 ENERGY STAR Sustained Excellence Award, which highlights our consistent ESPOY recognition for outstanding leadership in environmental and public health initiatives, and 92% of our NYC portfolio is certified by ENERGY STAR, the national industry standard for energy efficiency.	1
	Receive prominent third-party recognition for sustainable buildings	2	In 2023, we achieved: ◗ Ranked as one of Newsweek’s 2024 Most Responsible Companies ◗ Green Lease Leader Platinum ◗ DOE Better Building Challenge with recognition and awards for program and project of the year and participation in net zero energy and water pilots ◗ EPA Green Power Partner ◗ NYC Mayors Office Carbon Partnership	2
SOCIAL	Develop and implement internal tracking system such that we can measure broader diversity	1	We began tracking diverse hires and terminations and reporting to the board quarterly as well as the management committee. We also track and report veteran status (to EEOC) and age and diversity statistics (to EEOC plus the public through sustainability report).	1
	Maintain Bloomberg GEI inclusion in 2023	1	Complete. Selected for inclusion in 2023 Bloomberg GEI.	1
	Implement WELL at Scale	1	Complete. We are an early adopter of WELL at Scale across the entire portfolio.	1
	Implement WELL Equity Rating	1	Complete. We are an early adopter of the WELL Equity Rating across the entire portfolio.	1
	Advance gender and racial diversity initiatives, including through DEI hiring practices and training	2	We launched a 3-year strategy, which we communicated to entire corporate organization. We also communicated diverse terminations and hires to the board and management committee.	2
	Conduct employee engagement survey and achieve overall score in-line with third-party benchmarking data	1	In 2023, we outpaced benchmarking data and received “Great Place to Work” designation.	1
	Increase employee training offerings, including at least one company-wide trainings on DEI and one training focused on developing managers	1	In 2023, we launched management training, inclusion training and company-wide training on listening and giving feedback.	1
	Measure and track supply chain diversity in 2023	1	In 2023, we onboarded Supplier Gateway to measure and track supply chain diversity.	1
	Increase employee volunteerism in 2023	1	In 2023, we increased our volunteer percentage to 98% of employees.	1

2024 PROXY STATEMENT 45

	GOAL	POSSIBLE POINTS	2023 ACHIEVEMENTS	ACHIEVED POINTS
GOVERNANCE	Conduct off-season governance outreach to key shareholders (fall-winter 2023)	1	Offered meetings to investors representing 81% of shares outstanding and met with investors representing 41% of shares outstanding	1
			Winner of “Best Proxy Statement (small cap)” and nominee for “Best Shareholder Engagement (small to mid cap)” in Governance Intelligence’s 2023 Corporate Governance Awards
	Increase number of ESG and human capital topics addressed at board meetings in 2023	1	Throughout 2023, we increased the material/data points provided to the Nominating and Corporate Governance Committee by our SVP, Director of Energy, Sustainability and ESG and SVP, Chief People Officer. See page 26 for more information.	1
	TOTAL POSSIBLE POINTS	22		22
INDIVIDUAL GOALS
Our Compensation and Human Capital Committee also reviewed the individual achievements of each NEO in 2023 against goals set at the beginning of the year. Individual goals for all NEOs include execution of strategic priorities within their respective departments. All NEOs’ individual goals also include leadership, team development and succession planning. The committee assessed each NEO’s performance against his or her respective business goals set forth below and determined that he or she exceeded such goals.
Anthony E. Malkin, Chairman and Chief Executive Officer
Goals	Key Achievements

◗
Work with board to define board objectives

◗
Drive ESRT team to achieve board objectives

◗
Set, refine, enhance and execute on the business plan and strategic vision

◗
Drive Observatory team to achieve budget objectives

◗
Leadership on sustainability in ESRT and in public policy

◗
Directly manage and improve public relations, brand, and digital/social footprint of ESRT

◗
Management team development and succession

◗
Conceive and engage directly with M&A, external growth, investors (personal management of QIA relationship), lenders on own initiative and on request

◗
Established and met aggressive goals for leasing (caused outperformance on certain leasing compensation metrics), observatory performance, financing, and reinvestment of disposition sales proceeds in tax-efficient manner

◗
Observatory delivered NOI of  $94 million as compared to $95 million in 2019 with only 73% of 2019 admissions

◗
Sustainability leadership has been a critical component of our success, as it helped drive tenant interest in the portfolio and the company earned government incentives and grants

◗
The company has unprecedented social media and brand awareness of its Observatory, well above its weight for leasing-related social media and brand awareness

◗
Drove leadership succession of Christina Chiu to President and Stephen V. Horn to CFO

Christina Chiu, President
Goals	Key Achievements

◗
Maintain balance sheet flexibility and broad access to capital

◗
Efficient capital allocation

◗
Enhance investor perception and understanding of ESRT strategy and competitive advantages and overall credibility with financial markets

◗
Actively engage and cultivate relationships with investors, sell-side analysts, lenders, advisors, other REITs

◗
Refine, enhance and execute on the business plan and strategic vision

◗
CAO, FP&A, IR team delegation, development, and succession

◗
◗
Amidst a capital markets environment that is adverse to office properties, positioned the company to secure early credit facility recast and maintained strong balance sheet, including no floating rate debt exposure and lower leverage versus peers

◗
Led structure of 1031 transactions to recycle out of suburban office into NYC multifamily/retail to avoid tax leakage while maintaining simple capital structure

◗
Efficiently allocated capital, including through resized dividend and use of NOL carryforward

◗
Successful development of Stephen V. Horn to CFO and elevation of responsibility of CFO team

◗
Established credibility with investor base and lenders and enhanced investor perception and understanding of ESRT strategy

46 EMPIRE STATE REALTY TRUST

Thomas P. Durels, EVP, Real Estate
Goals	Key Achievements

◗
Drive bottom line from property performance, including tenant retention, new leasing and operating and capital costs controls

◗
Company execution of energy efficiency measures

◗
Identify, vet, and execute property technology to improve tenant service, budgeting of operations and capital expense reporting

◗
Operating expense reduction and control

◗
Capital expenditure execution and cost control relative to budget

◗
Completion of new amenity projects

◗
Provide real estate support for acquisitions/dispositions and mentorship to acquisition team

◗
Faster turnaround on review and approval

◗
Better delegation and property management team development and succession

◗
Identify and implement prop-tech to improve office and multi- family tenant experience, annual budgets and cap ex budgets and reports

◗
Led team to outperformance in property Same-Store Cash NOI Growth

◗
Established aggressive goals for leasing and outperformed certain leasing compensation metrics and achieved 250 bps positive absorption for ESRT’s Manhattan office portfolio amidst an overall market that had increased vacancy rates

◗
Led and established processes for discipline on property operating costs that resulted in savings and operating expenses below budget

◗
Led successful execution of capital improvement projects, including new amenity projects and tenant build outs, and integrated sustainability work into building systems across portfolio

◗
Led successful disposition transactions and transitions on newly acquired assets

COMMITTEE ASSESSMENT OF ANNUAL INCENTIVE BONUS PAYOUTS
The committee applied outcomes on the corporate and sustainability metrics across the pre-set weightings as shown below.
Metric	Target	Actual Result	Outcome	Malkin	Chiu	Durels
Core FFO per Share	$0.85	$0.93	Exceeded	20%	20%	20%
Same-Store Cash NOI Growth (excluding Observatory)	(6.0)%	2.2%	Exceeded	20%	15%	20%
Leasing and Occupancy	Combination of metrics on page 44		Exceeded(1)	10%	5%	25%
G&A Expense as a Percentage of Revenues	8.7%	8.6%	Exceeded	10%	10%	10%
Sustainability Goals	18/22	22/22	Exceeded	15%	15%	15%

(1)
Significant overachievement in renewal leasing volume, above target weighted average starting rents in our NYC office portfolio, and near target achievement on our ambitious goal for NYC office leased percentage caused outperformance overall for the leasing and occupancy category after application of the weightings described on page 44.

Because the company exceeded its goals on all corporate and sustainability metrics, with significant overachievement on Core FFO per share, Same-Store Cash NOI growth (excluding Observatory) and renewal leasing volume and sustainability metrics in particular, bonus achievement would have been between 130% and 139% for each NEO even if they were only awarded target for the individual goal component.
The committee further considered each NEO’s significant individual contributions in 2023 as noted on page 46 and the company’s overall 2023 performance as noted on page 35.
In light of these factors, the committee determined to apply on the individual goal metric, an outcome sufficient for each NEO to achieve his or her pre-set maximum bonus amount (worth 25% for Malkin, 35% for Chiu and 10% for Durels).
Based upon the factors noted above, the committee approved payment of the following 2023 cash bonus awards:
Named Executive Officer	Target Bonus Award ($)	Percentage of Achievement (%)	Actual Bonus Award ($)
Anthony E. Malkin	1,275,750	150%	1,913,625
Christina Chiu	843,750	150%	1,265,625
Thomas P. Durels	551,250	150%	826,875
BONUS ELECTION PROGRAM
We reinforce the alignment of our NEOs’ interests with those of shareholders through a bonus election program under which each NEO may elect to receive his or her annual incentive bonus in any combination of  (i) cash, (ii) fully vested LTIP units at 100% of the face amount or (iii) LTIP units that vest over three years, subject to continued employment, at 120% of the face amount.
The chart below shows the face amount of the annual incentive bonus awarded to each NEO for 2023 as well as the cash and equity components elected by each.

2024 PROXY STATEMENT 47

Named Executive Officer	Face Amount of Bonus Award ($)	Amount of Award Received in Cash at Face Amount ($)	Amount of Award Elected to be Received in Vested LTIP Units at Face Amount ($)	Amount of Award Elected to be Received in 3-Year Time-Based LTIP Units at 120% of Face Amount ($)
Anthony E. Malkin	1,913,625	—	—	2,296,345
Christina Chiu	1,265,625	1,265,625	—	—
Thomas P. Durels	826,875	—	—	992,249
Additionally, the committee determined to award Ms. Chiu a $500,000 cash bonus in recognition of her promotion to President and achievements in the year that merited such promotion, such that her total cash bonus paid in March 2024 was $1,765,625.
Long-Term Equity Incentive Compensation

GENERAL
LONG-TERM EQUITY INCENTIVE MIX

Our Compensation and Human Capital Committee believes that a substantial portion of each NEO’s compensation should be in the form of long-term equity incentive compensation. Equity incentive awards align management’s interests with those of our shareholders and encourage management to create shareholder value over the long-term because the value of the equity awards is directly attributable to changes in our dividends and the price of our common stock over time. In addition, equity awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years.
Long-term equity incentive compensation is granted in the form of LTIP units or Restricted Shares. Each grant is formulated as a dollar amount when approved, based on peer benchmarks, competitive conditions, and the criteria and goals discussed herein. In accordance with the applicable approval, such dollar amount is converted into units or shares, using a grant date fair value calculation. For a description of such fair value calculation and a description of LTIP units, see “LTIP Units — Valuation” on page 52. In connection with these awards, our NEOs elect whether to receive LTIP units or Restricted Shares. To date, all of our NEOs have chosen LTIP units.

In order to maximize retention and enhance the achievement of goals for our company, the committee has determined to structure our long-term incentive awards to include both (i) awards subject to vesting based on achievement of multiple performance-based criteria and (ii) awards subject to time-based vesting.
◗
For 2023, the Compensation and Human Capital Committee maintained the same allocation of long-term equity incentive awards in the form of performance-based vesting awards (55%) versus time-based vesting awards (45%) as in 2022.

TIME-BASED AWARDS
VESTING 25% per year over 4 years	CONDITIONS Continued employment	DIVIDENDS/DISTRIBUTIONS Paid as and when distributions are paid with respect to our common stock and partnership units
PERFORMANCE-BASED AWARDS

Historically, the performance criteria for our NEO’s performance-based vesting awards has been entirely comprised of relative TSR metrics. The awards issued in 2019, 2020 and 2021 were based on the company’s TSR over a three-year performance period relative to indices which reflect the performance of a representative group of  (i) office REITs (SNL Office Index, later replaced by NAREIT Index) and (ii) all REITs (MSCI US REIT Index). In response to shareholder feedback, in 2021 we increased the relative TSR targets to require outperformance, increasing the percentile targets on each index from the 50th percentile to the 55th percentile.
Upon the recommendation of the committee’s independent compensation consultant, and after review of peer practice, the committee determined to modify the performance criteria for the awards issued in 2022 covering the three-year performance period from January 1, 2022 through December 31, 2024 to include the pre-established quantitative performance metrics and potential payout levels shown in the chart to the left.
We maintained the same format for the awards issued in 2023. The following chart shows the target/threshold/max set for each metric.

48 EMPIRE STATE REALTY TRUST

Criteria/Commentary	Weighting	Threshold	Target	Max
RELATIVE TSR (AGAINST NAREIT INDEX) ◗ Aligns management interest with shareholder interest ◗ Maintained as largest portion of award ◗ Maintained requirement for outperformance for target	50%
OPERATIONAL METRICS (WITH MODIFIER) ◗ Objective criteria over a one-year performance period, which remain subject to a 3-year absolute TSR modifier
◗ Core FFO per Share(1) ◗ FFO is a non-GAAP measure widely used by the REIT industry as a supplemental measure of operating performance because it excludes depreciation and gains or losses relating to sales of depreciated real estate ◗ The company uses “Core FFO,” which further excludes amortization of below-market ground leases and other items that by their nature are not comparable from period to period	10%
◗ Manhattan Leasing Volume (office) ◗ Represents our ability to execute our leasing platform in the highly competitive New York City real estate market, which comprises the majority of our portfolio	10%
◗ Net Debt to Adjusted EBITDA (at share)(1) ◗ A widely used non-GAAP measure that reflects our ability to incur and service debt and is an indicator of the health of our balance sheet and cash flows	10%
◗
Absolute TSR Modifier

◗
Absolute TSR is a pure measurement of value delivered to stockholders who were invested in our stock for the three-year performance period

◗
Target is 25% increase over 3-year period

◗
As TSR declines from 25% to 0%, reduction in earned amount declines via linear interpolation from 0% reduction to 25% reduction

◗
No additional upside for TSR achievement over 25% and no additional reduction for TSR achievement below 0%

	Can reduce operational component by up to 25%
SUSTAINABILITY METRICS Improve sustainability such that we maintain ratings in the following against increasingly rigorous standards: ◗ WELL Health Safety Rating ◗ Fitwel certification ◗ GRESB 5 stars ◗ ENERGY STAR Partner of the Year status ◗ Bloomberg GEI inclusion We chose stringent third-party rating systems for objectivity.	20%

(1)
Core FFO per Share and Adjusted EBITDA are not measurements of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 90 for more information and reconciliations to the most directly comparable GAAP financial measures.

VESTING To the extent earned, 50% vests at the end of 3-year performance period and the remaining 50% vests on the first anniversary of the end of the 3-year performance period	CONDITIONS Continued employment; and Achievement of performance goals
DIVIDENDS/DISTRIBUTIONS
10% of distributions paid with respect to our common stock and our partnership units during the performance period; 90% balance accrued and paid in full when such performance equity vests (if earned) at the end of the performance period

2024 PROXY STATEMENT 49

2023 LONG-TERM EQUITY INCENTIVE COMPENSATION AWARDS
In setting target long-term equity incentive compensation amounts, the committee considered:
◗
Ferguson Partners’ benchmarking study of the company’s peer group, particularly the subset of our peers operating in the New York City market; and

◗
Its goals to set (i) an appropriate balance between cash and equity as it relates to total compensation and (ii) a level of total compensation which, when combined with the level of base salary and annual incentive bonus, remains at a market-competitive level to attract and retain our key executives.

Based on the recommendation of Ferguson Partners, the Compensation and Human Capital Committee increased the 2023 target long-term equity incentive compensation amounts for Mr. Durels and Ms. Chiu in light of peer practice and awarded Mr. Malkin an amount consistent with his prior year award. From 2021 through 2023, the awards of Messrs. Malkin and Durels were reduced as compared to their pre-pandemic awards. Mr. Malkin voluntarily took a $2.7 million reduction to his award in each of 2021, 2022 and 2023. Mr. Durels voluntarily took a $1.2 million reduction to his award in 2021 and 2022, and the committee determined to increase such award in 2023, but to an amount that is still approximately $0.6 million less than his pre-pandemic award.
Each of their long-term equity incentive awards were allocated 45% (based on target amounts) in the form of time-based vesting awards, and 55% in the form of performance-based vesting awards for the performance period January 1, 2023, to December 31, 2025. The long-term incentive awards were granted to our NEOs on March 13, 2023. The following table shows the dollar value of the total awards granted to our NEOs in 2023.
ALLOCATION OF 2023 LONG-TERM EQUITY INCENTIVE COMPENSATION:
	Dollar Value of LTIP Award Opportunities Granted in 2023
	Time-Based	Performance-Based			Change vs. 2022
Named Executive Officer	Target ($)	Threshold ($)	Target ($)	Maximum ($)	(%)
Anthony E. Malkin	1,640,860	1,002,748	2,005,496	4,010,992	0.0(1)
Christina Chiu	646,875	395,313	790,625	1,581,250	43.8
Thomas P. Durels	866,514	529,536	1,059,072	2,118,145	22.2(2)

(1)
Mr. Malkin’s equity award was voluntarily reduced by $2.7 million in each of 2021, 2022 and 2023.

(2)
Mr. Durels’ equity award was voluntarily reduced by $1.2 million in each of 2021 and 2022 until the committee determined to restore such award in part in 2023, although such 2023 award is still less than his pre-pandemic award by approximately $0.6 million.

ESRT TSR PERFORMANCE
ESRT outperformed its office peers on a relative TSR basis over the past three years.
(1)
“NYC Peers” include Boston Properties, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust.

(2)
“All Peers” include the NYC Peers plus Kilroy Realty Corporation, Douglas Emmett, Inc. and Hudson Pacific Properties, Inc.

The graphic below summarizes the outcomes of our annual three-year performance-based equity awards whose performance periods have concluded over the past several years and comments on the status of the on-going performance-based awards.

50 EMPIRE STATE REALTY TRUST

PERFORMANCE-BASED LTIP AWARD STATUS THROUGH DECEMBER 31, 2023
LTIP Performance Period	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	Outcome	Payout
2016 – 2018(1)	100% Complete										Below Threshold – 100% Forfeited	0.0%
2017 – 2019(1)		100% Complete									Below Threshold – 100% Forfeited	0.0%
2018 – 2020(1)			100% Complete								Below Threshold – 100% Forfeited	0.0%
2019 – 2021(2)				100% Complete							Below Threshold – 100% Forfeited	0.0%
2020 – 2022(2)					100% Complete						Below target, earned in part	24.7%
2021 – 2023(2)						100% Complete					Above target, earned in part	78.7%
2022 – 2024(3),(4)							66% Complete				Tracking above target	TBD
2023 – 2025(3),(4)								33% Complete			Tracking above target	TBD

(1)
The performance-based awards covering the three-year performance periods from 2016-2018, 2017-2019 and 2018-2020 included the following pre-established quantitative performance metrics and weightings: absolute TSR (25%), relative TSR vs. Nareit Index (50%) and relative TSR vs. MSCI US REIT Index (25%).

(2)
The performance-based awards covering the three-year performance period from 2019-2021, 2020-2022 and 2021-2023 included the following pre-established quantitative performance metrics and weightings: relative TSR vs. SNL Office Index (66.7%) and relative TSR vs. MSCI US REIT Index (33.3%). The SNL Office Index was replaced by the Nareit Index when it was discontinued in July 2021.

(3)
The performance period for these awards remains open and the payout percentage for these awards has not been determined.

(4)
The performance period for these awards covering the three-year performance period from 2022-2024 and 2023-2025 include the pre-established qualitative performance metrics and weightings described on page 49.

REWARD ACHIEVEMENT OF LONG-TERM VISION AFTER YEARS OF DISCIPLINE
After seeing these results pay off for shareholders, the committee determined to award a special grant of  $5,000,000 time-based LTIP units to Mr. Malkin in recognition of his long-term vision to realize the company’s success (as discussed on page 35). When notified of the proposed award, Mr. Malkin informed the committee and the board that he was very grateful for the committee’s and the board’s recognition, motivated by the opportunities at hand and the prospects for the company’s success, and Mr. Malkin declined such award. The committee and the board subsequently determined not to make the proposed grant in accordance with Mr. Malkin’s expressed intentions and Mr. Malkin received no special award.
The committee determined to award a special grant of  $1,000,000 time-based LTIP units to each of Ms. Chiu and Mr. Durels in light of their contributions. These awards will be disclosed in our 2025 proxy statement.
Other Compensation Policies and Practices

LTIP UNITS
OVERVIEW
Pursuant to our equity plans we have issued LTIP units as a form of equity-based award for long-term incentive equity compensation. LTIP units are designed to qualify as “profits interests” in our operating partnership for federal income tax purposes, meaning that initially they would not be entitled to any distributions upon the liquidation of our operating partnership. However, over time the LTIP units can become entitled to a share of liquidating distributions from our operating partnership until the LTIP units are on a one-for-one parity with operating partnership units. LTIP units are designed to offer key employees a long-term incentive that will over time become comparable to common stock while allowing them to enjoy a more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of Class A common stock reserved under the 2019 Equity Plan, reducing availability for other equity awards on a one-for-one basis.
LTIP UNITS KEY POINTS

◗
LTIP unit = profit interest in our operating partnership

◗
Convertible into operating partnership units and exchangeable for Class A common stock on 1-for-1 basis after two-year holding period

◗
More favorable tax treatment to grantee vs. Restricted Shares (i.e., no taxable income to grantee upon vesting)

◗
Time-based LTIP units receive distributions equivalent to common stock dividends

◗
Performance-based LTIP units receive distributions equal to 10% of common stock dividends until performance period ends and then 90% catch-up on any earned award amount

Our Compensation and Human Capital Committee believes that allowing executives to choose to receive equity-based awards in the form of LTIP units rather than Restricted Shares (i) advances the goal of promoting long-term equity ownership by executives; (ii) further aligns the interests of executives with the interests of shareholders; (iii)  enables the company to remain competitive with our peers in recruiting and retaining talented executives since LTIP

2024 PROXY STATEMENT 51

units are offered by many of our peers; and (iv) serves our objectives by increasing the after-tax value of a given equity grant and, therefore, enhances our equity-based compensation package for executives as a whole. Based on these considerations, we offer certain eligible officers and employees a choice between Restricted Shares and LTIP units for their performance-based and time-based long-term equity compensation awards.
DISTRIBUTIONS
Time-based LTIP units and time-based Restricted Shares issued in connection with annual equity awards, whether vested or not, receive the same per unit distributions (or dividends in the case of Restricted Shares) as operating partnership units, which equal per share dividends (both regular and special) on common stock. Performance-based LTIP units receive 10% of such distributions during the active performance period, and the remaining 90% are accrued during the performance period and paid when such LTIP units are earned based on performance, at which time such LTIP units will commence receiving 100% of such distributions.
CONVERSION RIGHTS
At the time of award, LTIP units do not have full economic parity with operating partnership units but can achieve such parity over time upon the occurrence of specified events. The capital account associated with an LTIP unit when it is initially issued is zero. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of holders of operating partnership units. Upon equalization of the capital accounts of the holders of LTIP units with other holders of operating partnership units, the LTIP units will achieve full parity with operating partnership units for all purposes, including with respect to liquidating distributions.
Following a two-year holding period, holders of vested LTIP units that have achieved such parity will have the right to convert their vested LTIP units into an equal number of operating partnership units or to require our operating partnership to redeem their vested LTIP units for an equal number of shares of Class A common stock of the company or, at the company’s option, an amount of cash equal to the value of such shares. Unless and until such parity is reached, the value that an executive will realize in a liquidation for a given number of vested LTIP units is less than the value of an equal number of operating partnership units. Events that allow such revaluation of our operating partnership’s assets under the partnership agreement and applicable federal tax regulations generally include (i) the issuance by the company of our Class A common stock; (ii) the issuance by our operating partnership of operating partnership units; (iii) the issuance of LTIP units as equity compensation; (iv) significant repurchases of common stock for cash; and (v) the redemption by the company of operating partnership units for cash or other property.
VALUATION
Each grant is formulated as a dollar amount when approved and such dollar amount is converted into LTIP units, based on the grant date fair value, with such grant date fair value calculated by a third-party appraiser.
For LTIP unit awards that are time-based or performance-based, the grant date fair value is the stock price of our Class A common stock on the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. Additionally, for the performance-based equity awards, we assess, at each reporting period, whether it is probable that the performance conditions will be satisfied. We recognize expense respective to the number of awards we expect to vest at the conclusion of the measurement period. Changes in estimate are accounted for in the period of change through a cumulative catch-up adjustment.
For LTIP unit awards that are market-based, the grant date fair value is calculated using a Monte Carlo Simulation model. Our stock price, along with the prices of the comparative indexes, is assumed to follow the Geometric Brownian Motion Process. Geometric Brownian motion is a common assumption when modeling in financial markets, as it allows the modeled quantity (in this case, the stock price) to vary randomly from its current value and take any value greater than zero. The volatilities of the returns on our stock price and the comparative indexes were estimated based on implied volatilities and historical volatilities using a six-year look-back period. The expected growth rate of the stock prices over the performance period is determined with consideration of the risk-free rate as of the grant date. In essence, the Monte Carlo methodology calculates the LTIP unit value as a delta from the grant date price of our Class A common stock, based on price volatility, TSR goal difficulty, vesting probability and potential payout. The more difficult the TSR goal, the lower the value assigned to an LTIP unit. For more information, see Note 10 to our 2023 audited financial statements included in our 2023 annual report.
EQUITY AWARDS — RETIREMENT AGE
Pursuant to the 2019 Equity Plan and our forms of equity award agreement, in the event of a voluntary termination of employment by a grantee following such grantee’s Retirement Eligibility Date (as defined below), any restrictions and conditions on the vesting of any time-based equity award shall lapse and any equity not yet vested shall automatically become fully vested as of such date of termination. The same applies to any earned performance-based equity awards (meaning the performance period has concluded and the earned amount has been determined). In the case of any performance-based equity with a performance period still ongoing as of the termination date, the performance period end date shall be the date of termination and the number of earned LTIP units shall be determined as of such date and pro-rated in accordance with the shortened performance period. Prior to amendment of the 2019 Equity Plan on July 13, 2020, “Retirement Eligibility Date” meant the later of  (i) the date such grantee attains the age of 60 and (ii) the date on which the grantee has first completed ten (10) years of continuous service. On July 13, 2020, the board amended the 2019 Equity Plan such that the Retirement Eligibility Age was raised from 60 to 65 starting with awards issued after such amendment date and amended certain grant agreements for equity awards issued in early 2020 such that the new Retirement Eligibility Age would apply to all awards issued in 2020 and thereafter.

52 EMPIRE STATE REALTY TRUST

EMPLOYEE BENEFITS
Our 401(k) Plan covers eligible employees of the company and any designated affiliate. Our 401(k) Plan permits an eligible employee to defer a percentage of eligible annual compensation, subject to certain limitations imposed by the U.S. Internal Revenue Code of 1986 (the “Code”). The employee’s elective deferrals are immediately vested and non-forfeitable upon contribution to our 401(k) Plan. In order to encourage employee participation, we provide a 401(k)-company match that vests over time — 100% of contributions up to 5% of an employee’s salary. We do not provide our NEOs with a supplemental pension or any other retirement or nonqualified deferred compensation benefits, other than our 401(k) Plan benefits provided generally to our employees.
Additionally, for employees that are eligible for our HSA, we offer employer funding. For employees who enroll individually, the company contributes $1,000 per year towards their HSA. For employees who enroll with dependent or family coverage, the company contributes $2,000 per year towards their HSA.
PERQUISITES AND OTHER PERSONAL BENEFITS
For security and efficiency, we provide Mr. Malkin a car and a full-time driver, with a value up to $165,250 per year at January 1, 2021, as adjusted thereafter to reflect changes in the consumer price index (“CPI”) for New York City. This allows him to travel more safely and to use his time more efficiently during his travel. The cost to the company in 2023 was $109,233 for the driver’s salary and bonus and $39,772 for car-related expenses. In addition, we provide Mr. Malkin security services for him and his family, when required in his reasonable judgment, provided that Mr. Malkin provides the Compensation and Human Capital Committee with reasonable justification for any such expense which exceeds $50,000 in any consecutive 12-month period, excluding up to $50,000 total per residence for security assessment and related installations at any time during the three-year term that began October 6, 2021. Mr. Malkin did not incur any such security expenses in 2023.
CLAWBACK POLICY
We have adopted a new compensation clawback policy, effective as of December 1, 2023 (the “Compensation Clawback Policy”), which complies with (i) Rule 10D-1 of the Dodd Frank Wall Street Reform and Consumer Protection Act and (ii) the applicable NYSE listing standards. The Compensation Clawback Policy enables the company to recover incentive-based compensation erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements.
The Compensation Clawback Policy applies to each current and former “officer” of the company as defined under Rule 16a-1(f) under Section 16 of the Exchange Act (i.e., Section 16 officers), which is deemed to include any individuals identified by the company as executive officers pursuant to Item 401(b) of Regulation S-K under the Exchange Act.
If the Compensation Clawback Policy is triggered, the company must recover any incentive-based compensation (which is granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measure) received by the covered officer that exceeds the amount that otherwise would have been received had it been determined based on the restated amounts on a gross, pre-tax basis. Erroneous payments must be recovered even if there was no misconduct or failure of oversight on the part an individual executive officer.
The Compensation Clawback Policy prohibits the company from indemnifying any current or former executive officer against the loss of erroneously awarded compensation.
HEDGING AND PLEDGING OUR SECURITIES
Our directors and employees, or related persons thereof, are prohibited from engaging in a transaction meant to hedge or minimize losses in our securities, including engaging in transactions in puts, calls or other derivatives on our securities, or short-selling our securities.
Executive officers and certain employees, or related persons thereof, owning more than $1,000,000 of our securities are prohibited from pledging our securities as collateral for a loan unless such pledging is pre-approved by our Compensation and Human Capital Committee.
MINIMUM STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS AND DIRECTORS AND POST-VESTING HOLDING PERIODS
We have adopted minimum stock ownership guidelines that require each executive officer to maintain ownership of a minimum number of shares of our common stock (including awarded operating partnership units and LTIP units) having a market value equal to or greater than a multiple (ten times, in the case of our CEO, and five times, in the case of all other executive officers) of such executive officer’s base salary. Each executive officer must achieve the minimum equity investment within five years from adoption of the guidelines or the date of such officer’s appointment for subsequently appointed executive officers.
We have adopted minimum stock ownership guidelines that require our independent directors to hold a number of shares of our common stock (including awarded operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. Each independent director must achieve the minimum equity investment within five years from the date of such director’s election to our board to attain compliance with the stock ownership requirements.
In addition, equity awards granted to our NEOs during 2023 are subject to a post-vesting holding period of two years.

2024 PROXY STATEMENT 53

NO TAX GROSS-UP PAYMENTS
We do not provide any “golden parachute” tax gross-up payments to our NEOs. According to their respective employment and change in control severance agreements, if any payments or benefits to be paid or provided to any of our NEOs would be subject to “golden parachute” excise taxes under Section 4999 of the Code, the executive’s payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the executive.
TAX IMPLICATIONS — DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017 (the “TCJA”), limits to $1 million the deduction that publicly-traded corporations may take for compensation paid to “covered employees” of the corporation. Under a series of private letter rulings issued by the Internal Revenue Service (the “IRS”) prior to the enactment of the TCJA, compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner was not subject to the limitation on deductibility under Section 162(m) to the extent such compensation was attributable to services rendered to the REIT’s operating partnership. In December 2020, the IRS issued final Treasury regulations under Section 162(m) (the “Regulations”) that overturn the guidance in the private letter rulings and apply the $1 million deduction limit under Section 162(m) of the Code to a REIT’s distributive share of any compensation paid by the REIT’s operating partnership to certain current and former executive officers of the REIT. The guidance under the Regulations applies to all compensation deductible in tax years ending on or after December 20, 2020, other than compensation paid pursuant to a written binding contract in effect on December 20, 2019, that is not subsequently materially modified. This guidance under the Regulations represents a change in IRS guidance regarding the deductibility of compensation for REITs and, to the extent that compensation paid to our executive officers does not qualify for deduction under Section 162(m) of the Code, a larger portion of shareholder distributions may be subject to U.S. federal income taxation as dividend income rather than return of capital.
The board and the Compensation and Human Capital Committee believe that shareholder interests are best served if they retain maximum flexibility to design executive compensation programs that meet stated business objectives. For that reason, while our board and Compensation and Human Capital Committee have considered the potential effects of Section 162(m) of the Code and the Regulations on the compensation paid to our NEOs, the Compensation and Human Capital Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m) of the Code.
RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS
Our Compensation and Human Capital Committee has discussed the concept of risk as it relates to our compensation programs with management and Ferguson Partners, and the committee does not believe the goals, or the underlying philosophy of our compensation programs encourage excessive or inappropriate risk taking.
Compensation and Human Capital Committee Report

The following Compensation and Human Capital Committee Report to shareholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act, or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.
Our Compensation and Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and, based on such review and discussions, the committee recommended to our board that such Compensation Discussion and Analysis be included in this proxy statement.
Submitted by our Compensation and Human Capital Committee

Thomas J. DeRosa (Chair)	Steven J. Gilbert	Patricia S. Han
Compensation and Human Capital Committee Interlocks and Insider Participation

During the year ended December 31, 2023, Mses. Biddle and Han and Messrs. Gilbert and DeRosa served as members of our Compensation and Human Capital Committee. Ms. Biddle stepped down from the board and the Compensation and Human Capital Committee on January 16, 2023. No member of our Compensation and Human Capital Committee is a current or former officer or employee of the company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board or Compensation and Human Capital Committee.

54 EMPIRE STATE REALTY TRUST

PROPOSAL 2: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
We seek your advisory vote to approve the compensation of our NEOs (as described in the “Compensation Discussion and Analysis” section of this proxy statement and the accompanying compensation tables and narrative disclosure) in accordance with the regulations under Section 14A of the Exchange Act. The following proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2023 executive compensation programs and policies and the compensation paid to our NEOs during 2023. Your non-binding, advisory vote will serve as an additional tool to guide our board and our Compensation and Human Capital Committee in aligning our executive compensation programs with the interests of our company and our shareholders. In considering this vote, we encourage shareholders to review carefully the information presented on our compensation policies and decisions regarding our NEOs, as disclosed in detail in this proxy statement under “Compensation Discussion and Analysis” and the accompanying compensation tables and narrative disclosure.
As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the primary objectives of our executive compensation program are to attract and retain qualified and talented individuals who possess the skills and expertise necessary to lead, manage and grow our company, and are accountable for the performance of our company. We also seek to promote an ownership mentality among our NEOs by issuing equity grants to them that not only align their interests with the interests of our shareholders, but also enhance the executives’ focus on our long-term performance. We believe this strong tie between compensation and performance leads to the success of our company and serves the best interests of our shareholders. Further, our Compensation and Human Capital Committee regularly reviews all elements of the compensation paid to our NEOs. Our Compensation and Human Capital Committee believes that our present compensation program, as described in the Compensation Discussion and Analysis section and the accompanying tables and related narrative in this proxy statement, aligns the interests of our NEOs with our shareholders, and incentivizes our executives to focus on the achievement of our long-term business objectives.
Approval of this non-binding, advisory “say-on-pay” resolution requires the affirmative vote of the holders of a majority of the votes cast at the annual meeting at which a quorum is present.
The vote on this proposal is non-binding and advisory in nature. Because of this, it will not affect any compensation already paid or awarded to any NEO, and it will not be binding on or overrule any decisions by our board or our Compensation and Human Capital Committee. Nevertheless, our board highly values input from our shareholders, and our Compensation and Human Capital Committee will carefully consider the results of this vote when making future decisions about executive compensation. In addition, even if a majority of our shareholders approves this proposal, if there is a significant vote against the compensation of our NEOs, our Compensation and Human Capital Committee will evaluate whether any actions are appropriate to address the concerns of our shareholders. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING NON-BINDING ADVISORY RESOLUTION:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables, and narrative discussion, is hereby APPROVED, on a non-binding, advisory basis.”

2024 PROXY STATEMENT 55

EXECUTIVE COMPENSATION TABLES
2023 Summary Compensation Table

The following Summary Compensation Table sets forth information concerning the total compensation paid to, earned by or awarded to our NEOs for the fiscal years ended December 31, 2023, 2022 and 2021, respectively.
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Anthony E. Malkin Chairman and Chief Executive Officer	2023	849,721	1,913,625	6,034,573	165,505	8,963,424
	2022	810,000	1,475,010	5,946,860	160,951	8,392,821
	2021	626,211	1,409,400	5,751,405	133,116	7,920,132
Christina Chiu President(5)	2023	674,519	1,765,625	2,228,112	17,500	4,685,756
	2022	648,077	652,300	2,549,983	16,250	3,866,610
	2021	511,346	660,000	1,984,668	1,250	3,157,264
Thomas P. Durels Executive Vice President, Real Estate	2023	734,327	826,875	3,150,033	18,500	4,729,735
	2022	700,000	641,550	2,570,481	17,250	3,929,281
	2021	580,866	619,500	2,487,261	1,250	3,688,877

(1)
Salary. For each covered year, the amounts reflect the actual base salaries paid to our NEOs during the covered year. See page 41 for more information.

(2)
Bonus. NEOs were given the option to receive all or a portion of their 2023 annual incentive bonus (paid in March 2024) in (i) cash, (ii) fully vested LTIP units at 100% of the face amount, or (iii) LTIP units, vesting over a three-year period, at 120% of the face amount (the “Bonus Premium Option”). The amounts included in the “Bonus” column above represent the face amount of the bonus award. The additional value to be received by an NEO who elected the Bonus Premium Option is included as part of the “Stock Awards” column. Each NEO’s election regarding the Bonus Premium Option is shown below, along with the total projected value based on the grant date fair value as computed in accordance with ASC Topic 718. For more information, see “Bonus Election Program” on page 47.

Named Executive Officer	Year	Face Amount of Bonus Award ($)	Amount of Award Elected to Be Received in Cash at Face Amount (%)	Amount of Award Elected to be Received in Vested LTIP Units at Face Amount (%)	Amount of Award Elected to be Received in Unvested 3-Year Time-Based LTIP Units at 120% of Face Amount (%)	Total Value of the Bonus Award (including 20% Premium, as applicable) ($)
Anthony E. Malkin	2023	1,913,625	—	—	100	2,296,345
Christina Chiu	2023	1,265,625	100	—	—	1,265,625
Thomas P. Durels	2023	826,875	—	—	100	992,249
Additionally, for the year 2023, Ms. Chiu was awarded a special one-time cash bonus of  $500,000. See page 12 for more information.
(3)
Stock Awards. The amounts in this column reflect:

56 EMPIRE STATE REALTY TRUST

Named Executive Officer	Year	Bonus Premium Option(a) ($)	Time-based Awards(b) ($)	Performance-based Awards(c) ($)	Total ($)
Anthony E. Malkin	2023	382,720	1,640,871	4,010,982	6,034,573
Christina Chiu	2023	—	646,874	1,581,238	2,228,112
Thomas P. Durels	2023	165,374	866,527	2,118,132	3,150,033

(a)
Bonus Premium Option.   For NEOs who elected the Bonus Premium Option, the “Stock Awards” column includes the difference between the face value of the bonus award and the grant date fair value of the LTIP award received in lieu of cash (120% of the face amount). The grant date fair value of the Bonus Premium Option LTIP unit awards is computed in accordance with ASC Topic 718 at $8.04 per unit for the awards issued on March 13, 2024 to Messrs. Malkin and Durels. The grant date fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 52 and in Note 10 to our 2023 audited financial statements included in our 2023 annual report.

(b)
Time-based Awards.   Each NEO was granted an annual time-based award that vests 25% annually over a 4-year period, in each case subject to continued employment. The grant date fair value of the annual time-based LTIP unit awards is computed in accordance with ASC Topic 718 at $5.71 per unit for the annual awards issued on March 13, 2023, to Messrs. Malkin, Durels and Ms. Chiu. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 52 and in Note 10 to our 2023 audited financial statements included in our 2023 annual report. The grant date fair value of the awards was estimated based on the fair value of our common stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units.

(c)
Performance-based Awards.   The grant date fair value of the performance-based LTIP unit awards is computed in accordance with ASC Topic 718 at $4.62 per unit for the market-based awards, $5.48 per unit for the operational-based awards, and $5.98 per unit for the ESG-based awards, in each case issued on March 13, 2023 to Messrs. Malkin and Durels and Ms. Chiu. For the market-based component of such awards, the grant date fair value of the awards was estimated using a Monte Carlo Simulation model. For the operational-based and ESG-based components of such awards, the grant date fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. The grant date fair value generally equates to the “Maximum” payout as shown on page 50 under this calculation method based upon the probable outcome of the applicable performance conditions. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 52 and in Note 10 to our 2023 audited financial statements included in our 2023 annual report.

The amounts reported in the table above are not necessarily representative of the amounts, if any, that the NEOs may receive upon vesting of these awards. The threshold, target and maximum values used by the Compensation and Human Capital Committee in determining the number of shares subject to performance-based LTIP units granted in 2023 are set forth under “Performance-Based Awards” on page 50.
The maximum values of the performance-based LTIP units granted in 2023 (if determined based on stock price on the grant date ($7.03), rather than fair value), assuming that the highest level of performance is achieved, are shown in the table below.
	Malkin	Chiu	Durels
Performance-based, settlement at maximum – 200% ($)	5,538,339	2,183,363	2,924,705

(4)
Other Compensation. We provide our NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. We match up to 100% of contributions up to 5% of an employee’s salary in 2023 under our 401(k) program in cash. We additionally fund a portion of our employees’ HSA. See “Employee Benefits” on page 53 for more information. Additionally, we provide Mr. Malkin a car and a full-time driver. The amount reported includes the cost to the company for the car and driver for 2023, which was $109,233 for the driver’s salary and bonus and $39,772 for car-related expenses in 2023.

Named Executive Officer	Year	401(k) Match ($)	HSA Funding ($)	Driver/Car Expenses ($)	Total ($)
Anthony E. Malkin	2023	16,500	—	149,005	165,505
Christina Chiu	2023	16,500	1,000	—	17,500
Thomas P. Durels	2023	16,500	2,000	—	18,500

(5)
Prior to her appointment as President on February 20, 2024, Ms. Chiu served as the company’s Executive Vice President, Chief Operating Officer & Chief Financial Officer as of December 31, 2023.

2024 PROXY STATEMENT 57

2023 Grants of Plan-Based Awards

The following table discloses the number of plan-based awards granted in 2023 to our NEOs and the grant date fair value of these awards.
		Estimated Future Payouts under Equity Incentive Plan Awards: Number of Performance-Based Shares of Stock or Units			All Other Stock Awards: Number of Time-Based Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Anthony E. Malkin	3/13/23(1)	—	—	—	311,076	1,770,022
	3/13/23(2)	—	—	—	287,368	1,640,871
	3/13/23(3)	108,523	217,045	434,090	—	2,005,496
	3/13/23(3)	54,895	109,790	219,579	—	1,203,293
	3/13/23(3)	33,537	67,073	134,146	—	802,193
Christina Chiu	3/13/23(2)	—	—	—	113,288	646,874
	3/13/23(3)	42,783	85,565	171,130	—	790,621
	3/13/23(3)	21,641	43,282	86,564	—	474,371
	3/13/23(3)	13,221	26,442	52,884	—	316,246
Thomas P. Durels	3/13/23(1)	—	—	—	135,300	769,857
	3/13/23(2)	—	—	—	151,756	866,527
	3/13/23(3)	57,309	114,618	229,236	—	1,059,070
	3/13/23(3)	28,989	57,978	115,956	—	635,439
	3/13/23(3)	17,710	35,420	70,840	—	423,623

(1)
Bonus Election Program. NEOs were given the option to receive all or a portion of their 2022 annual incentive bonus (paid in Q1 2023) in (i) cash, (ii) fully vested LTIP units at 100% of the face amount, or (iii) LTIP units, vesting over a three-year period, at 120% of the face amount (the “Bonus Premium Option”).

(a)
The number of LTIP units indicated in the table above represents 120% of the face amount of the bonus for Messrs. Malkin and Durels who each elected the Bonus Premium Option for 2022. These LTIP units vest 33.3% on each of the three anniversaries of January 1, 2023, in each case subject to continued employment.

(b)
The grant date fair value of the LTIP unit awards is computed in accordance with ASC Topic 718 at $5.69 per unit for Messrs. Malkin and Durels, based on a grant date of March 13, 2023. The grant date fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 52 and in Note 10 to our 2023 audited financial statements included in our 2023 annual report.

(2)
Annual Time-Based LTIP Unit Awards. Represents time-based LTIP units granted to each NEO pursuant to our 2019 Equity Plan.

(a)
These time-based LTIP units vest 25% on each of the first four anniversaries of January 1, 2023, in each case subject to continued employment.

(b)
The grant date fair value of the time-based LTIP unit awards is computed in accordance with ASC Topic 718 at $5.71 per unit for Messrs. Malkin and Durels and Ms. Chiu, based on a grant date of March 13, 2023. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 52 and in Note 10 to our 2023 audited financial statements included in our 2023 annual report. The fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units.

(3)
Annual Performance-Based LTIP Unit Awards. Represents performance-based LTIP units granted pursuant to our 2019 Equity Plan based on threshold, target and maximum amounts.

(a)
The number of performance-based LTIP units that vest may range from none to the maximum amount, as shown in the table. Within such range, an interpolated amount would be applied if results fall between such threshold, target and maximum measures.

(b)
Performance-based LTIP units granted on March 13, 2023, to each of Messrs. Malkin and Durels and Ms. Chiu will be earned based on the company’s performance metrics set forth on page 49 over a three-year performance period that commenced on January 1, 2023 and concludes on December 31, 2025. Any earned performance-based LTIP units will then vest 50% on January 1, 2026 following the end of the three-year performance period, and 50% on December 31, 2026, in each case, conditioned on continued employment through the applicable vesting date.

The grant date fair value of the performance-based LTIP unit awards is computed in accordance with ASC Topic 718 at the following per unit amounts for the awards to Messrs. Malkin and Durels and Ms. Chiu.
($ per unit)
Market-based Component	4.62
Operational-based Component	5.48
ESG-based Component	5.98
For the market-based components of such awards, the fair value of the awards was estimated using a Monte Carlo Simulation model. For the operational-based and ESG-based components of such awards, the fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 52 and in Note 10 to our 2023 audited financial statements included in our 2023 annual report.

58 EMPIRE STATE REALTY TRUST

2023 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2023.
	Stock Awards
	Time-based Shares or Units(1)		Performance-based Shares or Units(2)
Name	Equity Incentive Plan Awards: Number of Time-based Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Time-based Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Performance-based Shares or Units or That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Performance-based Shares or Units That Have Not Vested ($)
Anthony E. Malkin	1,135,785	11,005,757	1,824,499	17,679,395
Christina Chiu	416,961	4,040,352	587,228	5,690,239
Thomas P. Durels	520,327	5,041,969	863,982	8,371,986

(1)
Time-based Shares or Units.

(a)
Includes the following LTIP units granted to our NEOs, which vested/will vest on the dates set forth below, subject to continued employment:

(i)
To Ms. Chiu on May 7, 2020, that vest 25% on May 7, 2021, 2022, 2023 and 2024;

(ii)
To each of Messrs. Malkin and Durels and Ms. Chiu on March 15, 2021, that vest 25% on January 1, 2022, 2023, 2024 and 2025;

(iii)
To each of Messrs. Malkin and Durels on March 15, 2021, that vest 33.33% on January 1, 2022, 2023 and 2024;

(vi)
To Ms. Chiu on March 15, 2021, that vests 30% on January 1, 2024 and 2025, and 40% on January 1, 2026; and

(v)
To Ms. Chiu on August 9, 2021, that vests 25% on January 1, 2022, 2023, 2024 and 2025.

(vi)
To each of Messrs. Malkin and Durels and Ms. Chiu on March 15, 2022, that vest 25% on January 1, 2023, 2024, 2025 and 2026;

(vii)
To each of Messrs. Malkin and Durels and Ms. Chiu on March 15, 2022, that vest 33.33% on January 1, 2023, 2024 and 2025; and

(viii)
To Ms. Chiu on March 15, 2022, that vests 30% on January 2025 and 2026, and 40% on January 1, 2027.

(ix)
To each of Messrs. Malkin and Durels and Ms. Chiu on March 13, 2023, that vest 25% on January 1, 2024, 2025, 2026 and 2027.

(x)
To each of Messrs. Malkin and Durels on March 13, 2023, that vest 33.33% on January 1, 2024, 2025 and 2026.

(b)
Market value calculated assuming that the value of an LTIP unit on December 31, 2023 was equal to $9.69, which was the closing price of a share of our Class A common stock on December 29, 2023 (the last trading day of 2023).

(2)
Performance-based Shares or Units.

(a)
Includes the following LTIP units granted to our NEOs:

(i)
To each of Messrs. Malkin and Durels and Ms. Chiu on March 15, 2021, as shown in the chart above at the target amount of our absolute and relative annualized TSR over a three-year performance period commencing on January 1, 2021, and vested 50% on January 1, 2024 following the end of the three-year performance period, and the remaining 50% will vest December 31, 2024;

(ii)
To Ms. Chiu on August 12, 2021, as shown in the chart above at the target amount of our absolute and relative annualized TSR over a three-year performance period commencing on January 1, 2021, and vested 50% on January 1, 2024 following the end of the three-year performance period, and the remaining 50% will vest on December 31, 2024;

(iii)
To each of Messrs. Malkin and Durels and Ms. Chiu on March 15, 2022, as shown in the chart above at the maximum amount of the performance criteria described on page 49 for a three-year performance period commencing on January 1, 2022, and vest 50% on January 1, 2025 following the end of the three-year performance period, and 50% on December 31, 2025; and

(iv)
To each of Messrs. Malkin and Durels and Ms. Chiu on March 13, 2023, as shown in the chart above at the maximum amount of the performance criteria described on page 49 for a three-year performance period commencing on January 1, 2023, and vest 50% on January 1, 2026 following the end of the three-year performance period, and 50% on December 31, 2026.

(b)
Market value calculated assuming that the value of an LTIP unit on December 31, 2023 was equal to $9.69, which was the closing price of a share of our Class A common stock on December 29, 2023 (the last trading day of 2023).

2024 PROXY STATEMENT 59

2023 Option Exercises and Stock Vested

The following table sets forth certain information regarding LTIP units that vested in 2023 for the NEOs. No other equity awards held by our NEOs were vested or exercised in 2023.
	Stock Awards
Name	Number of Shares or Units Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Anthony E. Malkin	798,924	5,860,594
Christina Chiu	122,617	767,672
Thomas P. Durels	353,691	2,589,486

(1)
Number of Shares or Units Acquired on Vesting. Represents the aggregate number of LTIP units that vested in 2023, which includes the following:

	Bonus Election Program(a)		Time-Based LTIP Unit Awards		Performance-Based LTIP Unit Awards		Total Units
	No. of Units	Value ($)	No. of Units	Value ($)	No. of Units	Value ($)	No. of Units	Value ($)
Anthony E. Malkin	235,394	1,586,556	240,919	1,623,794	322,611	2,650,245	798,924	5,860,594
Christina Chiu	34,107	229,881	51,097	321,169	37,413	216,621	122,617	767,672
Thomas P. Durels	110,191	742,687	104,101	701,641	139,399	1,145,158	353,691	2,589,486

(a)
NEOs were given the option to receive all or a portion of their 2020, 2021 and 2022 annual incentive bonus (paid in Q1 of the following year) in (i) cash, (ii) fully vested LTIP units at 100% of the face amount, or (iii) LTIP units, vesting over a three-year period, at a premium over the face amount (125% for 2020; 120% for 2021 and 2022). Messrs. Malkin and Durels elected option (iii) for all three years, and Ms. Chiu elected option (i) for 2022, and this column represents the vesting of their 2020, 2021 and 2022 annual bonuses, as applicable on the three-year vest cycle.

(2)
Value Realized on Vesting. The value realized on vesting of the LTIP units is the product of  (i) the closing price on the NYSE of a share of Class A common stock on the vesting date (or, if the vesting date was not a trading day, the immediately preceding trading day), multiplied by (ii) the number of LTIP units vesting. In each case, the value realized is before payment of any applicable taxes and brokerage commissions, if any.

2023 CEO Pay Ratio

We are required by SEC rules to disclose the annual total compensation of our CEO, the annual total compensation of our median employee excluding our CEO, and the ratio of annual total compensation of our CEO to the annual total compensation of our median employee.
The following table provides information, based on our reasonable estimates, about the relationship between the annual total compensation of our CEO and the annual total compensation of our median employee as of December 31, 2023.
Median Employee Annual Total Compensation	Current CEO Annual Total Compensation	Pay Ratio (CEO: Median Employee)
$72,284	$8,963,424	124:1
We determined our median employee, as of December 31, 2023, based on total cash compensation of each of our then active employees (excluding the CEO), comprised of 235 managers and professionals and 429 members covered by collective bargaining agreements who are typically focused on the operations and maintenance of our properties.
In determining the median employee, we annualized total cash compensation for permanent employees who worked less than a full year, but not for temporary or part-time workers including seasonal employees.
The annual total compensation for 2023 of our median employee, an office worker in accounting, was $72,284, calculated in accordance with SEC rules.
As disclosed in the 2023 Summary Compensation Table appearing on page 56, our CEO’s annual total compensation for 2023 was $8,963,424. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 124:1.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above.
The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

60 EMPIRE STATE REALTY TRUST

2023 Pay Versus Performance

The Pay Versus Performance Table below discloses the relationship between the compensation actually paid to our NEOs and the company’s financial performance during the year ended December 31, 2023.
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	ESRT Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return (NAREIT Office)(6) ($)	Net Income (Loss) (in thousands) ($)	Core FFO Per Share(7) ($)
2023	8,963,424	20,787,135	4,707,746	9,158,021	74.64	63.33	84,407	0.93
2022	8,392,821	6,473,345	3,420,528	2,733,802	51.00	62.07	63,212	0.90
2021	7,920,132	1,265,781	3,080,479	1,421,646	66.07	99.50	(13,037)	0.70
2020	10,142,584	10,790,204	3,352,048	1,778,975	68.49	81.56	(22,887)	0.62

(1)
Summary Compensation Table Total for PEO — The amounts in this column are the amounts of total compensation reported in the “Total” column of the Summary Compensation Table for Mr. Malkin, our Chairman and CEO, for the covered years.

(2)
Compensation Actually Paid to PEO — The amounts in the following table represent each of the amounts deducted and added to the equity award values for Mr. Malkin for the applicable year for purposes of computing the “compensation actually paid” amounts appearing in these columns of the Pay Versus Performance Table:

Year	Summary Compensation Table Total for PEO ($)	Grant Date Fair Value of Equity Awards Granted During Applicable Year(a) ($)	Equity Award Adjustments for PEO(b) ($)	Compensation Actually Paid ($)
2023	8,963,424	(6,034,573)	17,858,284	20,787,135
2022	8,392,821	(5,946,860)	4,027,384	6,473,345
2021	7,920,132	(5,751,405)	(902,946)	1,265,781
2020	10,142,584	(8,459,436)	9,107,056	10,790,204

(a)
Represents the grant date fair value of the equity awards to our PEO, as reported in the “Stock Award” column in the Summary Compensation Table for each applicable year.

(b)
Represents the year-over-year change in the fair value of equity awards to our PEO, as itemized in the table below. No awards vested in the year they were granted.

Year	Year-End Fair Value of Equity Awards Granted During Applicable Year ($)	Change in Fair Value as of Year- End of Any Prior Year Awards that Remain Un-vested as of Year-End ($)	Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Fair Value of Stock Awards Forfeited during the Covered Year ($)	Dollar Value of Dividends and Dividend Equivalent Rights Paid on Unvested Equity Awards During Applicable Year(i) ($)	Total Equity Award Adjustments ($)
2023	10,881,823	6,185,528	852,103	(269,900)	208,730	17,858,284
2022	5,300,490	(212,271)	(427,668)	(778,468)	145,322	4,027,384
2021	4,500,590	(4,210,372)	308,662	(1,637,942)	136,116	(902,946)
2020	10,641,332	(1,861,570)	71,985	(42,233)	297,542	9,107,056

(i)
Represents dividends paid or accrued on stock awards prior to the vesting date(s) that are not otherwise reflected in the Compensation Actually Paid to the PEO.

(3)
Average Summary Compensation Table Total for Non-PEO NEOs — The amounts in this column are the average amounts of total compensation reported in the “Total” column of the Summary Compensation Table for our NEOs other than Mr. Malkin for the covered years. For 2023, our NEOs other than Mr. Malkin were Ms. Chiu and Mr. Durels. For 2022 and 2021, our NEOs other than Mr. Malkin were Ms. Chiu and Messrs. Durels and Keltner. For 2020, our NEOs other than Mr. Malkin were Ms. Chiu, Mr. Durels and Mr. John B. Kessler.

(4)
Average Compensation Actually Paid to Non-PEO NEOs — The amounts in the following table represent each of the average amounts deducted and added to the equity award values for the Non-PEO NEOs for the applicable year for purposes of computing the average “compensation actually paid” amounts appearing in these columns of the Pay Versus Performance Table:

2024 PROXY STATEMENT 61

Year(a)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Grant Date Fair Value of Equity Awards Granted During Applicable Year(b) ($)	Average Equity Award Adjustments for Non-PEO NEOs(c) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	4,707,746	(2,689,072)	7,139,348	9,158,021
2022	3,420,528	(2,194,365)	1,507,639	2,733,802
2021	3,080,479	(1,962,617)	303,783	1,421,646
2020	3,352,048	(2,474,084)	901,011	1,778,975

(a)
For 2023, our NEOs other than Mr. Malkin were Ms. Chiu and Mr. Durels. For 2022 and 2021, our NEOs other than Mr. Malkin were Ms. Chiu and Messrs. Durels and Keltner. For 2020, our NEOs other than Mr. Malkin were Ms. Chiu and Messrs. Durels, Keltner and Kessler.

(b)
Represents the average grant date fair value of the equity awards to our Non-PEO NEOs, based on the average of the amounts reported for the Non-PEO NEOs in the “Stock Award” column in the Summary Compensation Table for each applicable year.

(c)
Represents the average year-or-year change in the fair value of equity awards to our Non-PEO NEOs, as itemized in the table below.

Year	Average Year-End Fair Value of Equity Awards Granted During Applicable Year ($)	Average Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Un-vested as of Year-End ($)	Average Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Fair Value of Stock Awards Forfeited during the Covered Year ($)	Average Dollar Value of Dividends and Dividend Equivalent Rights Paid on Unvested Equity Awards During Applicable Year(i) ($)	Average Total Equity Award Adjustments ($)
2023	4,423,152	2,267,573	456,660	—	(93,325)	85,289	7,139,348
2022	1,560,034	(178,152)	172,673	384,946	(469,959)	38,097	1,507,639
2021	1,446,771	(928,143)	74,984	—	(325,478)	35,649	303,783
2020	1,984,949	(326,239)	(269,014)	365,022	(907,572)	53,864	901,011

(i)
Represents the average dividends paid or accrued on stock awards prior to the vesting date(s) that are not otherwise reflected in the Average Compensation Actually Paid to the Non-PEO NEOs.

(5)
The amounts in this column represent cumulative total return on our Class A common stock, assuming $100 invested on December 31, 2019, with reinvestment of dividends before consideration of income taxes and without the payment of any commissions.

(6)
FTSE NAREIT US Office Index.

(7)
See page 92 for a reconciliation of Core FFO per Share to the most directly comparable GAAP measure.

62 EMPIRE STATE REALTY TRUST

RELATIONSHIP BETWEEN EXECUTIVE COMPENSATION ACTUALLY PAID AND TSR, NET INCOME AND CORE FFO PER SHARE

2024 PROXY STATEMENT 63

OTHER FINANCIAL PERFORMANCE MEASURES
The following measures represent the most important financial performance measures used by the company to link compensation actually paid to that of our NEOs to company performance, each as described more fully on pages 43 through 49:
◗
Relative TSR (Nareit Index)

◗
Core FFO per share

◗
Same-store cash NOI (excluding Observatory)

◗
G&A expense as a percentage of revenues

◗
Net debt to Adj. EBITDA

In addition to financial results for these measures that are reported in accordance with GAAP, we report certain measures on a non-GAAP basis. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may differ from the non-GAAP financial measures used by other companies. Please see pages 91-92 a reconciliation of non-GAAP measures to the most directly comparable GAAP measure.

64 EMPIRE STATE REALTY TRUST

EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS
Employment Agreement with Our Chairman and CEO

On October 6, 2021, we entered into a second amended and restated employment agreement with Anthony E. Malkin (the “Employment Agreement”). The Employment Agreement extends Mr. Malkin’s employment term for three years to October 7, 2024 (the “Term”). The Employment Agreement also modifies the prior agreement to, among other changes:
◗
Modify the definition of  “Good Reason” in certain respects as set forth therein;

◗
Provide Mr. Malkin with a retention bonus to incentivize him to remain employed through the Term in the amount of  $700,000 to be paid at the end of the Term or upon termination of his employment by the company without Cause or by him for Good Reason (each as defined therein); and

◗
Reduce the period of the non-competition and non-solicitation and no-hire provision from one year to six months following a termination.

Mr. Malkin’s Employment Agreement also provides for:
◗
Mr. Malkin to devote a majority of his business time and attention to the performance of his duties under the Employment Agreement;

◗
an annual base salary of not less than $810,000 subject to annual review by our Compensation and Human Capital Committee for increase, but not decrease, unless Mr. Malkin otherwise agrees in writing in light of extenuating business conditions;

◗
eligibility for annual cash performance bonuses with a target bonus equal to 150% of Mr. Malkin’s annual base salary, based on the satisfaction of company and individual performance criteria established by our Compensation and Human Capital Committee;

◗
participation in our long-term incentive program with the amount of such awards granted to Mr. Malkin to be no less than that granted to other senior executives and be reasonable in light of the contributions made or expected to be made by Mr. Malkin for the period for which such grant is made, with the terms and conditions of such awards to be no less favorable than those applicable to awards of a similar nature made to other senior executives;

◗
participation in all of our benefit plans and entitlement to receive benefits and perquisites at a level no less favorable than those provided to our other senior executives;

◗
a company-owned or leased automobile and a driver with a value of up to $165,250 per year as of January 1, 2021 (as adjusted for CPI);

◗
consistent with company policy, reimbursement to Mr. Malkin for appropriate company business-related private air travel where he reasonably determines that such travel will enhance his effectiveness and efficiency;

◗
security services for Mr. Malkin and his family, when required in the board’s or his reasonable judgment, provided that Mr. Malkin provides the Compensation and Human Capital Committee with reasonable justification for any such expense which exceeds $50,000 in any consecutive 12-month period, excluding (i) up to $50,000 total per residence for security assessment and related installations at any time during Term, and (ii) amounts provided for the company-owned car, driver and related expenses; and

◗
administrative assistance and office space for Mr. Malkin, and services that are appropriate with respect to the level of services provided by him, so long as Mr. Malkin is providing services to us in any capacity.

RESTRICTIVE COVENANTS AND OTHER PROVISIONS
Although the Employment Agreement requires Mr. Malkin to devote a majority of his business time and attention to the performance of his duties under the Employment Agreement, Mr. Malkin may (i) serve on the board of one or more business corporations identified by Mr. Malkin with the consent of our board (such consent not to be unreasonably withheld), (ii) participate in charitable, civic, educational, professional, community or industry affairs, and (iii) manage his and his family’s personal investments (including the excluded properties and excluded businesses (see “Excluded Properties and Businesses” on page 83)), including providing services to or maintaining a family office for purposes of managing such investments, provided that (a) the activities set out in clauses (i), (ii), and (iii) shall be limited by Mr. Malkin so as not to interfere materially, individually or in the aggregate, with the performance of his duties and responsibilities under his Employment Agreement or create a potential business or fiduciary conflict, and (b) with respect to the activities set out in clause (iii), such activities shall be limited to non-controlling investments to the extent such investments are office or retail real estate properties located in New York County, New York, Fairfield County, Connecticut, Westchester County, New York, and any other geographic area in which we invest in such properties.
The Employment Agreement contains standard confidentiality and mutual non-disparagement provisions, which apply indefinitely, and non-competition provisions and no-hire and non-solicitation provisions, which apply during the term of the Employment Agreement and will continue for a period of six months following the termination of Mr. Malkin’s employment.

2024 PROXY STATEMENT 65

The Employment Agreement provides that until the later of the date on which (i) Mr. Malkin is no longer serving as our Chief Executive Officer and (ii) Mr. Malkin and his affiliates no longer hold on a consolidated basis at least (a) 50% of the amount of our Class A common stock, Class B common stock and operating partnership units in our operating partnership which were held by Mr. Malkin and his affiliates as of the date of the closing of the Consolidation (as defined therein) and (b) 10% of the voting power of our outstanding common stock voting together as a single class, our board shall cause Mr. Malkin to be nominated for re-election to our board at the expiration of the then current term. Unless Mr. Malkin has resigned as a director, for so long as the foregoing ownership thresholds are met, this obligation shall survive beyond the expiration of the Term and the termination of Mr. Malkin’s employment for any reason other than for Cause (as defined therein) unless prohibited by legal or regulatory requirements. Failure of our board to nominate Mr. Malkin for election to our board, the failure of Mr. Malkin to be elected or re-elected, or his removal as a member of our board constitute Good Reason under the Employment Agreement.
All disputes, except equitable enforcement of restrictive covenants, under the Employment Agreement will be resolved by arbitration in accordance with the rules of the Judicial Arbitration and Mediation Services, Inc. in New York City. We have agreed to pay all costs of the arbitration except, if applicable, Mr. Malkin’s petitioner’s filing fee. If an arbitrator determines that Mr. Malkin has prevailed on the issues in dispute in the arbitration, we will pay or reimburse any reasonable expenses, including reasonable attorney’s fees, which Mr. Malkin incurs in such arbitration.
The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to our current report on Form 8-K filed on October 8, 2021.
TERMINATION OF EMPLOYMENT
The consequences of a termination of employment of Mr. Malkin pursuant to his Employment Agreement and equity award agreements are as follows:
	Termination Without Cause or for Good Reason (not Following a Change in Control)	Termination Without Cause or for Good Reason Within Two Years Following a Change in Control	Termination Due to Death or Disability	Termination Due to Retirement (following the later of (x) 65th birthday(1) and (y) ten years of service)	Resignation (not for Good Reason) or Non-Renewal	Termination for Cause
Annual Base Salary	annual base salary and other benefits earned but unpaid prior to the date of termination			N/A	annual base salary and other benefits earned but unpaid prior to the date of termination
Annual Bonus
earned but unpaid annual bonus for the prior fiscal year; and
a pro-rated annual bonus for the year in which the termination of employment occurs, calculated based on actual performance for the entire performance period (disregarding any subjective performance goals and without the exercise of any negative discretion), to be paid at the end of the performance period
				N/A	subject to execution of a mutual release of claims, any earned but unpaid annual bonus for the prior fiscal year	N/A
Retention Bonus	Retention bonus of $700,000		N/A	N/A	N/A	N/A
Additional Cash Compensation
a lump sum amount equal to two times the sum of (A) Mr. Malkin’s then-current annual base salary plus (B) the average annual bonus paid to Mr. Malkin over the three most-recently completed fiscal years a lump sum amount equal to three times the sum of (A) Mr. Malkin’s then-current annual base salary plus (B) the average annual bonus paid to Mr. Malkin over the three most-recently completed fiscal years
			N/A	N/A	N/A	N/A
COBRA Coverage
subject to Mr. Malkin’s election of COBRA coverage under the company’s group health plan, for up to 18 months following his termination, a monthly payment equal to the difference between the monthly COBRA premium cost and the premium cost to Mr. Malkin as if he continued to be our employee
			N/A	N/A	N/A	N/A
Time-Based Equity	equity awards subject to time-based vesting immediately vest in full				N/A	N/A
Performance-Based Equity
pro-rated vesting of equity awards subject to performance-based vesting to the extent the underlying performance requirements have been met based on performance from commencement of the performance period through the termination date equity awards subject to performance-based vesting will vest to the extent the underlying performance requirements have been met based on performance from commencement of the performance period through termination date pro-rated vesting of equity awards subject to performance-based vesting to the extent the underlying performance requirements have been met based on performance from commencement of the performance period through termination date
					N/A	N/A
Stock Options	stock options will remain exercisable for three years following the termination, but in no event later than their expiration			N/A	N/A	N/A

(1)
The retirement age under our 2019 Equity Plan was amended to be 65 instead of 60 on July 13, 2020, and the award agreements for awards made to Mr. Malkin in March 2020 were amended so that this change would have retroactive effect and be applicable to such awards. See “Equity Awards — Retirement Age” on page 52 for more information.

PARACHUTE PAYMENTS
In the event that any amount payable to Mr. Malkin is determined to be subject to the excise tax under Section 4999 of the Code, such amount will be reduced to one dollar less than the threshold amount that would trigger an excise tax under Section 4999 of the Code, unless that reduction would result in Mr. Malkin receiving a lesser net after-tax amount.

66 EMPIRE STATE REALTY TRUST

Change in Control Severance Agreements

MS. CHIU AND MR. DURELS
We have entered into change of control severance agreements with each of Ms. Chiu and Mr. Durels that contain substantially similar terms. Each of the change in control severance agreements will terminate two years after the date of any written notice of termination from us to the applicable executive officer; provided, that if a “change in control” (as defined in our then effective equity plan) occurs while the agreement is still operative, any written notice to the executive officer terminating the agreement will not be effective prior to the second anniversary of the “change in control.”
RESTRICTIVE COVENANTS AND OTHER PROVISIONS
The change in control severance agreements also contain standard confidentiality and mutual non-disparagement provisions, which apply indefinitely, and non-competition provisions and no-hire and non-solicitation provisions, which apply during the term of the agreements and will continue following termination of employment for a period as follows:
◗
Ms. Chiu: non-competition — 6 months; no-hire and non-solicitation — 2 years

◗
Mr. Durels: non-competition, no-hire and non-solicitation — 1 year

All disputes, except equitable enforcement of restrictive covenants, under the change in control severance agreements will be resolved by arbitration in accordance with the rules of the Judicial Arbitration and Mediation Services, Inc. in New York City. We have agreed to pay all costs of the arbitration except, if applicable, the executive officer’s petitioner’s filing fee. If an arbitrator determines that the applicable executive officer has prevailed on the issues in dispute in the arbitration, we will pay or reimburse any reasonable expenses, including reasonable attorney’s fees, which the executive officer incurs in such arbitration.
The foregoing summary of the Change in Control Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as exhibits to our 2023 annual report.
TERMINATION OF EMPLOYMENT
The consequences of a termination of employment of any such executive pursuant to his or her change in control severance agreement, the 2019 Equity Plan and equity award agreements are as follows:
	Termination Without Cause or Resignation for Good Reason (not Following a Change in Control)	Termination Without Cause or Resignation for Good Reason Within Two Years Following a Change in Control	Termination Due to Death or Disability Following a Change in Control	Termination Due to Retirement (Whether or not Following a Change in Control) (following the later of (x) 65th(1) birthday and (y) ten years of service)	Resignation (not for Good Reason, Following a Change in Control)
Annual Base Salary	N/A	accrued and unpaid annual base salary and other benefits		N/A	accrued and unpaid annual base salary and other benefits
Annual Bonus	N/A	earned but unpaid annual bonus for the prior fiscal year, and a pro-rated annual bonus for the year in which the termination of employment occurs, calculated based on actual performance for the entire performance period (disregarding any subjective performance goals and without the exercise of any negative discretion), and paid at the end of the performance period	earned but unpaid annual bonus for the prior fiscal year	N/A	earned but unpaid annual bonus for the prior fiscal year
Additional Cash Compensation	N/A	an amount equal to two times the sum of (A) the executive officer’s then- current annual base salary plus (B) the average bonus earned over the three most-recently completed fiscal years	N/A	N/A	N/A
COBRA Coverage	N/A	subject to the executive officer’s election of COBRA coverage under the company’s group health plan, for up to 18 months, a monthly payment equal to the difference between the monthly COBRA premium cost and the premium cost to the executive officer as if he or she continued to be our employee	N/A	N/A	N/A
Time-Based Equity	immediately vest in full	equity awards subject to time-based vesting immediately vest in full		immediately vest in full	N/A
Performance- Based Equity	will vest based on performance from commencement of the performance period through the date of termination (i) on a pro-rated basis, if the termination occurs before the performance period ends and (ii) in full, if the termination occurs after the performance period ends	will vest based on performance from commencement of the performance period through the date of termination (i) on a pro-rated basis, if the termination occurs before the performance period ends and (ii) in full, if the termination occurs after the performance period ends		will vest based on performance from commencement of the performance period through the date of termination (i) on a pro-rated basis, if the termination occurs before the performance period ends and (ii) in full, if the termination occurs after the performance period ends	N/A

(1)
The retirement age under our 2019 Equity Plan was amended to be 65 instead of 60 on July 13, 2020, and the award agreements for awards made to each NEO in March 2020 were amended so that this change would have retroactive effect and be applicable to such awards. See “Equity Awards — Retirement Age” on page 52 for more information.

PARACHUTE PAYMENTS
In the event that any amount payable to an executive officer would be subject to the excise tax under Section 4999 of the Code, such amount will be reduced to one dollar less than the threshold amount that would trigger an excise tax under Section 4999 of the Code, unless that reduction would result in the executive receiving a lesser net after-tax amount.

2024 PROXY STATEMENT 67

Potential Payments Upon Termination

As set forth in “Employment Agreements and Severance Agreements” on page 65, our NEOs will be entitled to certain compensation and benefits in the event of termination of employment. Assuming a termination of employment and change in control (if applicable) occurred on December 31, 2023, and a price per share of our common stock on the date of termination of  $9.69 (the closing price of our Class A common stock on the NYSE on December 29, 2023 (the last trading day in 2023)), the amount of compensation (other than accrued but unpaid compensation) that would have been payable to each NEO in each situation is listed in the table below.
Name	Severance ($)	Cash Bonus(1) ($)	Continued Medical Benefits ($)	Retention Bonus ($)	Unvested Time-Based LTIP Units(2) ($)	Unvested Performance- Based LTIP Units(3) ($)	Total(4) ($)
Anthony E. Malkin
Involuntary Termination Without Cause or Resignation for Good Reason	4,899,690	1,913,625	40,704	700,000	11,005,757	10,167,034	28,726,810
Involuntary Termination Without Cause or Resignation for Good Reason Following Change in Control	7,349,535	1,913,625	40,704	700,000	11,005,757	10,167,034	31,176,655
Death or Disability	—	1,913,625	—	—	11,005,757	10,167,034	23,086,416
Termination for Cause	—	—	—	—	—	—	—
Resignation or Non-Renewal of Employment Contract	—	1,913,625	—	—	—	—	1,913,625
Retirement	—	—	—	—	—	—	—
Christina Chiu
Involuntary Termination Without Cause or Resignation for Good Reason	—	—	—	—	4,040,352	3,019,390	7,059,742
Involuntary Termination Without Cause or Resignation for Good Reason Following Change in Control	3,068,617	1,765,625	14,607	—	4,040,352	3,019,390	11,908,591
Death or Disability	—	—	—	—	4,040,352	3,019,390	7,059,742
Termination for Cause	—	—	—	—	—	—	—
Resignation or Non-Renewal of Employment Contract	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Thomas P. Durels
Involuntary Termination Without Cause or Resignation for Good Reason	—	—	—	—	5,042,066	4,637,410	9,679,476
Involuntary Termination Without Cause or Resignation for Good Reason Following Change in Control	2,861,950	826,875	28,219	—	5,042,066	4,637,410	13,396,520
Death or Disability				—	5,042,066	4,637,410	9,679,476
Termination for Cause	—	—	—	—	—	—	—
Resignation or Non-Renewal of Employment Contract	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—

(1)
For purposes of this table, the amount of the cash bonus component of severance equals the face amount of the annual incentive bonus awarded to each NEO with respect to 2023 (paid in 2024). For more detail on bonus elections, see “Bonus Election Program” on page 47.

(2)
Calculated assuming that the value of an LTIP unit on December 29, 2023 was equal to the $9.69 closing price of a share of our Class A common stock on December 29, 2023 (the last trading day of 2023). Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 52, herein, and in Note 10 to our 2023 audited financial statements included in our 2023 annual report.

(3)
Calculated based on the number of unvested performance-based LTIP units that were estimated to have been earned at December 31, 2023. As of December 31, 2023, none of our NEOs were retirement eligible with respect to outstanding and unvested equity awards as of such date.

(4)
According to Mr. Malkin’s employment agreement and the change in control severance agreement of each other NEO, if any payments or benefits to be paid or provided to such individual would be subject to “golden parachute” excise taxes under Section 280G of the Code, such individual’s payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the NEO.

68 EMPIRE STATE REALTY TRUST

PROPOSAL 3: APPROVAL OF THE 2024 EQUITY INCENTIVE PLAN
The board believes that stock-based incentive awards can play an important role in the success of the company and the operating partnership by encouraging and enabling the employees, officers, non-employee directors and consultants of the company, the operating partnership and their affiliates upon whose judgment, initiative and efforts the company and the operating partnership largely depend for the successful conduct of their business to acquire a proprietary interest in the company and/or the operating partnership. The board believes that providing such persons with a direct stake in the company and/or the operating partnership assures a closer identification of the interests of such individuals with those of the company and its stockholders, thereby stimulating their efforts on the company’s behalf and strengthening their desire to remain with the company.
On March 1, 2024, the board adopted, subject to stockholder approval, the 2024 Equity Plan. The 2024 Equity Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the board and/or the Compensation and Human Capital Committee. A copy of the 2024 Equity Plan is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference.
As of March 22, 2024 under the 2019 Equity Plan, our existing equity compensation plan, there were no stock options or stock appreciation rights outstanding, and the only awards outstanding were:
◗
4,297,621 unvested full value awards with time-based vesting under the 2019 Equity Plan; and

◗
5,155,618 unvested full value awards with performance-based vesting under the 2019 Equity Plan.

As of March 22, 2024, there were 1,045,394 shares of Class A common stock available for awards under the 2019 Equity Plan. No new equity awards may be granted under the 2013 Equity Plan.
Upon approval by our stockholders of the 2024 Equity Plan, we will not issue any new equity awards under the 2019 Equity Plan. The shares of Class A common stock underlying any awards under the 2024 Equity Plan and the 2019 Equity Plan that are forfeited, canceled or otherwise terminated, other than by exercise, will be added back to the shares of Class A common stock available for issuance under the 2024 Equity Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the 2024 Equity Plan and the 2019 Equity Plan to cover the exercise price or tax withholding and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of Class A common stock available for issuance under the 2024 Equity Plan. In addition, shares of Class A common stock repurchased on the open market will not be added back to the shares of Class A common stock available for issuance under the 2024 Equity Plan.
Summary of Material Features of the 2024 Equity Plan

Our 2024 Equity Plan is substantially consistent with our 2019 Equity Plan.
The material features of the 2024 Equity Plan are:
◗
The maximum number of shares of Class A common stock to be issued under the 2024 Equity Plan is 11,000,000;

◗
The award of stock options (both incentive and non-qualified options), restricted stock, restricted stock units, stock appreciation rights, performance awards, dividend equivalent rights and other equity-based awards (including LTIP units) is permitted;

◗
Shares tendered or held back for taxes will not be added back to the reserved pool under the 2024 Equity Plan. Upon the exercise of a stock appreciation right that is settled in shares of Class A common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the 2024 Equity Plan;

◗
Any awards made under the 2024 Equity Plan will not be repriced in any manner without stockholder approval;

◗
Minimum vesting period of one year required for all equity awards, other than a limited number of excepted awards;

◗
No acceleration of vesting of equity awards in connection with a change in control without consummation of such change in control (i.e., no liberal change in control definition) and no accelerated vesting other than in circumstances involving death or disability;

◗
The value of all awards awarded under the 2024 Equity Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $1,000,000;

◗
Any material amendment to the 2024 Equity Plan is subject to approval by our stockholders; and

◗
The term of the 2024 Equity Plan will expire on March 1, 2034.

2024 PROXY STATEMENT 69

Based solely on the closing price of our Class A common stock as reported by the NYSE on March 22, 2024 ($9.81), and the maximum number of shares that would have been available for awards as of such date under the 2024 Equity Plan, the maximum aggregate market value of the Class A common stock that could potentially be issued under the 2024 Equity Plan is $107,910,000.
Rationale for Amount of Shares Requested

The 2024 Equity Plan is critical to our ongoing effort to build shareholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation and Human Capital Committee and the board believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.
We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. A significant portion of our NEOs’ total compensation is in the form of multi-year, performance-based equity awards tied to TSR. The Compensation and Human Capital Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize shareholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.
Burn Rate
The following table sets forth information regarding historical awards granted and earned for the period from 2021 through 2023, and the corresponding burn rate, which is defined as the number of shares subject to stock awards granted (or, for awards subject to performance-based vesting, earned) in a fiscal year divided by the weighted average common shares outstanding for that fiscal year, for each of the last three fiscal years.
		2021	2022	2023	Average
(a)	Time-based restricted stock/units granted(1)	1,124,026	1,746,882	2,103,480	1,658,129
(b)	Performance-based units earned in the respective year(1)	—	149,271	584,811	244,694
(c)	Options granted(1)	—	—	—	—
(d)	Net increase in diluted shares due to equity awards (a+b+c)(1)	1,124,026	1,896,153	2,688,291	1,902,823
(e)	Weighted-average shares outstanding	277,420,000	269,948,000	265,633,000	271,000,333
(f)	Burn rate (d/e)(2)	0.41%	0.70%	1.01%	0.70%

(1)
Reflects the gross maximum number of Shares underlying awards granted during the respective year.

(2)
Not adjusted for forfeitures, withholding and expirations, which would reduce the burn rate if taken into account.

As illustrated in the table above, our three-year average value adjusted burn rate was 0.70%, which is below the ISS industry category burn rate threshold of 1.05%.
Our Compensation and Human Capital Committee determined the size of reserved pool under the 2024 Equity Plan primarily to conform to our 2019 Equity Plan, which also registered approximately 11 million shares, and was correctly forecasted to last five years. The terms of the 2024 Equity Plan are largely consistent with the 2019 Equity Plan. We anticipate that our grant sizes to employees and directors will be relatively consistent with prior years, and this amount will be sufficient to provide equity to attract, retain and motivate eligible talent. We expect the registered 11 million shares to be sufficient to last five years, as with the 2019 Equity Plan. The committee also took into consideration our shareholder vote on the 2019 Equity Plan, which passed with 80% vote in favor, and we believe this plan size is one our institutional investors would likely find acceptable.
Summary of the 2024 Equity Plan

The following description of certain features of the 2024 Equity Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2024 Equity Plan, which is attached hereto as Exhibit A.
Administration
The 2024 Equity Plan will be administered by the Compensation and Human Capital Committee. The Compensation and Human Capital Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, determine the type of awards, and to determine the specific terms and conditions of each award, subject to the provisions of the 2024 Equity Plan.
Eligibility; Plan Limits
All employees, officers and non-employee directors as well as consultants who are natural persons, provide substantial services to the company and are designated as eligible by the Compensation and Human Capital Committee are eligible to participate in the 2024 Equity Plan. As of March 22, 2024,

70 EMPIRE STATE REALTY TRUST

approximately 691 individuals would have been eligible to participate in the 2024 Equity Plan had it been effective on such date, which included four executive officers, 678 employees who are not executive officers, nine non-employee directors and zero individuals who are consultants or advisors that provide substantial services to the company (provided, however, that since our IPO we have not granted equity awards to such consultants or advisors). There are certain limits on the number of awards that may be granted under the 2024 Equity Plan. For example, no more than 11,000,000 shares of Class A common stock may be granted in the form of incentive stock options.
Director Compensation Limit
The 2024 Equity Plan provides that the value of all awards awarded under the 2024 Equity Plan and all other cash compensation paid by us to any non-employee director in any calendar year shall not exceed $1,000,000.
Minimum Vesting Period
The minimum vesting period for each equity award granted under the 2024 Equity Plan must be at least one year, provided that up to 5% of the shares authorized for issuance under the 2024 Equity Plan may be utilized for unrestricted stock awards or other equity awards with a minimum vesting period of less than one year. In addition, the Compensation and Human Capital Committee may grant equity awards that vest within one year (i) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year or (ii) if such awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the one year.
Stock Options
The 2024 Equity Plan permits the granting of  (1) options to purchase Class A common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2024 Equity Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to all other eligible participants in the 2024 Equity Plan. The option exercise price of each option will be determined by the Compensation and Human Capital Committee. For each option that is intended to qualify as either (i) a “stock right” that does not provide for “deferral of compensation” within the meaning of Section 409A of the Code, or (ii) an incentive stock option, the exercise price may not be less than 100% of the fair market value of the Class A common stock on the date of grant. Fair market value for this purpose means as of any date when the Class A common stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Class A common stock is listed and traded on the date of determination, or if the closing price is not reported on such date of determination, the closing price on the most recent date on which such closing price is reported. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the Compensation and Human Capital Committee and may not exceed ten years from the date of grant. The Compensation and Human Capital Committee will determine at what time or times each option may be exercised. In general, unless otherwise permitted by the Compensation and Human Capital Committee, no option granted under the 2024 Equity Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee.
Upon exercise of options, the option exercise price must be paid in full (i) in cash, by certified or bank check, (ii) by delivery of shares of Class A common stock having a value equal to the exercise price, (iii) by broker-assisted cashless exercise in accordance with procedures approved by the Compensation and Human Capital Committee or (iv) by any other means approved by the Compensation and Human Capital Committee, including by net exercise.
To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.
Restricted Stock
The Compensation and Human Capital Committee may award shares of Class A common stock to participants subject to such conditions and restrictions as the Compensation and Human Capital Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or other service with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).
Restricted Stock Units
The Compensation and Human Capital Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of cash, shares of Class A common stock or property as determined by the Compensation and Human Capital Committee in its sole discretion, subject to such conditions and restrictions as the Compensation and Human Capital Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or other service with the company through a specified vesting period.
Stock Appreciation Rights
The Compensation and Human Capital Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation and Human Capital Committee may determine. Stock appreciation rights entitle the recipient to cash, shares of Class A common stock or property equal to

2024 PROXY STATEMENT 71

the value of the appreciation in the stock price over the base price. The base price of a stock appreciation right is determined by the Compensation and Human Capital Committee. For each stock appreciation right that is intended to qualify as a “stock right” that does not provide for “deferral of compensation” within the meaning of Section 409A of the Code, the base price may not be less than 100% of the fair market value of the Class A common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.
Performance Awards
The Compensation and Human Capital Committee may grant performance awards, including performance-based restricted stock and performance-based restricted stock units, to any participant which vest based upon the achievement of certain performance criteria.
Dividend Equivalent Rights
The Compensation and Human Capital Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Class A common stock. Dividend equivalent rights may not be granted as a component of a stock option or stock appreciation right. Unless otherwise provided in the applicable award agreement, dividend equivalent rights granted as a component of another award will be conditioned on the vesting of the award. The Compensation and Human Capital Committee will determine whether dividend equivalent rights may be settled in cash, shares of Class A common stock, in another form of property or a combination thereof.
LTIP Units/Other Equity-Based Awards
The Compensation and Human Capital Committee may grant LTIP units in the operating partnership or other awards denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Class A common stock or other equity interests of the company or the operating partnership.
Corporate Event Provisions
The 2024 Equity Plan provides that upon the effectiveness of a “corporate event,” as defined in the 2024 Equity Plan, the Compensation and Human Capital Committee may, so long as it determines that there is no adverse economic impact on participants as of the date the action is taken, provide for any one or more of the following: (i) the assumption or substitution of any or all awards with appropriate adjustment, (ii) cancellation of any or all awards (whether vested or unvested) as of the consummation of the Corporate Event, together with payment to the participants holding vested awards the equal to the difference between the cash consideration payable per share of Class A common stock in the Corporate Event and the exercise or base price of the award, if any, or (iii) the replacement of all awards (other than awards that are intended to qualify as “stock rights” that do not provide for “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the awards so replaced with subsequent payment of cash incentives subject to the same vesting conditions. In addition, other than as set forth in an existing employment agreement between the company and its Chairman and Chief Executive Officer, or any renewal thereof, in the event of the termination of the participant’s service relationship following a “corporate event” as a result of  (i) death, (ii) “disability” (as defined in the 2024 Equity Plan), (iii) a termination without “cause” (as defined in the 2024 Equity Plan) by the company or its affiliates, (iv) voluntary termination by the participant that follows the participant’s “retirement eligibility date” (as defined in the 2024 Equity Plan) or (v) a termination by the participant with “good reason” (as defined in, and to the extent that a participant’s awards agreement includes a definition of  “good reason”), (1) with respect to awards subject solely to time-based vesting, the awards will become fully vested as of the date of termination unless earlier terminated or forfeited; and (2) with respect to performance awards or other awards that vest subject to the achievement of performance criteria: (a) if such termination occurs following the completion of the performance period, any restrictions on the shares of Class A common stock underlying the award that have been earned based on achievement of the performance criteria shall lapse and such shares shall, unless earlier terminated or forfeited, automatically become fully vested as of such date of termination; and (b) if such termination occurs prior to the expiration of the performance period, (X) the end date of the performance period shall be the date immediately prior to the termination and the number of shares of Class A common stock underlying the award that become earned shall be determined as set forth in the relevant award agreement, and (Y) any restrictions and conditions on the shares of Class A common stock that become earned as of the termination shall lapse and the number of shares underlying the award that have been earned based on achievement of the performance criteria, unless earlier terminated or forfeited, shall become vested on a pro-rata basis as of such date of termination.
Adjustments for Stock Dividends, Stock Splits, Etc.
The 2024 Equity Plan requires the Compensation and Human Capital Committee to make appropriate adjustments to the number of shares of Class A common stock that are subject to the 2024 Equity Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding
Participants in the 2024 Equity Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Participants may elect to have their tax withholding obligations satisfied by (i) authorizing us to withhold shares of Class A common stock to be issued pursuant to exercise or vesting, (ii) transferring to us shares of Class A common stock with a fair market value equal to the amount of the required withholding tax or, (iii) in the case of a participant who is an employee at the time of withholding, by withholding from the cash compensation payable to the participant an amount equal to the amount of the required withholding tax.

72 EMPIRE STATE REALTY TRUST

Amendments and Termination
The board or the Compensation and Human Capital Committee may at any time amend, suspend or terminate the 2024 Equity Plan and the board or the Compensation and Human Capital Committee may at any time amend outstanding awards; provided, however, no such action may adversely affect any rights under any outstanding award without the participant’s consent. To the extent required under the rules of the NYSE, any amendments that materially change the terms of the 2024 Equity Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation and Human Capital Committee to be required by the Code to preserve the qualified status of incentive options.
Effective Date of 2024 Equity Plan
The 2024 Equity Plan was approved by our board on March 1, 2024. No awards may be granted under the 2024 Equity Plan after March 1, 2034.
New Plan Benefits

Because the grant of awards under the 2024 Equity Plan is within the discretion of the Compensation and Human Capital Committee, we cannot determine the dollar value or number of shares of Class A common stock that will in the future be received by or allocated to any participant in the 2024 Equity Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2024 Equity Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2023: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.
	Stock Awards Granted in 2023
Name and Position	Dollar Value ($)(1)	Number of Awards (#)
Anthony E. Malkin, Chairman and Chief Executive Officer	7,421,876	1,386,259
Christina Chiu, President	2,228,112	423,866
Thomas P. Durels, EVP, Real Estate	3,754,516	703,088
Executive Officers, as a group	13,404,504	2,513,213
Current directors, who are not executive officers, as a group	1,520,170	283,664
Employees, who are not executive officers, as a group(2)	6,749,691	1,030,290

(1)
Based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 10 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023.

(2)
Includes all awards issued to employees during 2023, regardless whether such employee continues to be employed as of the date of this proxy statement.

Tax Aspects Under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2024 Equity Plan. It does not describe all U.S. federal tax consequences under the 2024 Equity Plan, nor does it describe state or local tax consequences.
Incentive Options
No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of Class A common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of Class A common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Class A common stock at exercise (or, if less, the amount realized on a sale of such shares of Class A common stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Class A common stock.

2024 PROXY STATEMENT 73

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Options
No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of Class A common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Class A common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Class A common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Other Awards
We generally will be entitled to a tax deduction in connection with other awards under the 2024 Equity Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments
The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a “corporate event”) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Equity Compensation Plan Information

The following table provides information as of December 31, 2023 regarding shares of Class A common stock that may be issued under our existing equity compensation plan, the 2019 Equity Plan.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted Average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders(1):	N/A	N/A(2)	4,162,516(3)
Equity compensation plans not approved by security holders:	—	—	—
TOTAL	N/A	N/A(2)	4,162,516(3)

(1)
These consist of the 2019 Equity Plan and its predecessor plan, the First Amended and Restated Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. 2013 Equity Incentive Plan (the “2013 Equity Plan”).

(2)
Since restricted shares and LTIP units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(3)
The number of securities remaining available for future issuance consists of shares remaining available for issuance under the 2019 Equity Plan adjusted for awards that have been forfeited, canceled or otherwise terminated, other than by exercise under the 2019 Equity Plan and the 2013 Equity Plan.

As of December 31, 2023, we have issued 1,147,005 shares of restricted stock and 15,052,177 LTIP units under the Plans since 2013.
Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Stockholders Meeting at which a quorum is present.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EMPIRE STATE REALTY TRUST, INC. EMPIRE STATE REALTY OP, L.P. 2024 EQUITY INCENTIVE PLAN.

74 EMPIRE STATE REALTY TRUST

AUDIT PROPOSAL 4: RATIFICATION OF ELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected the accounting firm of Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to ratification of this appointment by our shareholders. Action by shareholders is not required by law, the NYSE or our organizational documents in the appointment of an independent registered public accounting firm, but this appointment is submitted by our board for ratification as a matter of good corporate governance in order to give our shareholders a voice in the designation of auditors. If the appointment is not ratified by our shareholders, our board will further consider its choice of EY as our independent registered public accounting firm. EY has served as our independent registered public accounting firm since May 2010 and is considered by our management to be well-qualified. EY has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity.
A representative of EY will be present at the annual meeting. The representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
Fee Disclosure

The following table lists the fees for services rendered by our independent registered public accounting firm for the years ended December 31, 2023 and 2022.
	2023 ($)	2022 ($)
Audit Fees(1)	2,165,475	2,416,905
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	10,000	55,000
TOTAL	2,175,475	2,471,905

(1)
Audit Fees billed in 2023 and 2022 include the audit of our annual consolidated financial statements, audit of the consolidated financial statements of First Stamford Place and 250 West 57th Street, reviews of our quarterly consolidated financial statements and consents and other services related to filings with the SEC, and related expenses.

(2)
All Other Fees billed in 2023 include fees related to our S-3 filing and in 2022 include fees related to our cyber tabletop exercise conducted by EY.

Pre-Approval Policies and Procedures of Our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the pre-approval policy to the Chair of the Audit Committee. The Chair must report any pre-approval decisions under such policy to the Audit Committee at its next scheduled meeting.
The proposal to ratify the selection of EY as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast at the annual meeting at which a quorum is present.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

2024 PROXY STATEMENT 75

Audit Committee Report

The following is a report by the Audit Committee of our board regarding the responsibilities and functions of the Audit Committee. This report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC, under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this report by reference in any such document.

The Audit Committee’s purposes are to (i) assist the board in its oversight of  (a) the integrity of the company’s financial statements, (b) the company’s compliance with legal and regulatory requirements, (c) the qualifications and independence of the company’s independent registered public accounting firm, and (d) the performance of the company’s independent registered public accounting firm and the company’s internal audit function; and (ii) prepare an Audit Committee Report as required by the SEC for inclusion in the company’s annual proxy statement. The function of the Audit Committee is oversight. The board, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the NYSE, as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The board has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that each of S. Michael Giliberto, Thomas J. DeRosa and Christina Van Tassell is an “audit committee financial expert” as defined in Item 407(d)(5) of the SEC Regulation S-K. The Audit Committee operates pursuant to an Audit Committee Charter.
Management is responsible for the preparation, presentation and integrity of the company’s financial statements, for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Ernst & Young LLP, is responsible for planning and carrying out a proper audit of the company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.
In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rules 3526, Communication with Audit Committees Concerning Independence.
The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters the firm deems appropriate. The Audit Committee has also met with and discussed internal audit reports with an internal auditor. Further, the Audit Committee has overseen the company’s Whistleblower Policy and performed a periodic review of related reports.
Based on the reports and discussions described in the preceding paragraph and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2023, the Audit Committee recommended to the board that the audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2023.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the company’s consolidated financial statements has been carried out in accordance with the auditing standards of the PCAOB, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that Ernst & Young LLP is in fact “independent,” or that the company’s internal controls are effective.
Submitted by our Audit Committee

S. Michael Giliberto (Chair)	Thomas J. DeRosa	R. Paige Hood	Christina Van Tassell

76 EMPIRE STATE REALTY TRUST

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of March 1, 2024, regarding the beneficial ownership of shares of our common stock and units of partnership interest in Empire State Realty OP, L.P. (“operating partnership units”) by (i) each of our directors; (ii) each of our NEOs; (iii) each person known by us to be the beneficial owner of 5% or more of our outstanding common stock; and (iv) all of our directors and executive officers as a group.
In accordance with SEC rules, each listed person’s beneficial ownership includes:
◗
all shares the shareholder actually owns beneficially or of record;

◗
all shares over which the shareholder has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

◗
all shares the shareholder has the right to acquire within 60 days after March 1, 2024 (unless otherwise noted).

As of March 1, 2024, ESRT and its operating partnership had the following equity outstanding:
Common Stock Outstanding		Operating Partnership Units Outstanding
Class A	162,748,116	Series PR(1)	65,915,458
Restricted Class A	413,195	Series ES(1)	19,491,737
Class B	983,434	Series 60(1)	5,016,692
		Series 250(1)	2,588,428
		LTIP units – 2013 Equity Plan(2)	3,045,048
		LTIP units – 2019 Equity Plan(2)	10,441,287
Total	164,144,745	Total	106,498,650

(1)
May be exchanged for shares of Class A common stock on a one-for-one basis or cash, at the company’s option.

(2)
Upon the satisfaction of certain conditions, convertible into operating partnership units of our operating partnership.

Unless otherwise indicated in the footnotes to the table on the next page, all shares are owned directly, and the indicated person has sole voting and investment power. The business address of the directors and NEOs in the table below is the address of our principal executive offices, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120.

2024 PROXY STATEMENT 77

	Common Stock (Class A and Class B)				Operating Partnership Units	Common Stock and Operating Partnership Units
Name	Number of Class A Shares Beneficially Owned	Percent of Class A Shares	Number of Class B Shares Beneficially Owned	Percent of All Shares of Common Stock (Voting Interest)(1)	Number of Units Beneficially Owned(2)	Number of Shares of Common Stock and Units Beneficially Owned	Percentage of All Shares of Common Stock and Operating Partnership Units
Anthony E. Malkin(3)	60,369	*	642,979	15.17%	34,570,138	35,273,486	13.03%
Thomas J. DeRosa	—	*	—	*	95,876	95,876	**
Steven J. Gilbert	20,000	*	—	*	87,506	107,506	**
S. Michael Giliberto	3,500	*	—	*	77,951	81,451	**
Patricia S. Han	—	*	—	*	52,784	52,784	**
Grant H. Hill	—	*	—	*	36,317	36,317	**
R. Paige Hood	—	*	—	*	44,585	44,585	**
James D. Robinson IV	—	*	—	*	106,270	106,270	**
Christina Van Tassell					—	—
Hannah Yang					—	—
Christina Chiu	—	*	—	*	249,163	249,163	**
Thomas P. Durels	—	*	2,407	*	1,855,236	1,857,643	**
All directors and executive officers as a group (13 persons)	83,869	*	645,386	15.24%	37,175,826	37,905,081	14.01%
5% or Greater Owners
Quark Holding LLC(4)	29,894,869	18.45%	—	14.08%	—
The Vanguard Group, Inc.(5)	19,112,217	11.83%	—	9.00%	—
Massachusetts Financial Services Company(5)	9,132,613	5.70%	—	4.30%	—
BlackRock Inc(5)	15,719,919	9.70%	—	7.40%	—

*
Represents less than 1% of the number of shares of Class A common stock or Class B common stock (as applicable) outstanding.

**
Represents less than 1% of the number of shares of Class A common stock, Class B common stock and operating partnership units, including vested LTIP units outstanding.

(1)
Percent of All Shares of Common Stock. For purposes of this column, ownership of each share of Class B common stock is treated as 50 shares of Class A common stock. Holders of Class B common stock are entitled to fifty votes per share, to the extent they own 49 limited partnership units in our operating partnership for each share of Class B common stock so voted. Holders of Class A common stock and Class B common stock vote together as a single class on the matters to be considered at the annual shareholders meeting, and their votes are counted and totaled together. The percentages shown in this column are based on 212,335,052 votes, the aggregate number of votes that may be cast by our common stockholders.

(2)
Operating Partnership Units. Includes all operating partnership units and vested LTIP units, which may be convertible into operating partnership units after certain conditions have been met, that the individual continues to hold as of March 1, 2024. The LTIP units shown in the table are the vested portion of totals previously awarded, so that the balance of such totals remains subject to time or performance-based vesting conditions in the chart below:

	Time-Based LTIP Units		Performance-based LTIP Units
Name	Vested	Total Awarded	Vested	Total Awarded
Anthony E. Malkin	2,460,159	3,227,790	603,932	5,802,525
Thomas J. DeRosa	95,876	136,483	—	—
Steven J. Gilbert	87,506	149,761	—	—
S. Michael Giliberto	77,951	118,558	—	—
Patricia S. Han	52,784	96,231	—	—
Grant H. Hill	36,317	95,732	—	—
R. Paige Hood	44,585	115,581	—	—
James D. Robinson IV	106,270	168,525	—	—
Christina Van Tassell	—	13,500	—	—
Hannah Yang	—	13,500	—	—
Christina Chiu	249,163	563,193	91,283	733,315
Thomas P. Durels	1,395,326	1,697,989	336,956	2,645,405

78 EMPIRE STATE REALTY TRUST

(3)
Anthony E. Malkin. In addition to the 3,064,091 vested LTIP units referenced in footnote (2), includes 60,369 shares of Class A common stock, 642,979 shares of Class B common stock and 31,506,047 operating partnership units held by: (i) family trusts and entities for which Mr. Malkin has sole voting and investment power as sole manager or sole trustee, as applicable, or Mr. Malkin and his wife have shared voting and investment power as managers or trustees, as applicable, all for the benefit of Mr. Malkin, his wife, and certain other members of their extended family, (ii) family trusts for the benefit of Mr. Malkin’s children, (iii) Mr. Malkin’s wife and/or (iv) a charitable foundation over which Mr. Malkin and his wife have shared voting and investment power; and of which, in each case, Mr. Malkin disclaims beneficial ownership of such shares and units except to the extent of his pecuniary interest therein (if any).

(4)
Quark Holding LLC. As of December 31, 2023, Quark Holding LLC directly owns 29,894,869 shares of Class A common stock, which equates to 18.45% of our outstanding Class A common stock as of such date, and Qatar Investment Authority (“QIA”), which is the sole member of Quark Holding LLC, and may be deemed an indirect beneficial owner of shares of Class A Common Stock directly owned by Quark Holding LLC. QIA and its affiliates acquired 29,610,854 shares pursuant to a Securities Purchase Agreement with us on August 23, 2016, and 284,015 shares during 2018 pursuant to its top-up right under its Stockholders Agreement with us. Pursuant to the Stockholders Agreement, QIA granted to our board an irrevocable proxy to vote any shares of Class A common stock directly owned beneficially by QIA in excess of 9.9% of the total number of shares of Class A common stock outstanding in the same manner and proportion as the votes cast by other common stockholders. In April 2020, we provided QIA with an ownership limit waiver granting an exception and limited waiver from the restrictions on ownership and transfer contained in our charter and agreements with QIA, which permits QIA’s ownership of our Class A common stock to exceed 9.9% solely to the extent that such excess is caused by the company’s redemptions or repurchases of its equity securities and/or similar company transactions that reduce (or have the effect of reducing) the outstanding number of equity securities. Due to our share repurchases activity in 2023, QIA’s ownership as of December 31, 2023, is 11.03% on a fully diluted economic interest in us (inclusive of all outstanding operating partnership units and LTIP units). See “QIA” on page 80 for a discussion of the Securities Purchase Agreement and Stockholders Agreement.

(5)
Based solely on information as of December 31, 2023, provided on a Schedule 13G filed with the SEC:

5% Beneficial Owner	Address	Schedule 13G Filing Date	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Total Beneficial Ownership	Percent of Class A Owned
The Vanguard Group(a)	100 Vanguard Blvd., Malvern, PA 19355	2/13/24	—	197,873	18,775,721	336,496	19,112,217	11.83%
Massachusetts Financial Services Company(b)	111 Huntington Ave., Boston, MA 02199	2/9/24	8,826,623	—	9,132,613	—	9,132,613	5.7%
BlackRock, Inc.(c)	50 Hudson Yards New York, NY 10001	1/24/24	15,063,875	—	15,719,919	—	15,719,919	9.7%

(a)
The Vanguard Group may be deemed to own beneficially an aggregate of 19,112,217 shares of our Class A common stock in its capacity as an investment advisor, which includes shares of Class A common stock held by certain of its subsidiaries.

(b)
Massachusetts Financial Services Company may be deemed to own beneficially an aggregate of 9,132,613 shares of our Class A common stock in its capacity as an investment advisor, which includes shares of Class A common stock held by certain of its subsidiaries.

(c)
BlackRock, Inc. may be deemed to own beneficially an aggregate of 15,719,919 shares of our Class A common stock in its capacity as a parent holding company, which includes shares of Class A common stock held by certain of its subsidiaries.

2024 PROXY STATEMENT 79

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures with Respect to Related Party Transactions

It is the written policy of our board that all related party transactions (generally, company transactions involving amounts exceeding $120,000 in which a related party (directors or director nominees and executive officers or their immediate family members, or shareholders owning 5% of more of our outstanding stock) has a direct or indirect material interest) is subject to approval or ratification in accordance with the following procedures.
Our Nominating and Corporate Governance Committee reviews the material facts of all related party transactions that require its approval and either approves or disapproves of the entry into the related party transaction, subject to some exceptions. If advance approval of a related party transaction is not feasible, then the related party transaction is considered and ratified, if deemed appropriate by our Nominating and Corporate Governance Committee, as promptly as practicable after the company learns of the transaction. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms comparable to terms generally available to or from an unaffiliated third-party under the same or similar circumstances and the overall fairness of the transaction to the company.
If a related party transaction will be ongoing, our Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, our Nominating and Corporate Governance Committee, on at least an annual basis, reviews and assesses ongoing relationships with the related party to see that they are in compliance with our Nominating and Corporate Governance Committee’s guidelines and that the related party transaction remains appropriate.
All related party transactions are disclosed in our applicable filings with the SEC as required under SEC rules.
QIA

SECURITIES PURCHASE AGREEMENT
On August 23, 2016, we entered into the securities purchase agreement with Q REIT Holding LLC, a wholly owned subsidiary of the Qatar Investment Authority, a governmental authority of the State of Qatar (“Q REIT” and, together with any wholly-owned eligible assignee, “QIA”), pursuant to which QIA purchased from us 29,610,854 shares of our Class A common stock at a purchase price of  $21.00 per share (the “Original QIA Shares”). We received approximately $621.8 million in gross proceeds at the August 23, 2016, closing of the purchase and sale of the Original QIA Shares.
During the second quarter of 2018, pursuant to the terms of our Stockholders Agreement with QIA described below, we sold 284,015 shares of our Class A common stock to QIA at an aggregate purchase price of  $4.7 million, or $16.72 per share (the “Top Up Shares” and, together with the Original QIA Shares, the “Total QIA Shares”). We sold the Top Up Shares to QIA pursuant to its right under the Stockholders Agreement to acquire its 9.9% pro rata share of new equity securities we issue during any quarter. The per share purchase for the Top Up Shares was determined in accordance with a formula in the Stockholders Agreement equal to the average closing price per share during the five consecutive trading days immediately preceding the issuance of the applicable new equity securities.
In April 2020, we provided QIA with an Ownership Limit Waiver granting an exception and limited waiver from the restrictions on ownership and transfer contained in Section 7.2.1(a)(i)(1)-(2) of the company’s Articles of Amendment and Restatement and the Agreement Regarding Waiver of Ownership Limit entered into with QIA on August 23, 2016, which permits QIA’s ownership of our Class A common stock to exceed 9.9% solely to the extent that such excess is caused by the company’s redemptions or repurchases of its equity securities and/or similar company transactions that reduce (or have the effect of reducing) the outstanding number of equity securities. Due to our share repurchases activity since March 2020, QIA’s ownership now exceeds 9.9%. As of December 31, 2023, QIA owns approximately 18.45% of our common stock.
STOCKHOLDERS AGREEMENT
In connection with the sale of the Original QIA Shares to QIA, we and QIA entered into the Stockholders Agreement dated August 23, 2016, which sets forth certain rights and obligations of us and QIA relating to QIA’s ownership of our Class A common stock, including the following:
◗
QIA was not permitted to transfer any Original QIA Shares during the six-month period that followed the closing and could not transfer more than 50% of the Original QIA Shares during the period that began six months after the closing and ended on the one-year anniversary of the closing.

◗
QIA agreed to limit its voting power on all matters coming before our shareholders (whether at a meeting or by written consent) to no more than 9.9% of the total number of votes entitled to be cast on such matter. QIA granted our board an irrevocable proxy to vote any shares of Class A common stock

80 EMPIRE STATE REALTY TRUST

it holds in excess of such 9.9% in the same manner and proportion as the votes cast by other common stockholders. Further, QIA has agreed to vote all of its shares of Class A common stock up to the 9.9% threshold in favor of the election of each member of any slate of director nominees recommended by our board.
◗
In connection with any new issuance by us of common equity securities, for so long as QIA maintains at least a 5.0% fully diluted economic interest in us and remains in material compliance with the terms of the Stockholders Agreement, QIA has the right (but not the obligation) to purchase its pro rata share of such new equity securities in the form of newly issued Class A common stock, as it did with its purchase of the Top Up Shares in the second quarter of 2018. These “top up” rights are generally exercisable on a quarterly basis, or sooner if we or the operating partnership issues new equity securities in an issuance in excess of  $1.0 million.

◗
For an initial period of five years from the date of the closing (through August 23, 2021), to the extent QIA remained in material compliance with the terms of the Stockholders Agreement, QIA had the right of first offer to co-invest with us as a joint venture partner in real estate investment opportunities initiated by us where we elected, at our discretion, to seek a joint venture partner. The right of first offer period could have been extended for a 30-month term if at least one joint venture transaction was consummated among us and QIA during the initial five-year term, but this extension right was not triggered.

◗
Subject to certain minimum thresholds and conditions, we will indemnify QIA for certain applicable U.S. federal and state taxes payable by QIA in connection with dividends paid by us on the Original QIA Shares (and any Top Up Shares) that are attributable to capital gains from the sale or exchange of any U.S. real property interests. Our obligation to indemnify QIA will terminate one year following the date on which the sum of the QIA Shares and any Top Up Shares then owned by QIA falls below 10% of our outstanding common shares.

REGISTRATION RIGHTS AGREEMENT
In connection with the sale of the Original QIA Shares to QIA, we and QIA entered into a registration rights agreement, dated as of August 23, 2016, which required us, among other things, to file with the SEC within 180 days following the closing, a resale shelf registration statement providing for the resale of the Original QIA Shares. We filed the initial resale shelf registration statement with the SEC on February 2, 2017, and renewed it on August 3, 2017, July 31, 2020 and July 31, 2023. In addition, QIA is entitled to cause us to include in the registration statement such Top Up Shares as QIA may acquire from time to time, up to a 9.9% fully diluted economic interest in us. The registration rights are subject to certain conditions and limitations, including restrictions on sales of shares by the holder in connection with certain public offerings and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the registration rights agreement.
Transactions and Agreements with the Malkin Group

SALE OF WESTPORT RETAIL PROPERTIES
On February 1, 2023, we closed on the disposition of our retail assets located at 69-97 and 103-107 Main Street in Westport, Connecticut, for total consideration of  $40.0 million, to an entity affiliated with our Chairman and Chief Executive Officer, Anthony E. Malkin (the “Westport Transaction”). The Company determined to make the sale to the related party entity after a marketed sale process conducted from February 2022 through August 2022 through a broker in which it received several third-party bids. Deals with third party purchasers failed to materialize due to adverse changes in capital market conditions during that time. The Westport Transaction materialized because the related party entity completed a sale of property and was in the market for exchange property to defer tax in a 1031 exchange, and the company recently executed on the acquisition of 298 Mulberry Street.
The company has a written Related Party Transactions Policy (the “Policy”) which requires the Nominating and Corporate Governance Committee to review the material facts of all related party transactions and consider all relevant factors in approving any related party transaction. Further, the Policy provides that a director or executive officer shall not participate in any consideration, discussion or approval of such related party transaction in which he or she is a related party. The Westport Transaction process was completed in compliance with the Policy.
The independent members of the Nominating and Corporate Governance Committee conducted an independent review under the guidance of outside counsel and then approved the transaction. The Company reviewed with outside counsel best practices for the specific Westport Transaction and took additional precautions to ensure an arms-length process. There were separate counsels and appraisals for both buyer and seller. The $40.0 million valuation for the Westport Transaction is in the range of the bids the Company received during the marketed sale process.
In connection with the Westport Transaction, we advanced a loan to the buyer to facilitate closing with a maximum principal amount of up to $1.0 million, which bore interest at SOFR plus 3.5% and required repayment of principal to the extent of available cash flow of the property. As of December 31, 2023, the loan has been fully repaid. Post-sale, we provide certain supervisory and property management services to the buyer on similar terms as those we provide to our other excluded properties. See “Excluded Properties and Businesses” on page 83.
TAX PROTECTION AGREEMENT
In 2013, we entered into a tax protection agreement with Anthony E. Malkin and Peter L. Malkin that is intended to protect to a limited extent the Malkin Group and an additional third party investor in Metro Center (who was one of the original landowners and was involved in the development of the property) (collectively, the “protected parties”) against certain tax consequences arising from a transaction involving one of four properties, which we refer to in this section as the “protected assets”.

2024 PROXY STATEMENT 81

First, this agreement provides that our operating partnership will not sell, exchange, transfer or otherwise dispose of such protected assets, or any interest in a protected asset, until (i) October 7, 2025, with respect to one protected asset, First Stamford Place, and (ii) the later of  (a) October 7, 2021, and (b) the death of both Peter L. Malkin and Isabel W. Malkin, who are 90 and 87 years old, respectively, for the three other protected assets, Metro Center, 298 Mulberry Street (“substituted basis property” as contemplated by the tax protection agreement for 10 Bank Street, which was sold on December 7, 2022) and 1542 Third Avenue, unless:
(1)
Anthony E. Malkin consents to the sale, exchange, transfer or other disposition; or

(2)
our operating partnership delivers to each protected party thereunder a cash payment intended to approximate the tax liability arising from the recognition of the pre-contribution built-in gain resulting from the sale, exchange, transfer or other disposition of such protected asset (with the pre- contribution “built-in gain” being not more than the taxable gain that would have been recognized by such protected party if the protected asset been sold for fair market value in a taxable transaction at the time of the consolidation) plus an additional amount so that, after the payment of all taxes on amounts received pursuant to the agreement (including any tax liability incurred as a result of receiving such payment), the protected party retains an amount equal to such protected party’s total tax liability incurred as a result of the recognition of the pre-contribution built-in gain pursuant to such sale, exchange, transfer or other disposition; or

(3)
the disposition does not result in a recognition of any built-in gain by the protected party.

Second, to protect the protected parties against gain recognition resulting from a reduction in such continuing investor’s share of the operating partnership liabilities, the agreement provides that during the period from October 7, 2013, until such continuing investor owns less than the aggregate number of operating partnership units and shares of common stock equal to 50% of the aggregate number of such units and shares such investor received in the formation transactions (the “tax protection period’) our operating partnership will (i) refrain from prepaying any amounts outstanding under any indebtedness secured by the protected assets and (ii) use its commercially reasonable efforts to refinance such indebtedness at or prior to maturity at its current principal amount, or, if our operating partnership is unable to refinance such indebtedness at its current principal amount, at the highest principal amount possible. The agreement also provides that, during the tax protection period, our operating partnership will make available to such continuing investors the opportunity (i) to enter into a “bottom dollar” guarantee of their allocable share of  $160.0 million of aggregate indebtedness of our operating partnership meeting certain requirements or (ii) in the event our operating partnership has recourse debt outstanding and such a continuing investor agrees, in lieu of guaranteeing debt pursuant to clause (i) above, to enter into a deficit restoration obligation, in each case, in a manner intended to provide an allocation of operating partnership liabilities to the continuing investor. In the event that a continuing investor guarantees debt of our operating partnership, such continuing investor will be responsible, under certain circumstances, for the repayment of the guaranteed amount to the lender in the event that the lender would otherwise recognize a loss on the loan, such as, for example, if property securing the loan was foreclosed and the value was not sufficient to repay a certain amount of the debt. A deficit restoration obligation is a continuing investor’s obligation, under certain circumstances, to contribute a designated amount of capital to our operating partnership upon our operating partnership’s liquidation in the event that the assets of our operating partnership are insufficient to repay our operating partnership liabilities.
Because we expect that our operating partnership will at all times have sufficient liabilities to allow it to meet its obligations to allocate liabilities to its partners that are protected parties under the tax protection agreement, our operating partnership’s indemnification obligation with respect to “certain tax liabilities” would generally arise only in the event that the operating partnership disposes in a taxable transaction of a protected asset within the period specified above in a taxable transaction. In the event of such a disposition, the amount of our operating partnership’s indemnification obligation would depend on several factors, including the amount of  “built-in gain,” if any, recognized and allocated to the indemnified partners with respect to such disposition and the effective tax rate to be applied to such gain at the time of such disposition. Our disposition of the 10 Bank Street asset on December 7, 2022 did not trigger any obligation of payment pursuant to the tax protection agreement.
The operating partnership agreement requires that allocations with respect to such acquired property be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of allocating book-tax differences. Under the tax protection agreement, our operating partnership has agreed to use the “traditional method” for accounting for book-tax differences for the properties acquired by our operating partnership in the consolidation. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of the acquired properties in the hands of our operating partnership (i) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all of the acquired properties were to have a tax basis equal to their fair market value at the time of acquisition and (ii) in the event of a sale of such properties, could cause us to be allocated gain in excess of its corresponding economic or book gain (or taxable loss that is less than its economic or book loss), with a corresponding benefit to the partners transferring such properties to our operating partnership for interests in our operating partnership.
REGISTRATION RIGHTS AGREEMENT
We entered into a registration rights agreement with certain persons receiving shares of our common stock or operating partnership units in the formation transactions, including certain members of our senior management team and our other continuing investors. In connection therewith, we have filed, and are obligated to maintain the effectiveness of, an automatic shelf registration statement, along with a prospectus supplement, with respect to, among other things, shares of our Class A common stock that may be issued upon redemption of operating partnership units or issued upon conversion of shares of Class B common stock to continuing investors in the public existing entities. We filed the initial shelf registration statement with the SEC on October 7, 2014, and renewed it on August 3, 2017, July 31, 2020, and July 31, 2023.
Pursuant to the registration rights agreement, under certain circumstances, we will also be required to undertake an underwritten offering upon the written request of the Malkin Group, which we refer to as the holder, provided (i) the registrable shares to be registered in such offering will have a market value of

82 EMPIRE STATE REALTY TRUST

at least $150.0 million, (ii) we will not be obligated to effect more than two underwritten offerings during any 12-month period; and (iii) the holder will not have the ability to effect more than four underwritten offerings. In addition, if we file a registration statement with respect to an underwritten offering for our own account or on behalf of the holder, the holder will have the right, subject to certain limitations, to register such number of registrable shares held by him, her or it as each such holder requests. With respect to underwritten offerings on behalf of the holder, we will have the right to register such number of primary shares as we request; provided, however, that if cut-backs are required by the managing underwriters of such an offering, our primary shares shall be cut-back first (but in no event will our shares be cut-back to less than $25.0 million).
We have also agreed to indemnify the persons receiving rights against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute to the payments such persons may be required to make in respect thereof. We have agreed to pay all of the expenses relating to the registration and any underwritten offerings of such securities, including, without limitation, all registration, listing, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or “blue sky” laws, all printing expenses and all fees and disbursements of counsel and independent public accountants retained by us, but excluding underwriting discounts and commissions, any out-of-pocket expenses (except we will pay any holder’s out- of-pocket fees (including disbursements of such holder’s counsel, accountants and other advisors) up to $25,000 in the aggregate for each underwritten offering and each filing of a resale shelf registration statement or demand registration statement), and any transfer taxes.
EXCLUDED PROPERTIES AND BUSINESSES
The Malkin Group, including Anthony E. Malkin, our Chairman and Chief Executive Officer, owns non-controlling interests in, and Anthony E. Malkin and Peter L. Malkin control the general partners or managers of, the entities that own interests in seven multifamily properties and five net leased retail properties, (including one single tenant retail property in Greenwich, Connecticut). The Malkin Group also owns non-controlling interests in one Manhattan office property, two Manhattan retail properties and several retail properties outside of Manhattan, none of which were contributed to us in the formation transactions, and two retail properties in Westport, Connecticut acquired from ESRT in February 2023 (see Sale of Westport Retail Properties above). We refer to the non-controlling interests described above collectively as the excluded properties. In addition, the Malkin Group owns interests in one senior equity fund and three property managers, which we refer to collectively as the excluded businesses. We do not believe that the excluded properties or the excluded businesses are consistent with our current commercial portfolio or strategic direction.
Pursuant to management and/or service agreements with the owners of interests in those excluded properties and businesses, we are designated as the asset manager (supervisor) and/or property manager of the excluded properties, provide services to certain of the excluded properties and the other excluded businesses. As the manager or service provider, we are paid a management or other fee with respect to those excluded properties and businesses where our predecessor had previously received a management fee, and reimbursed for our costs in providing the management and other services to those excluded properties and businesses where our predecessor had not previously received a management fee. Our management of the excluded properties and provision of services to the three residential property managers and the existing managers of the other excluded businesses represent a minimal portion of our overall business. There is no established time period in which we will continue to provide such services; and Peter L. Malkin and Anthony E. Malkin expect to sell certain properties or unwind these businesses over time. We are not precluded from acquiring all or certain interests in the excluded properties or businesses. If we were to attempt any such acquisition, we anticipate that Anthony E. Malkin, our Chairman and Chief Executive Officer, will not participate in the negotiation process on our behalf with respect to our potential acquisition of any of these excluded properties or businesses, and the approval of a majority of our independent directors will be required to approve any such acquisition.
Services are and were provided by us to excluded properties and businesses. These transactions are reflected in our consolidated statements of operations as third-party management and other fees.
We earned asset management (supervisory) and service fees from excluded properties and businesses of  $0.9 million, $1.0 million and $1.0 million during the years ended December 31, 2023, 2022 and 2021, respectively.
We earned property management fees from excluded properties of  $0.3 million, $0.3 million and $0.2 million during the years ended December 31, 2023, 2022 and 2021, respectively.
OTHER

We receive rent generally at market rental rate for 5,447 square feet of leased space from entities affiliated with Anthony E. Malkin at one of our properties. Under the lease, the tenant has the right to cancel such lease without special payment on 90 days’ notice. We also have a shared use agreement with such tenant to occupy a portion of the leased premises as the office location for Peter L. Malkin, our Chairman Emeritus, utilizing approximately 15% of the space, for which we pay to such tenant an allocable pro rata share of the cost. We also have agreements with these entities and excluded properties and businesses to provide them with general computer-related support services. Total aggregate revenue was $0.2 million, $0.3 million and $0.3 million for the years ended December 31, 2023, 2022 and 2021, respectively.
One of our directors, Hannah Yang, is sister to Heela Yang, who is Founder and Chief Executive Officer of Sol de Janerio USA, a tenant at One Grand Central Place — the lease is projected to commence on January 1, 2025 with a starting annualized rent of $3.5 million. Sol de Janerio is a subsidiary of L’Occitane, a tenant at 111 W. 33rd Street.

2024 PROXY STATEMENT 83

OTHER MATTERS
Questions and Answers About the Annual Meeting

We are sending this proxy statement and the proxy card(s) to our Class A and Class B common stockholders on or about March 28, 2024, in connection with the solicitation of proxies by the board of Empire State Realty Trust, Inc., a Maryland corporation, for use at the 2024 annual meeting to be held on Thursday, May 9, 2024, at 11:00 a.m. (Eastern Time) to be conducted in person at State Grill, 21 West 33rd Street, New York, New York 10118 and via live webcast, or at any postponement or adjournment of the meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
Holders of record of our Class A common stock and Class B common stock at the close of business on March 1, 2024, which is referred to in this proxy statement as the “record date,” are entitled to attend and vote their shares at the annual meeting. Holders of Class B common stock are entitled to fifty votes per share, to the extent they own 49 limited partnership units in our operating partnership for each share of Class B common stock they hold. We may request verification from holders of Class B common stock of their (or their qualified transferee’s) continued ownership of operating partnership units in connection with the counting of votes associated with Class B common stock.
WHO MAY ATTEND THE MEETING?
You are entitled to attend the annual meeting only if you were a shareholder of record of shares of Class A common stock or Class B common stock of Empire State Realty Trust, Inc. at the close of business on the record date, or you hold a valid proxy for the meeting.
WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF THE PROXY MATERIALS INSTEAD OF A PAPER COPY OF THE MATERIALS?
Under rules adopted by the SEC we may furnish proxy materials to our shareholders primarily over the Internet, instead of mailing a printed copy. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. On or about March 28, 2024, we mailed to most of our shareholders the notice of availability containing instructions on how to access and review the proxy materials, including this proxy statement and our 2023 annual report, on the Internet and instructions on how to vote on the Internet, in person, or by mail. The notice of availability also contains instructions on how to receive a paper or electronic copy of the proxy materials. If you received a notice of availability by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials over the Internet by following the instructions contained in the notice of availability or proxy card. The proxy statement and our 2023 annual report are available at www.proxyvote.com.
WHAT IS THE PURPOSE OF THE MEETING?
At the annual meeting, you will be asked to vote on the following:
Proposal 1:	the election of the ten director nominees named in the proxy statement to serve on our board until the next annual shareholders meeting or until their successors are elected and qualify;
Proposal 2:	the approval, on a non-binding, advisory basis, of the compensation of our NEOs as described in this proxy statement;
Proposal 3:	the approval of the Empire State Realty Trust, Inc. Empire State Realty OP, L.P. 2024 Equity Incentive Plan; and
Proposal 4:	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
You may also be asked to consider and act upon any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.
WHAT CONSTITUTES A QUORUM?
The presence, in person or by proxy, of Class A and Class B common stockholders entitled to cast a majority of all votes entitled to be cast at the annual meeting is necessary to constitute a quorum for the transaction of business at the meeting. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to fifty votes per share, to the extent they own 49 limited partnership units in our operating partnership for each share of Class B common stock so voted. Holders of Class A common stock and Class B common stock vote together as a single class on the matters to be considered at such meeting, and their votes are counted and totaled together. As of March 1, 2024, 162,748,116 shares of Class A common stock totaling 162,748,116 votes entitled to be cast, 413,195 shares of Class A restricted stock totaling 413,195 votes entitled to be cast, and 983,434 shares of Class B common stock totaling 49,171,700 votes entitled to be cast were outstanding, so that an aggregate of 212,333,011 votes are entitled to be cast at such meeting. Class A and Class B common stockholders do not have the right to cumulative voting for the election of directors or otherwise.

84 EMPIRE STATE REALTY TRUST

WHAT VOTE IS NEEDED TO APPROVE EACH PROPOSAL?
Proposal 1. The affirmative vote of a majority of all the votes cast at the annual meeting at which a quorum is present is necessary for election of each nominee for director named in this proxy statement. However, our Policy on Majority Voting requires that any nominee who receives a greater number of votes of  “against” than votes “for” in an uncontested election will, within two weeks following certification of the shareholder vote, submit a written resignation offer to our board for consideration by our Nominating and Corporate Governance Committee. See “Identifying and Evaluating Candidates for Director — Annual Shareholder Vote to Elect Directors” on page 16.
Proposals 2, 3 and 4. A majority of all the votes cast at such meeting at which a quorum is present is necessary for: (i) approval, on a non-binding, advisory basis, of the compensation of our NEOs, (ii) approval of the 2024 Equity Plan, and (iii) ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
Abstentions. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” any matter being voted on at such meeting and will not be counted as “votes cast.” Therefore, abstentions will have no effect on Proposals 1 through 4 or any other matter that may properly be brought before such meeting or at any adjournment or postponement thereof, assuming a quorum is present.
Broker Non-Votes. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of such meeting. There will not be any broker non-votes with respect to Proposal 4, because Proposal 4 is a routine matter on which brokers are permitted to vote without instructions from the beneficial owner. If you are a beneficial owner whose shares of common stock are held of record by a broker, your broker has discretionary voting authority under the NYSE rules to vote your shares on Proposal 4, even if the broker does not receive voting instructions from you. However, under the NYSE rules, your broker does not have discretionary authority to vote on Proposals 1, 2 and 3 or any other matter that may properly be brought before such meeting or any adjournment or postponement thereof without instructions from you, in which case a broker “non-vote” will occur and your shares of common stock will not be voted on these matters at such meeting. None of the proposals, if approved, entitle any of our shareholders to appraisal rights under Maryland law or our charter.
WHAT IS THE FORMAT FOR THE ANNUAL MEETING THIS YEAR?
The Annual Meeting will be held at State Grill, 21 West 33rd Street, New York, New York 10118 on May 9, 2024 at 11:00 a.m. (Eastern Time) and also via live webcast at www.virtualshareholdermeeting.com/ESRT2024. The annual meeting will begin promptly at 11:00 a.m. (Eastern Time). During the annual meeting, you may ask questions and will be able to vote your shares as described below. The company will respond to as many inquiries at the annual meeting as time allows.
If you plan to attend the annual meeting in person, you must present proof of ownership of the company’s common stock on the record date, which can be your notice of availability or your proxy card, or if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the record date. If your shares are held in “street name,” you will also need a duly authorized proxy from your broker, bank or other nominee to vote your shares at the annual meeting. Shareholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport. Check-in will begin at 10:30 a.m. (Eastern Time), and you should allow ample time for check-in procedures.
If you plan to attend the annual meeting online, you will need the 16-digit control number included in your notice of availability, on your proxy card or on the instructions that accompany your proxy materials. Online check-in will begin at 10:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures. Instructions on how to attend and participate in the annual meeting via the webcast are posted on www.virtualshareholdermeeting.com/ESRT2024. You will be able to vote your common stock while attending the annual meeting by following the instructions on the website. You may also submit questions in advance of the annual meeting or during the meeting through the website.
As part of the annual meeting, we will hold a live question and answer session, during which we intend to answer questions submitted by shareholders that are pertinent to our company and the meeting matters as time permits.
Even if you plan to attend such annual meeting, we recommend that you also vote by proxy as described herein, so your vote will be counted if you decide not to attend such meeting.
HOW DO I VOTE?
VOTING AT THE ANNUAL MEETING
If you are a Class A or Class B common stockholder of record and attend the annual meeting and have not voted prior to the meeting, you may vote in person or electronically during the meeting. If your shares of common stock are held in street name through a broker, bank or other nominee and you have not voted prior to the meeting, and you wish to vote during the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of common stock of record.

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VOTING BY PROXY FOR SHARES REGISTERED DIRECTLY IN THE NAME OF THE SHAREHOLDER
If you hold your shares of common stock in your own name as a holder of record with our transfer agent, Equiniti, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL

You may vote via the Internet by following the instructions provided in the notice of availability or, if you received printed materials, on your proxy card. The website for Internet voting is printed on the notice of availability and/or proxy card. Please have your notice of availability or proxy card in hand. Internet voting is available 24 hours a day until 11:59 p.m. (Eastern Time) on May 8, 2024. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

You also have the option to vote by telephone by calling the toll-free number listed on your notice of availability and/or proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. (Eastern Time) on May 8, 2024. When you call, please have your notice of availability or proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.
If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on your notice of availability.

VOTING BY PROXY FOR SHARES REGISTERED IN STREET NAME
If your shares of common stock are held in street name through a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
Please see the notice of availability and/or proxy card for further instructions on how to submit your vote. If you have any question regarding how to authorize your proxy by telephone or Internet, please call (212) 850-2700.
MAY I CHANGE MY VOTE AFTER I SUBMIT MY PROXY CARD?
If you cast a vote by proxy, you may revoke it at any time before it is voted by:
filing a written notice revoking the proxy with our Secretary at Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120;
properly executing and forwarding to us a proxy with a later date;
voting electronically at the annual meeting; or
appearing in person and voting by ballot at the annual meeting.
If you attend the annual meeting, you may vote whether or not you have previously given a proxy, but your presence (without further action) at such meeting will not constitute revocation of a previously given proxy.
HOW DOES THE BOARD RECOMMEND THAT I VOTE ON EACH OF THE PROPOSALS?
Our board of directors recommends that you vote:
Proposal 1:	the election of the ten director nominees named in the enclosed proxy statement to serve on our board until the next annual shareholders meeting or until their successors are elected and qualify;	FOR each director nominee
Proposal 2:	the approval, on a non-binding, advisory basis, of the compensation of our NEOs as described in this proxy statement;	FOR
Proposal 3:	the approval of the Empire State Realty Trust, Inc. Empire State Realty OP, L.P. 2024 Equity Incentive Plan; and	FOR
Proposal 4:	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR

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HOW IS MY VOTE COUNTED, AND ARE THERE ANY SPECIFIC VOTING ARRANGEMENTS IN PLACE?
If you properly execute a proxy, and if we receive it prior to voting at the meeting, or authorize your proxy to vote your shares, electronically through the Internet, by telephone or during the annual meeting, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made therein, the shares of common stock will be voted (i) FOR election of each of the director nominees named in this proxy statement; (ii) FOR approval, on a non-binding, advisory basis, of the compensation of our NEOs; (iii) FOR approval of the 2024 Equity Plan; (iv) FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and (v) as recommended by our board of directors in its discretion with regard to all other matters.
We have a voting arrangement in place with QIA. Please see “QIA” on page 80 for more information.
It is not anticipated that any matter other than those set forth in the proxy statement will be presented at the meeting. No shareholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the annual shareholders meeting. In any case, if other matters are presented, proxies will be voted at the discretion of the proxy holders.
WHAT OTHER INFORMATION SHOULD I REVIEW BEFORE VOTING?
For your review, we make available free of charge through our website at investors.esrtreit.com our annual reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each shareholder upon written request, a copy of our and our operating partnership’s annual reports on Form 10-K (including our consolidated financial statements, schedules and list of exhibits), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Requests for copies should be addressed to Secretary, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120. Copies may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. Our 2023 annual report shall not constitute a part of the proxy solicitation materials.
WHAT SHOULD I DO IF I RECEIVED MORE THAN ONE NOTICE OF AVAILABILITY?
There are circumstances under which you may receive more than one notice of availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a shareholder of record and your shares are registered in more than one name, you will receive more than one notice of availability. Please authorize your proxy in accordance with the instructions of each notice of availability separately, since each one represents different shares that you own.
Additional Annual Meeting and Voting Matters

SOLICITATION OF PROXIES
We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are owned beneficially by others, to send proxy materials to, and obtain proxies from, such beneficial owners. In addition, we intend to utilize the advisory, consulting and proxy solicitation services of Mackenzie Partners, Inc. at an aggregate estimated cost of  $8,500 plus out-of-pocket expenses.
CHANGING THE WAY YOU RECEIVE PROXY MATERIALS IN THE FUTURE
Instead of receiving a notice of availability in the mail for future meetings, shareholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper proxy card by mail. If you elect to receive proxy materials by e-mail, you will not receive a notice of availability in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a notice of availability in the mail. If you received a paper copy of the proxy materials or the notice of availability in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120, Attention: Investor Relations, by sending a blank e-mail with the 16-digit control number on your notice of availability to sendmaterial@proxyvote.com, via the Internet at www.proxyvote.com, or by telephone at (212) 850-2700. Your election will remain in effect until you change it.

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MULTIPLE COPIES OF OUR 2023 ANNUAL REPORT TO SHAREHOLDERS
Our 2023 annual report accompanies this proxy statement. In order to reduce printing and postage costs and in accordance with the SEC rules, we have undertaken an effort to deliver only one set of our 2023 annual report, proxy statement or notice of availability, as applicable, to any group of multiple shareholders of record sharing one address. This delivery method, called “householding”, is not being used, however, if we have received contrary instructions from one or more of the shareholders sharing such address. If your household has received only one set of our 2023 annual report, proxy statement or notice of availability, as applicable, we will deliver promptly a separate copy of our 2023 annual report, this proxy statement or notice of availability, as applicable, to any shareholder who sends a written request to the Secretary, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120. Requests may also be directed to the Secretary at (212) 850-2700. You can also notify us that you would like to receive separate copies of our annual reports, proxy statements or notices of internet availability of proxy materials in the future by sending a written request to our Secretary at the address set forth above or by contacting the Secretary at (212) 850-2700. If your household is receiving multiple copies of our annual reports, proxy statements and notices of internet availability of proxy materials, and you wish to request delivery of a single copy, you may send a written request to our Secretary at the address set forth above. Even if your household has received only one set of our 2023 annual report and proxy statement, a separate proxy card has been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope (if you received printed proxy materials).
If you own shares of common stock through a bank, broker or other nominee and receive more than one set of annual reports, proxy statements or notices of internet availability of proxy materials, you can contact the bank, broker or other nominee to eliminate duplicate mailings.
CONFIDENTIALITY OF VOTING
We keep all the proxies, ballots, and voting tabulations confidential as a matter of practice. We only let our Inspector of Election, Broadridge Financial Solutions, Inc., examine these documents. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to us by Broadridge.
VOTING RESULTS
Broadridge, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the annual meeting.
OTHER MATTERS
Our board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
Shareholder Proposals and Proxy Access

SHAREHOLDER PROPOSALS
Shareholder proposals intended to be presented at the 2025 annual meeting of shareholders must be received by our Secretary no later than November 28, 2024 in order to be considered for inclusion in our proxy statement relating to the 2025 meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Secretary, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120.
For a proposal of a shareholder to be properly presented at the 2025 annual shareholders meeting, including nominations for inclusion in the proxy statement, other than a shareholder proposal included in the proxy statement pursuant to Rule 14a-8, such proposal must be received at our principal executive offices on or after October 29, 2024, and prior to 5:00 p.m. (Eastern Time) on November 28, 2024, unless the 2025 annual shareholders meeting is scheduled to take place before April 9, 2025, or after June 8, 2025. Under our bylaws, shareholders must follow certain procedures to nominate a person for election as a director at an annual shareholders meeting, or to introduce an item of business at such meeting. A shareholder must notify our Secretary in writing of the director nominee or the other business. To be timely under our current bylaws, the notice must be delivered to our Secretary, along with the appropriate supporting documentation, as applicable, at our principal executive office not earlier than the 150th day nor later than 5:00 p.m. (Eastern Time) on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2025; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice must be provided by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made.

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Director Nominees (Proxy Access)

Our proxy access bylaw permits a shareholder (or a group of no more than 20 shareholders) owning at least 3% of the aggregate of the issued and outstanding shares of common stock of the company continuously for at least the prior three (3) years to nominate and include in the company’s proxy materials director nominees constituting up to 20% of the number of directors then in office, if the nominating shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. In order for an eligible shareholder or group of shareholders to nominate a director nominee for election at the 2025 annual shareholders meeting pursuant to the proxy access provision of our bylaws, notice of such nomination and other required information must be received in writing by the company’s Secretary, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120 on or after October 29, 2024 and prior to 5:00 p.m. (Eastern Time) on November 28, 2024, unless the 2025 annual shareholders meeting is scheduled to take place before April 9, 2025 or after June 8, 2025. Our bylaws state that such notice and other required information must be received by the company’s Secretary not earlier than the 150th day nor later than 5:00 p.m. (Eastern Time) on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, our bylaws require the eligible shareholder or group of shareholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates.
Cautionary Note Regarding Forward-Looking Statements

This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims,” “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “estimates,” “expects,” “forecasts,” “hope,” “intends,” “may,” “plans,” “seeks,” “should,” “thinks,” “will,” “would” or the negative of these words and phrases or similar words or phrases. In particular, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.
Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).
Many important factors could cause our actual results and future events to differ materially from those set forth or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, climate-related risks such as natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) a failure of conditions or performance regarding any event or transaction described herein; (iii) resolution of legal proceedings involving the company; (iv) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (v) changes in our business strategy; (vi) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the company’s borrowing costs as a result of changes in interest rates and other factors; (ix) declining real estate valuations and impairment charges; (x) termination of our ground leases; (xi) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xii) decreased rental rates or increased vacancy rates; (xiii) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xiv) difficulties in identifying and completing acquisitions; (xv) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvi) our failure to qualify as a REIT; (xvii) incurrence of taxable capital gain on disposition of an asset due to failure of use or compliance with a 1031 exchange program; and (xviii) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company’s future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2023 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission.
While forward-looking statements reflect the company’s good faith beliefs, they do not guarantee future performance. Any forward-looking statement speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this proxy statement, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the company (or to third parties making the forward-looking statements).
The sustainability aspirations, targets and objectives contained in this proxy statement reflect our current plans and aspirations and are not guarantees that we will be able to achieve them. In addition, these efforts are impacted by our tenants’ willingness and ability to collaborate in reporting sustainability metrics and meeting sustainability goals, the ability of the New York grid to meet the emissions reduction targets and timing set forth in New York States’s CLCPA legislation, and replacement of equipment at the end of its useful life cycle.

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NON-GAAP FINANCIAL MEASURES
Definitions

Net Operating Income
Net operating income (“NOI”) is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt, impairment charges and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP and discussions elsewhere in this Management’s Discussion and Analysis of Financial Condition and Results of Operations regarding components of net income that are eliminated in the calculation of NOI. Other companies may use different methods for calculating NOI or similarly titled measures and, accordingly, our NOI may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.
Funds from Operations (“FFO”)
We present below a discussion of FFO. We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-off of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.
MODIFIED FUNDS FROM OPERATIONS (“MODIFIED FFO”)
Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We believe this is a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter

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2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.
Core Funds From Operations (“Core FFO”)
Core FFO adds back to Modified FFO the following item: loss on early extinguishment of debt. The company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Same Store
In the company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were owned by the company throughout each period presented. The company refers to properties acquired prior to the beginning of the earliest period presented and owned by the company through the end of the latest period presented as “Same Store.” Same Store therefore excludes properties acquired after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store. The company’s definition of Same Store also excludes properties held-for-sale or those which we otherwise expect to dispose of in the subsequent quarter and our multifamily properties. For mixed-use properties, all same store property NOI is represented in the property category that comprises the majority of that mixed-use property’s NOI.
EBITDA and Adjusted EBITDA
We compute EBITDA as net income plus interest expense, income taxes and depreciation and amortization. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For Adjusted EBITDA, we add back impairment charges and gain on disposition of property.
Net Debt to Adjusted EBITDA
We compute Net Debt to Adjusted EBITDA as the company’s pro-rata share of gross debt less cash and cash equivalents divided by the company’s pro-rata share of trailing twelve months Adjusted EBITDA. The company believes that the presentation of Net Debt to Adjusted EBITDA provides useful information to investors because the company reviews Net Debt to Adjusted EBITDA as part of the management of its overall financial flexibility, capital structure and leverage based on its percentage ownership interest in all of its assets.
Reconciliations

NET INCOME TO NET OPERATING INCOME (UNAUDITED AND AMOUNTS IN THOUSANDS)
	Years Ended December 31,
	2023 ($)	2022 ($)	2021 ($)
Net income (loss)	84,407	63,212	(13,037)
Add:
General and administrative expenses	63,939	61,765	55,947
Depreciation and amortization	189,911	216,894	201,806
Interest expense	101,484	101,206	94,394
Loss on early extinguishment of debt	—	—	214
Income tax expense (benefit)	2,715	1,546	(1,734)
Impairment charges	—	—	7,723
Less:
Gain on sale/disposition of properties	(26,764)	(33,988)	—
Interest income	(15,136)	(4,948)	(704)
Third-party management and other fees	(1,351)	(1,361)	(1,219)
Net operating income	399,205	404,326	343,390

2024 PROXY STATEMENT 91

NET INCOME TO FUNDS FROM OPERATIONS (“FFO”) AND CORE FUNDS FROM OPERATIONS (“CORE FFO”) (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
	Years Ended December 31,
	2023 ($)	2022 ($)	2021 ($)
Net income (loss)	84,407	63,212	(13,037)
Non-controlling interests in other partnerships	(68)	243	—
Private perpetual preferred unit distributions	(4,201)	(4,201)	(4,201)
Real estate depreciation and amortization	184,633	210,522	196,360
Impairment charges	—	—	7,723
Gain on sale/disposition of properties	(26,764)	(33,988)	—
Funds from operations attributable to common stockholders and non-controlled interests	238,007	235,788	186,845
Amortization of below-market ground leases	7,831	7,831	7,831
Modified funds from operations attributable to common stockholders and non-controlled interests	245,838	243,619	194,676
Loss on early extinguishment of debt	—	—	214
Core funds from operations attributable to common stockholders and non-controlled interests	245,838	243,619	194,890
Weighted average shares and Operating Partnership units
Basic	263,226	268,337	277,420
Diluted	265,633	269,948	277,420
FFO per share
Basic	0.90	0.88	0.67
Diluted	0.90	0.87	0.67
Modified FFO per share
Basic	0.93	0.91	0.70
Diluted	0.93	0.90	0.70
Core FFO per share
Basic	0.93	0.91	0.70
Diluted	0.93	0.90	0.70
NET INCOME TO ADJUSTED EBITDA (UNAUDITED AND AMOUNTS IN THOUSANDS)
	2023 ($)	2022 ($)	2021 ($)
Net income (loss)	84,407	63,212	(13,037)
Interest expense	101,484	101,206	94,394
Income tax (expense) benefit	2,715	(1,546)	1,734
Depreciation and amortization	189,911	216,894	201,806
EBITDA	378,517	382,858	281,429
Impairment charges, net of reimbursement	—	—	7,723
(Gain) loss on disposal of property	(26,764)	—	—
Adjusted EBITDA	351,753	382,858	289,152

92 EMPIRE STATE REALTY TRUST

EXHIBIT A
EMPIRE STATE REALTY TRUST, INC.
EMPIRE STATE REALTY OP, L.P.
2024 EQUITY INCENTIVE PLAN
1.
Purpose.

The purpose of the Plan is to assist the Company and the Partnership in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company, the Partnership and their respective Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of equity-based incentives to Eligible Persons to encourage such persons to expend maximum effort in the creation of stockholder and partner value.
2.
Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:
(a)
“2019 Plan” means the First Amended and Restated Empire State Realty Trust, Inc. and Empire State Realty O.P. 2019 Equity Incentive Plan, as amended and restated on July 13, 2020.

(b)
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(c)
“Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, Dividend Equivalent Right or other equity-based award granted under the Plan.

(d)
“Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, an SAR Agreement, a Performance Award Agreement, or an agreement governing the grant of any Dividend Equivalent Right or other equity-based Award granted under the Plan.

(e)
“Board” means the Board of Directors of the Company.

(f)
“Cause” means, with respect to any Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s commission of any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Company or its Affiliates, including but not limited to those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or its Affiliates, (4) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties or (5) the Participant’s material violation of any provision of any agreement(s) between the Participant and the Company or an Affiliate relating to noncompetition, nonsolicitation, and/or nondisclosure. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(g)
“Change in Control” means:

(1)
a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than thirty percent (30%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

(2)
the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason (other than by reason of death) to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including but not limited to a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

2024 PROXY STATEMENT A-1

(3)
the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of  (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to the Reorganization, (ii) no Person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of the Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or

(4)
the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of thirty percent (30%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.
(h)
“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)
“Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(j)
“Company” means Empire State Realty Trust, Inc., a Maryland corporation, and its successors by operation of law.

(k)
“Company Voting Securities” has the meaning set forth in Section 2(g)(1) hereof.

(l)
“Corporate Event” has the meaning set forth in Section 12(b) hereof.

(m)
“Data” has the meaning set forth in Section 22(c) hereof.

(n)
“Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.

(o)
“Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends on the later of  (i) two years after the date on which the Participant was granted the Incentive Stock Option or (ii) one year after the date upon which the Participant acquired the Stock.

(p)
“Dividend Equivalent Right” means a right granted to a Participant under Section 10 hereof, to receive cash, Stock or other property equal in value to all or some portion of the regular cash dividends that are or would be payable with respect to shares of Stock subject to an Award.

(q)
“Effective Date” means May 9, 2024.

(r)
“Eligible Person” means (1) each employee and officer of the Company, the Partnership or any of their respective Affiliates, including each such employee and officer who may also be a director of the Company, the Partnership or any of their respective Affiliates, (2) each non-employee director of the Company or any of its Affiliates, (3) each other natural person who provides substantial services to the Company, the Partnership or any of their respective Affiliates as a consultant or advisor and who is designated as eligible by the Committee, and (4) each natural person who has been offered employment by the Company, the Partnership or any of their respective Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term Affiliate as used in this Section 2(r) shall include only those corporations

A-2 EMPIRE STATE REALTY TRUST

or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and (ii) with respect to any Award that is intended to qualify as an Incentive Stock Option, the term “Affiliate” as used in this Section 2(r) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Code Section 424(f). An employee on an approved leave of absence may be considered as still in the employ of the Company, the Partnership or any of their respective Affiliates for purposes of eligibility for participation in the Plan.
(s)
“Excepted Award” has the meaning set forth in Section 4(d) hereof.

(t)
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

(u)
“Expiration Date” means the date upon which the term of an Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.

(v)
“Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination, or if the closing price is not reported on such date of determination, the closing price on the most recent date on which such closing price is reported. If the Stock is not listed on a national securities exchange, the Fair Market Value shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(w)
“Incentive Stock Option” means an Option that is intended to, and does, qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x)
“Incumbent Board” has the meaning set forth in Section 2(g)(2) hereof.

(y)
“LTIP Unit” means an “LTIP Unit” as defined in the Partnership Agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in the Partnership Agreement, subject to the terms and conditions of the applicable Award Agreement and the Partnership Agreement.

(z)
“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

(aa)
“Non-Control Transaction” has the meaning set forth in Section 2(g)(3) hereof.

(bb)
“Nonqualified Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(cc)
“Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

(dd)
“Option Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(ee)
“OP Unit” means an “OP Unit” as defined in the Partnership Agreement.

(ff)
“Parent Company” has the meaning set forth in Section 2(g)(3) hereof.

(gg)
“Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other Person who holds an Award.

(hh)
“Participant Agreement” means an employment or other services agreement or a severance or change in control agreement between a Participant and the Service Recipient and is effective as of the date of determination.

(ii)
“Partnership” means Empire State Realty OP, L.P., a Delaware limited partnership.

(jj)
“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Empire State Realty OP, L.P., dated October 1, 2013, as it may be amended, supplemented or restated from time to time in accordance with its terms.

(kk)
“Performance Award” means an Award granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period. A Performance Award shall be designated as a “Performance Share” or a “Performance Unit” at the time of grant.

(ll)
“Performance Award Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual Performance Award grant.

(mm)
“Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Performance Awards.

(nn)
“Performance Period” means the period designated for the achievement of Performance Objectives.

2024 PROXY STATEMENT A-3

(oo)
“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(pp)
“Plan” means this Empire State Realty Trust, Inc. Empire State Realty OP, L.P. 2024 Equity Incentive Plan, as amended from time to time.

(qq)
“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

(rr)
“Qualifying Committee” has the meaning set forth in Section 3(b) hereof.

(ss)
“Reorganization” has the meaning set forth in Section 2(g)(3) hereof.

(tt)
“Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(uu)
“Restricted Stock Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

(vv)
“Restricted Stock Unit” means a notional unit granted to a Participant under Section 7 hereof representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

(ww)
“Retirement Eligibility Date” means the later of  (i) the date a Participant attains the age of 65 and (ii) the date on which a Participant has first completed ten (10) years of continuous service with the Company or its Affiliates, any predecessor of the Company or its Affiliates (including, without limitation Malkin Holdings LLC), or any entity acquired by the predecessor of the Company in connection with the consolidation of certain office and retail properties in Manhattan and the greater New York metropolitan area and management businesses supervised by Malkin Holdings LLC into the Partnership and/or the Company.

(xx)
“RSU Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual grant of Restricted Stock Units.

(yy)
“SAR Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual grant of Stock Appreciation Rights.

(zz)
“Securities Act” means the Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

(aaa)
“Service Recipient” means, with respect to a Participant holding a given Award, either the Company, the Partnership or any of their respective Affiliates by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(bbb)
“Stock” means the Company’s Class A common stock, par value $0.01 per share, and such other securities as may be substituted for such stock pursuant to Section 12 hereof.

(ccc)
“Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period granted to a Participant under Section 8 hereof. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 12(b) hereof, Stock Appreciation Rights shall be settled in Stock.

(ddd)
“Surviving Company” has the meaning set forth in Section 2(g)(3) hereof.

(eee)
“Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

A-4 EMPIRE STATE REALTY TRUST

3.
Administration.

(a)
Authority of the Committee.   Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock or other equity interests (including, without limitation, LTIP Units) subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time, (7) accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death or disability, and (8) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b)
Manner of Exercise of Committee Authority.   At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to the Qualifying Committee, and the taking of any action by the Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

(c)
Delegation.   To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

(d)
Section 409A.   All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to any Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

4.
Shares Available Under the Plan.

(a)
Number of Shares Available for Delivery.   Subject to adjustment as provided in Section 12 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall not exceed 11,000,000 shares of Stock. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares. Notwithstanding the foregoing, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations.

(b)
Share Counting Rules.   The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other equity-based Awards that are LTIP Units shall reduce the total number of shares of Stock available for delivery under the Plan on a one-for-one basis, i.e., each LTIP Unit shall be treated as an award of a single share of Stock. Shares of Stock into which LTIP Units are converted shall deemed to be issued under the Plan but shall not reduce the total number of shares of Stock available for delivery under the Plan. To the extent that an Award under the Plan or an award under the 2019 Plan expires or is canceled, forfeited, or otherwise terminated without a delivery to the Participant of the full number of shares of Stock (or LTIP Units) to which the award related, the undelivered shares of Stock (or LTIP Units) will again be available for grant under the Plan. The following shares of Stock shall be deemed to constitute shares delivered to the Participant and shall not again be available for Awards under the Plan: (i) shares of Stock withheld in payment of the exercise price or taxes relating to an Award or an award under the 2019 Plan and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or an award under the 2019 Plan and (ii) shares of Stock subject to a Stock Appreciation Right granted under the Plan or the 2019 Plan that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company or the Partnership repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan.

2024 PROXY STATEMENT A-5

(c)
Annual Limitation; Incentive Stock Options.    No more than 11,000,000 shares of Stock reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.

(d)
Minimum Vesting Period.   The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 4(d) shall limit the Committee’s authority to accelerate the vesting of Awards as set forth in Section 3(a)(7) above; and, provided further, notwithstanding the foregoing, up to 5% of the shares of Stock authorized for issuance under the Plan may be utilized for Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Committee may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period.

(e)
Maximum Awards to Non-Employee Directors.   Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any non-employee director of the Company in any calendar year shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or any successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

5.
Options.

(a)
General.   Certain Options granted under the Plan are intended to qualify as Incentive Stock Options. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(r) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical.

(b)
Term.   The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c)
Exercise Price.   The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that if an Option is intended to qualify as either (1) a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, or (2) an Incentive Stock Option, then in each case the applicable exercise price shall not be less than the Fair Market Value on the date of grant, subject to subsection (g) below in the case of any Incentive Stock Option.

(d)
Payment for Stock.   Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full upon exercise of an Option (1) in immediately available funds in United States dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of  “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e)
Vesting.   Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires.

(f)
Termination of Employment or Service.   Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:

(1)
In the event of a Participant’s Termination for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s outstanding Options shall cease, (B) each of such Participant’s outstanding unvested Options shall expire as of the date of such Termination, and (C) each of such Participant’s outstanding vested Options shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

A-6 EMPIRE STATE REALTY TRUST

(2)
In the event of a Participant’s Termination by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s outstanding Options shall cease, (ii) each of such Participant’s outstanding unvested Options shall expire as of the date of such Termination, and (iii) each of such Participant’s outstanding vested Options shall remain exercisable until the earlier of the applicable Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution.

(3)
In the event of a Participant’s Termination by the Service Recipient for Cause, all of such Participant’s outstanding Options (whether or not vested) shall immediately expire as of the date of such Termination.

(g)
Special Provisions Applicable to Incentive Stock Options.

(1)
No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

(2)
To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be deemed Nonqualified Stock Options.

(3)
Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6.
Restricted Stock.

(a)
General.   Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement (1) cash dividends and stock dividends, if any, with respect to Restricted Stock subject to performance-based vesting shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate and (2) cash dividends and stock dividends, if any, with respect to all other Restricted Stock shall be paid to Participants at the same time as such dividends are paid to stockholders. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b)
Vesting and Restrictions on Transfer.   Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time as the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock.

(c)
Termination of Employment or Service.   Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, all vesting with respect to such Participant’s Restricted Stock shall cease, and all unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7.
Restricted Stock Units.

(a)
General.   Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b)
Vesting.   Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.

(c)
Settlement.   Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, with respect to Restricted Stock Units prior to the actual delivery of shares of Stock.

2024 PROXY STATEMENT A-7

(d)
Termination of Employment or Service.   Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units shall cease, (2) each of such Participant’s outstanding unvested Restricted Stock Units shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

8.
Stock Appreciation Rights.

(a)
General.   Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical.

(b)
Term.   The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c)
Base Price.   The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that if a Stock Appreciation Right is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, then the applicable base price shall not be less than the Fair Market Value on the date of grant.

(d)
Vesting.   Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires.

(e)
Payment upon Exercise.   Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f)
Termination of Employment or Service.   Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:

(1)
In the event of a Participant’s Termination for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s outstanding Stock Appreciation Rights shall cease, (B) each of such Participant’s outstanding unvested Stock Appreciation Rights shall expire as of the date of such Termination, and (C) each of such Participant’s outstanding vested Stock Appreciation Rights shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

(2)
In the event of a Participant’s Termination by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s outstanding Stock Appreciation Rights shall cease, (ii) each of such Participant’s outstanding unvested Stock Appreciation Rights shall expire as of the date of such Termination, and (iii) each of such Participant’s outstanding vested Stock Appreciation Rights shall remain exercisable until the earlier of the applicable Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the person or persons to whom a Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution.

(3)
In the event of a Participant’s Termination by the Service Recipient for Cause, all of such Participant’s outstanding Stock Appreciation Rights (whether or not vested) shall immediately expire as of the date of such Termination.

9.
Performance Awards.

(a)
General.   Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Performance Award Agreements, which agreements need not be identical.

(b)
Value of Performance Units and Performance Shares.   Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value and number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant.

A-8 EMPIRE STATE REALTY TRUST

(c)
Earning of Performance Units and Performance Shares.   Upon the expiration of the applicable Performance Period or other nonperformance-based vesting period, if longer, the holder of Performance Units or Performance Shares, as the case may be, shall be entitled to receive payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met.

(d)
Form and Timing of Payment of Performance Units and Performance Shares.   Payment of earned Performance Units and Performance Shares shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, Stock, or other Awards (or in a combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

(e)
Termination of Employment or Service.   Except as provided by the Committee in a Performance Award Agreement, Participant Agreement or otherwise, if, prior to the time that the applicable Performance Period has expired, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.

(f)
Performance Objectives.

(1)
Each Performance Award shall specify the Performance Objectives that must be achieved before such Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(2)
Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual Participant, the specific Service Recipient, or a division, department, or function within the Company or the Service Recipient. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by comparison to a group of peer companies or to a financial market index.

(3)
The Committee shall adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the applicable date of grant of a Performance Award that are unrelated to the performance of the Company or Participant and result in a distortion of the Performance Objectives or the related minimum acceptable level of achievement. Potential transactions or events giving rise to adjustment include, but are not limited to, (i) restructurings, discontinued operations, extraordinary items or events, and other unusual or nonrecurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (iii) a change in tax law or accounting standards required by generally accepted accounting principles.

10.
Dividend Equivalents.

The Committee may include in the Award Agreement with respect to any Award (other than an Option or Stock Appreciation Right) a Dividend Equivalent Right in such form and having such terms and conditions as the Committee shall deem appropriate. A Dividend Equivalent Right (if such right is a “dividend equivalent” within the meaning of Treasury Regulation Section 1.409A-3(e)) shall be treated separately from the right to other amounts under the Award for purposes of Section 409A of the Code. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Stock or in another form of property, whether they will be conditioned upon the exercise of the Award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, a Participant’s right under an Award Agreement to dividend equivalent payments in the case of an Award that is subject to vesting conditions shall be treated as unvested so long as such Award remains unvested, and any such dividend equivalent payments that would otherwise have been paid during the vesting period shall instead be accumulated (and, if paid in cash, reinvested in additional shares of Stock based on the Fair Market Value of the Stock on the date of reinvestment) and paid within thirty (30) days following the date on which such Award is determined by the Company to have vested.
11.
Other Equity-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock or other equity interests of the Company or the Partnership (including, without limitation, LTIP Units), as deemed by the Committee to be consistent with the purposes of the Plan. The grant of LTIP Units must satisfy the requirements of the Partnership Agreement. The Committee may also grant Stock or other equity interests of the Company or the Partnership (including, without limitation, LTIP Units) as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

2024 PROXY STATEMENT A-9

12.
Adjustment for Recapitalization, Merger, etc.

(a)
Capitalization Adjustments.   The aggregate number of shares of Stock that may be granted or purchased pursuant to Awards (as set forth in Section 4 hereof), the number of shares of Stock or other equity interests (including, without limitation, LTIP Units) covered by each outstanding Award, and the price per share of Stock or other equity interest (including, without limitation, LTIP Units) underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price, or kind of a share of Stock or other equity interest (including, without limitation, LTIP Units) or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend (as determined by the Committee in its sole discretion) declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b)
Corporate Events.   Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, so long as it determines there is no adverse economic impact on the Participants as of the date any action is taken under this Section 12(b), provide for any one or more of the following:

(1)
The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;

(2)
The cancellation of any or all Awards (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration; and

(3)
The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (2) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.
(c)
Double-Trigger Vesting.   Other than as set forth in an existing employment agreement between the Company and its Chairman and Chief Executive Officer, or any renewal thereof, in the event of a Participant’s Termination following the Corporate Event as a result of  (i) death, (ii) Disability, (iii) a termination without Cause by the Company or its Affiliates, (iv) a voluntary termination by the Participant that follows the Participant’s Retirement Eligibility Date, or (v) a Termination by a Participant with Good Reason (as defined in, and to the extent that the Participant’s Award Agreement or Participant Agreement includes a definition of Good Reason):

(1)
With respect to Awards subject solely to time-based vesting, the Awards shall, unless earlier terminated or forfeited and to the extent not otherwise vested, automatically become fully vested as of such date of Termination; and

(2)
With respect to Performance Awards or other Awards that vest subject to the achievement of performance criteria: (i) if such Termination occurs following the completion of the Performance Period, any restrictions on the shares of Stock underlying the Award that have been earned based on achievement of the Performance Objectives or similar performance criteria shall lapse and such shares of Stock shall, unless earlier terminated or forfeited and to the extent not otherwise vested, automatically become fully vested as of such date of Termination; and (ii) if such Termination occurs prior to the expiration of the Performance Period, (A) the end date of the Performance Period shall be the date immediately

A-10 EMPIRE STATE REALTY TRUST

prior to the Termination and the number of shares of Stock underlying the Award which become earned shall be determined as set forth in the relevant Award Agreement, and (B) any restrictions and conditions on the shares of Stock that become earned as of the Termination shall lapse and the number of shares of Stock underlying the Award that have been earned based on achievement of the Performance Objectives or similar performance criteria, unless earlier terminated or forfeited, that become vested as of such date of Termination shall be determined by multiplying the number of shares of Stock underlying the Award that have been earned based on achievement of the Performance Objectives or similar performance criteria by a fraction, the numerator of which is the number of days in the shortened Performance Period and the denominator of which is the total number of days in the original Performance Period.
(d)
Fractional Shares.   Any adjustment provided under this Section 12 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award.

13.
Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.
14.
Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that person.
15.
Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.
16.
Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.
17.
Compliance with Laws.

The obligation of the Company to deliver Stock upon vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.
18.
Withholding Obligations.

As a condition to the vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting, exercise, or settlement (or election). A Participant may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of shares of Stock to be issued pursuant to an Award with a Fair Market Value as of the vesting, exercise or settlement date of the Award, as applicable equal to the amount of the required withholding tax, (ii) transferring to the Company shares of Stock owned by the Participant with a Fair Market Value as of the vesting, exercise or settlement date of the Award, as applicable, equal to the amount of the required withholding tax, or (iii) in the case of a Participant who is an employee of the Company at the time such withholding is effected, by withholding from the cash compensation payable to such Participant as of such date, equal to the amount of the required withholding tax.
19.
Amendment of the Plan or Awards.

(a)
Amendment of Plan.   The Board or the Committee may amend the Plan at any time and from time to time.

(b)
Amendment of Awards.   The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

2024 PROXY STATEMENT A-11

(c)
Stockholder Approval; No Material Impairment.   Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval if such amendment would cause the Plan to fail to comply with any applicable legal requirement or applicable rules of any national securities exchange on which the Stock or OP Units are listed or similar requirement. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 12 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(d)
No Repricing of Awards Without Stockholder Approval.   Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 12(a) hereof), (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 12(b) hereof.

20.
Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of  (i) the date the Plan is adopted by the Board or (ii) the date the stockholders of the Company approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.
21.
Effective Date of the Plan.

The Plan shall become effective upon the Effective Date, subject to applicable Company stockholder approval.
22.
Miscellaneous.

(a)
Certificates.   Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b)
Clawback/Recoupment Policy.   Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

(c)
Data Privacy.   As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan.

Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

A-12 EMPIRE STATE REALTY TRUST

(d)
Participants Outside of the United States.   The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 22(d) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non-United States nationals or are primarily employed or providing services outside the United States.

(e)
No Liability of Committee Members.   Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(f)
Payments Following Accidents or Illness.   If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(g)
Governing Law.   The Plan shall be governed by and construed in accordance with the internal laws of the State of Maryland without reference to the principles of conflicts of laws thereof.

(h)
Funding.   No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(i)
Reliance on Reports.   Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(j)
Titles and Headings.   The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

2024 PROXY STATEMENT A-13

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV40451-P04266EMPIRE STATE REALTY TRUST, INC.111 WEST 33RD STREET, 12 FL.NEW YORK, NY 10120EMPIRE STATE REALTY TRUST, INC.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.NOTE: The proxies are also authorized to vote in their discretionupon such other matters as may properly be brought beforethe Annual Shareholders Meeting or any adjournments orpostponements thereof.The undersigned hereby acknowledge(s) receipt of a copy ofthe accompanying notice of Annual Shareholders Meeting,the proxy statement with respect thereto and our annualreport to shareholders with respect to our 2023 fiscal year,the terms of each of which are incorporated by reference,and hereby revoke(s) any proxy or proxies heretofore givenwith respect to the meeting. This proxy may be revoked atany time before it is exercised.! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !1. Election of DirectorsThe board of directors recommends you vote FOR thefollowing:2. To approve, on a non-binding, advisory basis, thecompensation of our named executive officers.3. To approve the Empire State Realty Trust, Inc. EmpireState Realty OP, L.P. 2024 Equity Incentive Plan.4. To ratify the selection of Ernst & Young LLP as ourindependent registered public accounting firm for thefiscal year ending December 31, 2024.The board of directors recommends you vote FORProposal 2.The board of directors recommends you vote FORProposal 3.The board of directors recommends you vote FORProposal 4.For Against AbstainFor Against AbstainFor Against Abstain! ! !! ! !! ! !For Against Abstain1b. Thomas J. DeRosa1a. Anthony E. Malkin1e. Patricia S. Han1c. Steven J. Gilbert1d. S. Michael Giliberto1f. Grant H. Hill1g. R. Paige Hood1h. James D. Robinson IV1i. Christina Van Tassell1j. Hannah Y. YangAUTHORIZE YOUR PROXY BY INTERNETBefore the meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. (Eastern Time) on May 8, 2024. Have your proxy card in hand and followthe instructions to obtain your records and create an electronic voting instruction form.During the meeting - Go to www.virtualshareholdermeeting.com/ESRT2024You may attend the meeting via the internet and vote during the meeting. Have available theinformation printed in the box marked by the arrow and follow the instructions.AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.(Eastern Time) on May 8, 2024. Have your proxy card in hand when you call and followthe instructions.AUTHORIZE YOUR PROXY BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. Your proxy card must be received by May 8, 2024.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSTo reduce company mailing costs, you can consent to receiving all future proxy statements,cards and annual reports electronically via e-mail or internet. To do so, follow the votinginstructions above and, when prompted, indicate you agree to receive all such materialselectronically in the future.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting:The Notice and Proxy statement and Annual Report are available at www.proxyvote.com.Continued and to be signed on reverse side.EMPIRE STATE REALTY TRUST, INC.Annual Shareholders MeetingMay 9, 2024 at 11:00 a.m. (Eastern Time)This proxy is solicited on behalf of the board of directorsThe undersigned shareholder(s) hereby appoint(s) Heather L. Houston and Susanne J. Lieu, or either of them, as proxies, each withthe power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of thisballot, all of the shares of Class A common stock of EMPIRE STATE REALTY TRUST, INC. that the shareholder(s) is/are entitled to voteat the Annual Shareholders Meeting to be held at 11:00 a.m. (Eastern Time) on May 9, 2024, at State Grill, 21 West 33rd Street,New York, NY 10118, and via webcast at www.virtualshareholdermeeting.com/ESRT2024, and any adjournment or postponement thereof.When properly executed, votes entitled to be cast by the undersigned will be cast in the manner directed herein by theundersigned shareholder(s). If no direction is given, the votes entitled to be cast by the undersigned will be cast FORthe nominees of our board of directors listed in Proposal 1, FOR the approval, on a non-binding, advisory basis, of thecompensation of our named executive officers as described in Proposal 2, FOR the approval of the Empire State RealtyTrust, Inc. Empire State Realty OP, L.P. 2024 Equity Incentive Plan as described in Proposal 3, and FOR the ratification of theselection of our independent registered public accounting firm as described in Proposal 4. In their discretion, the proxiesare each authorized to vote upon such other business as may properly come before the Annual Shareholders Meeting andany adjournments or postponements thereof. A shareholder wishing to vote in accordance with our board of directors'recommendations need only sign and date this proxy and return it in the enclosed envelope.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE,

EMPIRE STATE REALTY TRUST, INC. 111 WEST 33RD STREET, 12 FL. NEW YORK, NY 10120 SCAN TOVIEW MATERIALS & VOTEAUTHORIZE YOUR PROXY BY INTERNETBefore the meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Time) on May 8, 2024. Have your proxy card in hand and follow the instructions to obtain your records and create an electronic voting instruction form.During the meeting - Go to www.virtualshareholdermeeting.com/ESRT2024You may attend the meeting via the internet and vote during the meeting. Have available the information printed in the box marked by the arrow and follow the instructions.AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (Eastern Time) on May 8, 2024. Have your proxy card in hand when you call and follow the instructions.AUTHORIZE YOUR PROXY BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by May 8, 2024.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSTo reduce company mailing costs, you can consent to receiving all future proxy statements, cards and annual reports electronically via e-mail or internet. To do so, follow the voting instructions above and, when prompted, indicate you agree to receive all such materials electronically in the future. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V40453-P04266 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1.Election of DirectorsForAgainstAbstain1a. Anthony E. Malkin!!!1b. Thomas J. DeRosa!!!The board of directors recommends you vote FORFor AgainstAbstain1c. Steven J. Gilbert!!!2.To approve, on a non-binding, advisory basis, the compensation of our named executive officers.!!!1d. S. Michael Giliberto!!!The board of directors recommends you vote FORFor AgainstAbstain1e. Patricia S. Han!!!3.To approve the Empire State Realty Trust, Inc. Empire State Realty OP, L.P. 2024 Equity Incentive Plan.!!!1f. Grant H. Hill!!!The board of directors recommends you vote FORFor AgainstAbstain1g. R. Paige Hood1h. James D. Robinson IV 1i.Christina Van Tassell!!!!!!!!!4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.upon such other matters as may properly be brought before postponements thereof.!!!1j.Hannah Y. YangBy checking the yes box, you confirm that you hold at least 49 Empire State Realty OP, L.P. operating partnership units for each share of Class B common stock of Empire State Realty Trust, Inc. that you own and are voting pursuant to this proxy.!!Yes!!No!The undersigned hereby acknowledge(s) receipt of a copy of the proxy statement with respect thereto and our annual the terms of each of which are incorporated by reference, with respect to the meeting. This proxy may be revoked at any time before it is exercised.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.Continued and to be signed on reverse side.EMPIRE STATE REALTY TRUST, INC.Annual Shareholders MeetingMay 9, 2024 at 11:00 a.m. (Eastern Time)This proxy is solicited on behalf of the board of directorsThe undersigned shareholder(s) hereby appoint(s) Heather L. Houston and Susanne J. Lieu, or either of them, as proxies, each withthe power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of thisballot, all of the shares of Class B common stock of EMPIRE STATE REALTY TRUST, INC. that the shareholder(s) is/are entitled to voteat the Annual Shareholders Meeting to be held at 11:00 a.m. (Eastern Time) on May 9, 2024, at State Grill, 21 West 33rd Street,New York, NY 10118, and via webcast at www.virtualshareholdermeeting.com/ESRT2024 and any adjournment or postponement thereof.When properly executed, votes entitled to be cast by the undersigned will be cast in the manner directed herein by theundersigned shareholder(s). If no direction is given, the votes entitled to be cast by the undersigned will be cast FORthe nominees of our board of directors listed in Proposal 1, FOR the approval, on a non-binding, advisory basis, of thecompensation of our named executive officers as described in Proposal 2, FOR the approval of the Empire State RealtyTrust, Inc. Empire State Realty OP, L.P. 2024 Equity Incentive Plan as described in Proposal 3, and FOR the ratification of theselection of our independent registered public accounting firm as described in Proposal 4. In their discretion, the proxiesare each authorized to vote upon such other business as may properly come before the Annual Shareholders Meetingand any adjournments or postponements thereof. A shareholder wishing to vote in accordance with our board of directors'recommendations need only sign and date this proxy and return it in the enclosed envelope.